FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-10

April 9, 2021

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,209,397,625

(Approximate Mortgage Pool Balance)

$1,013,928,000

(Offered Certificates)

Benchmark 2021-B25 Mortgage Trust

As Issuing Entity

GS Mortgage Securities Corporation II

 As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2021-B25

Goldman Sachs Mortgage Company

 Citi Real Estate Funding Inc.

German American Capital Corporation

 JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	J.P. Morgan	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities		Drexel Hamilton
Co-Managers			Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated April 9, 2021. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$22,751,000		30.000%	[ ]%	(5)	2.74	05/21 – 03/26
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$18,335,000		30.000%	[ ]%	(5)	4.88	03/26 – 03/26
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$38,075,000		30.000%	[ ]%	(5)	6.96	04/28 – 04/28
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-SB	AAA(sf) / AAAsf / AAA(sf)	$35,940,000		30.000%	[ ]%	(5)	7.43	03/26 - 03/31
Class X-A	AA-(sf) / AAAsf / AAA(sf)	$920,578,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$93,350,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AA-(sf) / AAAsf / AAA(sf)	$116,329,000		19.875%	[ ]%	(5)	9.96	04/31 – 04/31
Class B	NR / AA-sf / AA-(sf)	$48,829,000		15.625%	[ ]%	(5)	9.96	04/31 – 04/31
Class C	NR / A-sf / A-(sf)	$44,521,000		11.750%	[ ]%	(5)	9.96	04/31 – 04/31

NON-OFFERED POOLED CERTIFICATES

Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class X-D	NR / BBB-sf / BBB-(sf)	$60,319,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-F	NR / BB-sf / BB-(sf)	$24,415,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-G	NR / B-sf / B-(sf)	$11,489,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-H	NR / NR / NR	$38,776,742	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBBsf / BBB+(sf)	$33,032,000		8.875%	[ ]%	(5)	9.96	04/31 – 04/31
Class E	NR / BBB-sf / BBB-(sf)	$27,287,000		6.500%	[ ]%	(5)	9.96	04/31 – 04/31
Class F	NR / BB-sf / BB-(sf)	$24,415,000		4.375%	[ ]%	(5)	9.96	04/31 – 04/31
Class G	NR / B-sf / B-(sf)	$11,489,000		3.375%	[ ]%	(5)	9.96	04/31 – 04/31
Class H	NR / NR / NR	$38,776,742		0.000%	[ ]%	(5)	9.96	04/31 – 04/31
Class S(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

NON-OFFERED LOAN SPECIFIC CERTIFICATES

Non-Offered Class	Expected Ratings	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class ST-A(11)	NR	$11,875,000	0.000%	[ ]%	(12)	9.96	04/31 – 04/31
Class ST-VR(11)	NR	$625,000	N/A	(13)	(12)	9.96	04/31 – 04/31

Non-Offered Class	Expected Ratings (DBRS Morningstar)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class 300P-A(11)	AA(low)(sf)	$13,196,000	36.386%	[ ]%	(12)	8.96	04/30 – 04/30
Class 300P-B(11)	A(low)(sf)	$43,433,000	25.249%	[ ]%	(12)	8.96	04/30 – 04/30
Class 300P-C(11)	BBB(low)(sf)	$43,809,000	14.016%	[ ]%	(12)	8.96	04/30 – 04/30
Class 300P-D(11)	BB(low)(sf)	$41,917,000	3.268%	[ ]%	(12)	8.96	04/30 – 04/30
Class 300P-E(11)	B(high)(sf)	$3,495,000	2.372%	[ ]%	(12)	8.96	04/30 – 04/30
Class 300P-RR(11)	B(high)(sf)	$9,250,000	0.000%	[ ]%	(12)	8.96	04/30 – 04/30

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and DBRS, Inc. (“DBRS Morningstar” and, and together with S&P, Fitch and KBRA, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “pooled principal balance certificates” and, together with the Class X and Class S certificates, the “pooled non-VRR certificates”) as follows: (1) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of pooled principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of pooled principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates (together with the Class X certificates, the Class S certificates and Class RR certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loan related to the SOMA Teleco Office mortgage loan (the “SOMA Teleco Office trust subordinate companion loan”) or the subordinate companion loan related to the Amazon Seattle mortgage loan (the “Amazon Seattle trust subordinate companion loan” and, together with the SOMA Teleco Office trust subordinate companion loan, the “trust subordinate companion loans”). None of the Class ST-A or Class ST-VR certificates (collectively, the “SOMA Teleco Office loan-specific certificates”), or Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E or Class 300P-RR certificates (collectively, the “Amazon Seattle loan-specific certificates” and, together with the SOMA Teleco Office loan-specific certificates, the “loan-specific certificates”) will provide credit support to any class of pooled certificates except to the extent of the subordination of the related trust subordinate companion loan (in which the related loan-specific certificates each represent an interest) to the SOMA Teleco Office mortgage loan or the Amazon Seattle mortgage loan, as applicable, and any related pari passu companion loans. Additionally, the approximate initial credit support percentages shown in the table above do not take into account the pooled VRR interest. However, losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(5)	For each distribution date, the pass-through rates of each class of pooled principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $689,148,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $340,000,000	NAP – March 2031	NAP – 9.26	NAP / 11/29 – 03/31
Class A-5	$349,148,000 – $689,148,000	April 2031	9.61 – 9.94	03/31 – 04/31 / 11/29 – 04/31

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Clas A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates
Class X-H	Class H certificates

(8)	The pass-through rate of each class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or assumed final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the pooled VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of five separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11)	The SOMA Teleco Office loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the SOMA Teleco Office trust subordinate companion loan. The Amazon Seattle loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

respect to, the Amazon Seattle trust subordinate companion loan. Each trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in either trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” and “—Amazon Seattle Whole Loan” in the Preliminary Prospectus.

(12)	For any distribution date, the pass-through rates of the loan-specific certificates (other than the Class ST-VR certificates) will, in the case of each such class, be a per annum rate equal to one of (i) a fixed rate, (ii) the net interest rate on the related trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs or (iii) the rate described in clause (ii) less a specified percentage. The Amazon Seattle loan-specific certificates will also be entitled to excess interest received with respect to the Amazon Seattle trust subordinate companion loan.

(13)	Although it does not have a specified pass-through rate, the effective interest rate on the Class ST-VR certificates will be a per annum rate equal to the net interest rate on the SOMA Teleco Office trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

POOLED VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial Pooled VRR Interest Balance	Approximate Initial Pooled VRR Interest Rate	Pooled VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(2)	Principal Window(2)
Pooled RR Interest	$42,862,034	[__]%	(3)	9.35	05/21 – 04/31
Class RR Certificates	$17,607,848	[__]%	(3)	9.35	05/21 – 04/31

(1)	Each of the Class RR certificates and the pooled RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the pooled RR interest collectively comprise the “pooled VRR interest”. The pooled VRR interest represents the right to receive a specified percentage of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates and the pooled RR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus.

(2)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the pooled VRR interest are based on the assumptions described in “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(3)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the pooled RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class RR, Class S and Class R, Class ST-A, Class ST-VR, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates and the pooled RR interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates or the pooled RR interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,209,397,625
Number of Mortgage Loans	47
Number of Mortgaged Properties	76
Average Cut-off Date Mortgage Loan Balance	$25,731,864
Weighted Average Mortgage Interest Rate	3.58041%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)	115
Weighted Average Remaining Amortization Term (months)(3)	358
Weighted Average Cut-off Date LTV Ratio(4)	55.9%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	52.8%
Weighted Average Underwritten Debt Service Coverage Ratio(6)(7)	2.68x
Weighted Average Debt Yield on Underwritten NOI	10.8%
% of Mortgage Loans with Mezzanine Debt	21.4%
% of Mortgage Loans with Subordinate Debt(8)	30.8%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(9)	26.4%

(1)	With respect to 12 mortgage loans, representing approximately 40.2% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to five mortgage loans, representing approximately 30.8% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to two mortgage loans, representing approximately 17.4% of the initial pool balance, each mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to six mortgage loans (33.6% of the initial pool balance) the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.2%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(5)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to six mortgage loans (33.6% of the initial pool balance) the respective Maturity Date/ARD LTV Ratios were calculated using a valuation other than an “as-is” value of each related mortgaged property assuming certain reserves were pre-funded. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 54.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)	Unless otherwise indicated, the UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

(7)	With respect to one mortgage loan, representing approximately 0.8% of the initial pool balance, which amortizes based on a non-standard amortization schedule, annual debt service for the underwritten debt service coverage ratio was calculated based on the sum of the first 12 principal and interest payments on the mortgage loan following the closing date.

(8)	Each of the Burlingame Point, SOMA Teleco Office, Amazon Seattle, 909 Third Avenue and At Home – Willow Grove mortgage loans have one or more subordinate companion loans that are generally subordinate in right of payment to the respective related mortgage loans (the “Burlingame Point Subordinate Companion Loans”, “SOMA Teleco Office Subordinate Companion Loan”, “Amazon Seattle Subordinate Companion Loan”, “909 Third Avenue Subordinate Companion Loans” and “At Home – Willow Grove Subordinate Companion Loan”). The Burlingame Point Subordinate Companion Loans have an aggregate outstanding principal balance of $240,000,000 as of the Cut-off Date, and will be held in the BGME 2021-VR securitization transaction. The SOMA Teleco Office Subordinate Companion Loan has an outstanding principal balance of $12,500,000, and will be included as an asset of the issuing entity but not part of the mortgage pool backing classes of certificates other than the classes of SOMA Teleco Office loan-specific certificates. The Amazon Seattle Subordinate Companion Loan has an outstanding principal balance of $155,100,000, and will be included as an asset of the issuing entity but not part of the mortgage pool backing classes of certificates other than the classes of Amazon Seattle loan-specific certificates. The 909 Third Avenue Subordinate Companion Loans have an aggregate outstanding principal balance of $114,400,000 as of the Cut-off Date, and are expected to be held in the NYC 2021-909 securitization transaction. The At Home – Willow Grove Subordinate Companion Loan has an outstanding principal balance of $2,000,000 as of the Cut-off Date, is currently held Goldman Sachs Bank USA, and is expected to transferred to RREF IV Debt AIV, LP (or its affiliate) on or before the Closing Date. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE

■	The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. See “Risk Factors—Special Risks—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans” and “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
1	Burlingame Point	GSMC, GACC, JPMCB	Office	3/31/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
2	Soma Teleco Office	GACC	Office	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(1)	100.0%	100.0%	100.0%	100.0%
3	Amazon Seattle	GACC	Office	3/26/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(2)	99.6%	99.6%	99.6%	99.6%
4	4800-4900 Fournace Place	GSMC	Office	3/31/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
5	909 Third Avenue	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	99.9%	99.9%	99.9%	99.9%
6	Phillips Point	GSMC	Office	4/1/2021	3/6/2021	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
7	2600 El Camino Real	GSMC	Office	3/19/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
8	175 Progress Place	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
9	Boston Scientific	GACC	Industrial	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
10	1985 Marcus	GSMC	Office	3/10/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
11	2501 Seaport	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(3)	96.8%	97.5%	96.8%	97.5%
12	100 Bradley	GACC	Self Storage	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(4)	87.0%	87.0%	88.0%	88.0%
13	618 Bushwick	JPMCB	Multifamily	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	99.0%	96.9%
14	Amazon Campbellsville Fulfillment Center	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
15	30 Hudson Yards 67	JPMCB	Office	4/1/2021	4/7/2021	NAP	NAP	Y(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
16	Nautica Pointe	GSMC	Multifamily	3/31/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
17	The Galleria Office Towers	CREFI, JPMCB	Office	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	Y	96.6%	99.9%	98.6%	99.4%
18	GE Aviation New Hampshire	GSMC	Industrial	4/7/2021	5/6/2021	NAP	NAP	NAP	N	N	NAP	100.0%	100.0%	100.0%	100.0%
19	2000 Collins Avenue	JPMCB	Retail	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
20	U.S. Industrial Portfolio VI	GSMC	Industrial	4/7/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
21	JW Marriott Nashville	GSMC	Hospitality	3/31/2021	4/6/2020	Y(7)	Y(7)	Y(7)	Y(7)	Y(7)	NAP	NAP	NAP	NAP	NAP
22	The Promontory	JPMCB	Office	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE (continued)

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
23	18 Spencer Street	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
24	Boca Office Portfolio	CREFI	Mixed Use	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	Y	97.2%	97.2%	98.4%	98.4%
25	Cabinetworks Portfolio	GSMC	Industrial	4/7/2021	12/6/2020	Y	Y	Y	N	N	NAP	100.0%	100.0%	100.0%	100.0%
26	Live Nation Downtown LA	CREFI	Retail	4/6/2021	4/6/2020	Y(8)	Y(8)	Y(8)	Y(8)	Y(8)	Y(8)	100.0%	100.0%	100.0%	100.0%
27	Kokot Portfolio	CREFI	Multifamily	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	96.2%	96.2%	96.2%	96.2%
28	16-18 Squadron Boulevard	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y	99.6%	100.0%	100.0%	100.0%
29	Expressway Marketplace	GACC	Retail	3/10/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(9)	100.0%	100.0%	100.0%	100.0%
30	7828 Georgia Avenue NW	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
31	141 Livingston	CREFI	Office	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
32	2233 Nostrand Avenue	CREFI	Mixed Use	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
33	Birmingham Mixed Use Portfolio	GACC	Various	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	N	98.5%	98.0%	98.5%	98.0%
34	1111 Southern Minerals Road	JPMCB	Mixed Use	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
35	At Home - Willow Grove	GSMC	Retail	3/31/2021	12/6/2019	Y	Y	Y	N	Y(10)	N	100.0%	100.0%	100.0%	100.0%
36	VanWest MI Portfolio	CREFI	Self Storage	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
37	Teel Plastics Portfolio	GACC	Industrial	3/11/2021	2/6/2021	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
38	Signal Hill Gateway	GACC	Retail	3/30/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(11)	100.0%	100.0%	100.0%	100.0%
39	Rouzan Marketplace	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
40	Radiance Technologies	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
41	475 Grand Street	CREFI	Multifamily	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
42	Mile High Multifamily Portfolio	JPMCB	Multifamily	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	NAV	89.8%	NAV	NAV
43	Mid Cape Flex	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(12)	90.8%	92.2%	90.8%	92.2%
44	500 W Superior	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(13)	100.0%	100.0%	100.0%	100.0%
45	PDX Front Ave Industrial	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
46	2517 North Ontario	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
47	4 Storage - Red Lion	CREFI	Self Storage	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

(Footnotes on table on the following page)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE (continued)

(1)	Soma Teleco Office – One tenant (476 SF; 0.4% of the NRA; 0.0% of UW Base Rent) requested and was granted rent relief in the form of deferred rent from April through June 2020. Following the deferred rent period, the tenant discontinued paying rent and is expected to vacate upon its lease expiration. The tenant is not included in the lender’s underwritten rent.

(2)	Amazon Seattle – One tenant (2,418 SF; 0.3% of NRA; 0.3% of UW Base Rent), requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of twelve months through March 31, 2021.

(3)	2501 Seaport – Two tenants at the 2501 Seaport Mortgaged Property requested short-term rent deferrals due to the COVID-19 pandemic. These tenants account for 2.5% of base rent and 3.2% of net rentable area.

(4)	100 Bradley – One tenant (34,001 cubic feet.; 7.2% of managed storage NRA; 14.8% of managed storage UW Base Rent) requested and was granted rent relief from May through July 2020, but no discounts were given, and repayment was made in full from September to December 2020.

(5)	30 Hudson Yards 67 – The property is open and operational; however, Facebook (the subtenant) is currently completing build-out of its space. Related (the prime tenant) commenced paying rent in January 2021.

(6)	2000 Collins Avenue – Certain of the tenants were granted deferred rent or rent abatements in 2020, none of which is still ongoing. In addition (a) Bagatelle entered into a lease modification in October 2020 whereby the tenant pays percentage rent equal to 10% of gross sales until September 30, 2021, after which the rent payment requirement will revert to a fixed rent payment; (b) Future Mode of Miami was granted a 50% rent abatement for the month of March 2021; and (c) Hennah International was permitted to pay percentage rent equal to 10% of gross sales for the months of January, February and March of 2021.

(7)	JW Marriott Nashville – In April 2020, the mortgage loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a 6-month guaranty for debt service, taxes and insurance payments that expired in October 2020. In October 2020, the mortgage loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-monthdebt service reserve to be applied to monthly payments from October 2020 through March 2022.

(8)	LiveNation Downtown LA – in March 2020, the sole tenant, Live Nation Worldwide, went dark and failed to make the rent payment due in April 2020. On or about April 6, 2020, the lender delivered a notice to the borrower regarding the occurrence of a specified tenant trigger period arising under the Mortgage Loan documents due to Live Nation Worldwide suspending operations and failing to pay the rent due in April 2020. The borrower thereafter failed to make the debt service payment due in April 2020. On April 30, 2020 the lender, borrower and related guarantor entered into a side letter agreement whereby the lender agreed, notwithstanding the existence of a trigger period, to disburse debt service reserve funds to the borrower on a one-time basis for the payment of the debt service due in April 2020. The side letter agreement also permitted the borrower to enter into a lease amendment with Live Nation Worldwide pursuant to which an upstream entity of the tenant, Live Nation Entertainment, Inc., would provide a guaranty of the related lease in exchange for: (i) a waiver of the obligation of Live Nation Worldwide to make the unpaid April 2020 rent payment to the borrower, (ii) a rent abatement in the amount of approximately $420,000 through October 2020, and (iii) a reduction of monthly base rent from $148,000 to $140,000. The Live Nation Downtown LA Mortgage Loan is currently in a cash flow trigger due to both (x) Live Nation Worldwide being dark in its space and (y) Live Nation Entertainment, Inc., which at the time of origination was rated Ba3/BB by S&P/Moody’s, being downgraded two notches below the minimum credit rating of BB-/Ba3 to its current rating of B2/B+. There may be other defaults, events of defaults and/or additional trigger periods and specified tenant trigger periods under the related Live Nation Downtown LA Mortgage Loan that may now or hereafter exist, but, as of the Closing Date, the lender has not exercised any of its remedies with respect thereto.

(9)	Expressway Marketplace – Four tenants requested and received rent relief in 2020 including: (i) one tenant (14,000 SF; 7.4% of UW Base Rent) received a rent reduction from April through August 2020; (ii) one tenant (6,000 SF; 4.7% of UW Base Rent) received a 50% base rent deferral from April through June 2020, which the tenant has since paid back in full, (iii) one tenant (11,250 SF; 7.7% of UW Base Rent) received a five month rent abatement from April through August 2020; (iv) one tenant (1,304 SF, 1.6% of UW Base Rent) received a two month rent deferral, which has since been paid back in full.

(10)	At Home - Willow Grove – In April 2020, the loan was modified to split the $12.15 million loan into an A Note of $10.15 million and a B Note of $2.00 million. The coupon on the A and B Note remains the same.

(11)	Signal Hill Gateway – One tenant (30,247 SF; 53.6% of NRA; 43.3% of UW Base Rent) requested and received a 75.0% rent deferral from May through October 2020 with the requirement to repay the deferred rent in 11 equal monthly installments commencing on February 1, 2021 and continuing on the first day of each month thereafter. One tenant (15,000 SF; 26.6% of NRA; 40.0% of UW Base Rent) requested and was denied rent relief.

(12)	Mid Cape Flex – One tenant at the Mid Cape Flex Mortgaged Property has requested rent relief. This tenant accounts for 9.2% of net rentable area and 7.8 of base rent. The loan is structured with a $100,000 upfront TI/LC reserve to account for any potential roll of this tenant.

(13)	500 W Superior – The tenant was granted eight months of base rent deferment from May 2020 thru December 2020, with the tenant agreeing to pay back the deferment in 24 equal monthly installments between January 2021 and December 2022. The tenant also received a seven-month deferment of operating expenses, which they must also pay back by December 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC Deutsche Bank Securities Inc.
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,209,397,625
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC (other than with respect to the Amazon Seattle whole loan) and Situs Holdings, LLC (with respect to the Amazon Seattle whole loan)
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of April 12, 2021
Closing Date:	April 29, 2021
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in April 2021 (or, in the case of any mortgage loan that has its first due date after April 2021, the date that would have been its due date in April 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 11th day of each month or next business day, commencing in May 2021
Distribution Date:	The 4th business day after the Determination Date, commencing in May 2021
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	April 2054 for the offered certificates

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

■	$1,148,927,742 (Approximate) New-Issue Multi-Borrower CMBS, which excludes the Non-Offered Eligible Vertical Interest:

—	Overview: The mortgage pool consists of 47 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,209,397,625 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $25,731,864 and are secured by 76 mortgaged properties located throughout 21 states and the District of Columbia

—	LTV: 55.9% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.68x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 10.8% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-SB

■	Loan Structural Features:

—	Amortization: 29.1% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	14.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	14.6% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity

—	Hard Lockboxes: 82.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.05x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 33 mortgage loans representing 58.9% of the Initial Pool Balance

–	Insurance: 16 mortgage loans representing 20.9% of the Initial Pool Balance

–	Replacement Reserves: 34 mortgage loans representing 59.4% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 24 mortgage loans representing 60.1% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 74.9% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 59.1% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Industrial: 16.7% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Retail: 8.7% of the mortgaged properties by allocated Initial Pool Balance are retail properties (3.7% are anchored retail properties)

—	Multifamily: 6.9% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 76 mortgaged properties are located throughout 21 states and the District of Columbia with two states having greater than 10.0% of the allocated Initial Pool Balance: California (27.5%) and New York (21.0%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	21	32	$337,175,000	27.9%
German American Capital Corporation	8	11	307,033,367	25.4
Goldman Sachs Mortgage Company	10	21	306,064,322	25.3
Goldman Sachs Mortgage Company, German American Capital Corporation, and JPMorgan Chase Bank, National Association	1	1	120,000,000	9.9
JPMorgan Chase Bank, National Association	6	8	114,155,000	9.4
Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association	1	3	24,969,936	2.1
Total	47	76	$1,209,397,625	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF	Loan Purpose	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Burlingame Point	$120,000,000	9.9%	Office	805,118	Refinance	4.72	x	14.6%	38.0%
SOMA Teleco Office	102,500,000	8.5	Office	110,717	Refinance	2.27	x	8.4%	66.1%
Amazon Seattle	90,000,000	7.4	Office	774,412	Acquisition	4.27	x	13.1%	35.1%
4800-4900 Fournace Place	56,500,000	4.7	Office	564,739	Refinance	2.24	x	12.8%	54.3%
909 Third Avenue	50,000,000	4.1	Office	1,350,756	Refinance	4.05	x	14.1%	34.9%
Phillips Point	48,520,000	4.0	Office	448,885	Acquisition	2.78	x	9.7%	68.7%
2600 El Camino Real	46,350,000	3.8	Office	66,454	Refinance	2.61	x	10.1%	55.9%
175 Progress Place	46,000,000	3.8	Industrial	931,982	Refinance	1.68	x	10.2%	61.3%
Boston Scientific	39,725,850	3.3	Industrial	258,375	Recapitalization	2.85	x	9.6%	62.4%
1985 Marcus	37,000,000	3.1	Office	312,210	Acquisition	1.67	x	9.5%	74.0%
Top 10 Total / Wtd. Avg.	$636,595,850	52.6%				3.17	x	11.6%	52.3%
Remaining Total / Wtd. Avg.	572,801,775	47.4				2.13	x	9.9%	60.0%
Total / Wtd. Avg.	$1,209,397,625	100.0%				2.68	x	10.8%	55.9%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of nitial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut- off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Burlingame Point	$120,000,000	9.9%	15	$260,000,000	$240,000,000	$620,000,000	BGME 2021-VR	KeyBank	Situs
SOMA Teleco Office	$102,500,000	8.5%	-	-	$12,500,000	$115,000,000	Benchmark 2021-B25	Midland	Rialto
Amazon Seattle	$90,000,000	7.4%	4	$144,900,000	$155,100,000	$390,000,000	Benchmark 2021-B25	Midland	Situs
909 Third Avenue	$50,000,000	4.1%	4	$185,600,000	$114,400,000	$350,000,000	NYC 2021-909	KeyBank	KeyBank
Phillips Point	$48,520,000	4.0%	3	$150,000,000	-	$198,520,000	Benchmark 2021-B23	Midland	CWCapital
1985 Marcus	$37,000,000	3.1%	1	$18,500,000	-	$55,500,000	Benchmark 2021-B25	Midland	Rialto
30 Hudson Yards 67	$26,000,000	2.1%	1	$45,000,000	-	$71,000,000	Benchmark 2021-B24	Midland	Greystone
The Galleria Office Towers	$24,969,936	2.1%	2	$64,921,834	-	$89,891,770	Benchmark 2021-B24	Midland	Greystone
U.S. Industrial Portfolio VI	$21,000,000	1.7%	1	$60,000,000	-	$81,000,000	Benchmark 2021-B24	Midland	Greystone
JW Marriott Nashville	$20,000,000	1.7%	8	$165,000,000	-	$185,000,000	Benchmark 2021-B23	Midland	CWCapital
Boca Office Portfolio	$19,300,000	1.6%	2	$79,700,000	-	$99,000,000	Benchmark 2021-B24	Midland	Greystone
Cabinetworks Portfolio	$17,333,000	1.4%	2	$30,000,000	-	$47,333,000	Benchmark 2021-B25	Midland	Rialto
141 Livingston	$12,500,000	1.0%	2	$87,500,000	-	$100,000,000	Benchmark 2021-B24	Midland	Greystone
At Home - Willow Grove	$10,061,322	0.8%	-	-	$2,000,000	$12,061,322	Benchmark 2021-B25	Midland	Rialto

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)		Cut-off Date Total Debt UW NCF DSCR(1)
Burlingame Point	$120,000,000	$130,000,000	$750,000,000	3.27389%	38.0%	75.0%	4.72	x	1.33	x
Amazon Seattle	$90,000,000	$65,000,000	$455,000,000	3.44700%	35.1%	67.9%	4.27	x	1.92	x
Phillips Point	$48,520,000	$30,540,000	$229,060,000	3.82800%	68.7%	79.3%	2.78	x	2.10	x

(1)	Calculated including the mezzanine debt.

(2)	Calculated including any related pari passu companion loan (but without regard to any subordinate companion loan or mezzanine debt).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
909 Third Avenue	New York	New York	Office	$50,000,000	4.1%	LCCM 2014-909, UBSBB 2012-C2
18 Spencer Street	Brooklyn	New York	Office	$19,500,000	1.6%	BDS 2020-FL5
Galleria Tower I	Houston	Texas	Office	$11,546,179	1.0%	JPMCC 2011-C3
Galleria Tower II	Houston	Texas	Office	$7,499,994	0.6%	JPMCC 2011-C3
Galleria Financial Center	Houston	Texas	Office	$5,923,762	0.5%	JPMCC 2011-C3
Fountains Center	Boca Raton	Florida	Mixed Use	$5,556,061	0.5%	GSMS 2014-GC26
Tangiers Apartments	Denver	Colorado	Multifamily	$1,400,000	0.1%	FRESB 2017-SB44

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	19	$714,275,208	59.1%	3.01	x	52.4%	11.4%
CBD	10	373,989,936	30.9%	2.99	x	52.7%	10.6%
Suburban	7	269,685,272	22.3%	3.29	x	51.0%	12.3%
Medical	2	70,600,000	5.8%	2.10	x	56.4%	12.2%
Industrial	22	$201,366,850	16.7%	2.13	x	61.6%	9.9%
Flex	3	91,525,850	7.6%	2.21	x	61.7%	10.2%
Manufacturing	12	58,511,593	4.8%	1.95	x	64.0%	9.9%
Warehouse/Distribution	4	44,616,111	3.7%	2.21	x	59.4%	9.2%
Warehouse	3	6,713,296	0.6%	2.21	x	55.0%	9.4%
Retail	10	$104,675,567	8.7%	2.15	x	60.7%	10.3%
Anchored	4	44,887,000	3.7%	1.86	x	63.3%	9.9%
Single Tenant	3	31,761,322	2.6%	2.39	x	53.3%	10.8%
Unanchored	3	28,027,245	2.3%	2.33	x	64.9%	10.4%
Multifamily	12	$83,700,000	6.9%	2.18	x	58.7%	8.4%
Mid Rise	8	51,700,000	4.3%	2.21	x	55.0%	8.3%
Garden	4	32,000,000	2.6%	2.14	x	64.5%	8.6%
Self Storage	6	$45,000,000	3.7%	1.70	x	61.0%	9.5%
Art Storage	1	32,500,000	2.7%	1.72	x	63.7%	9.6%
Self Storage	5	12,500,000	1.0%	1.66	x	53.8%	9.3%
Mixed Use	6	$40,380,000	3.3%	2.27	x	63.2%	9.5%
Office/Retail	5	30,300,000	2.5%	2.20	x	63.3%	9.6%
Office/Industrial	1	10,080,000	0.8%	2.50	x	63.0%	9.3%
Hospitality	1	$20,000,000	1.7%	4.17	x	61.5%	15.3%
Full Service	1	20,000,000	1.7%	4.17	x	61.5%	15.3%
Total / Avg. / Wtd. Avg.	76	$1,209,397,625	100.0%	2.68	x	55.9%	10.8%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	For two mortgage loan secured by more than one mortgaged property with multiple detailed property types for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	8	$332,142,000	27.5%	$1,348,500,000	26.7%	$75,419,942	25.8%
New York	16	254,300,000	21.0	1,261,900,000	25.0	63,299,451	21.7
Florida	7	95,720,000	7.9	483,800,000	9.6	32,786,584	11.2
Texas	5	91,549,936	7.6	305,000,000	6.0	19,473,215	6.7
Washington	1	90,000,000	7.4	670,000,000	13.3	30,783,017	10.5
Ohio	5	71,333,000	5.9	161,550,000	3.2	11,168,617	3.8
Pennsylvania	4	49,071,100	4.1	100,720,000	2.0	6,153,810	2.1
Indiana	1	39,725,850	3.3	63,700,000	1.3	3,810,129	1.3
Michigan	5	35,500,000	2.9	54,790,000	1.1	2,922,886	1.0
Kentucky	2	30,665,296	2.5	57,900,000	1.1	3,128,751	1.1
New Hampshire	1	23,300,000	1.9	35,500,000	0.7	1,798,074	0.6
Tennessee	1	20,000,000	1.7	301,000,000	6.0	28,345,145	9.7
Wisconsin	6	14,453,519	1.2	48,390,000	1.0	3,485,233	1.2
District of Columbia	1	13,520,000	1.1	19,800,000	0.4	1,211,383	0.4
Illinois	2	11,315,556	0.9	45,800,000	0.9	2,911,974	1.0
Alabama	3	10,287,517	0.9	15,160,000	0.3	1,031,477	0.4
Louisiana	1	8,550,000	0.7	12,730,000	0.3	767,497	0.3
Colorado	3	6,000,000	0.5	13,790,000	0.3	733,198	0.3
Oregon	1	5,255,000	0.4	9,500,000	0.2	486,546	0.2
Georgia	1	4,495,556	0.4	28,900,000	0.6	1,725,809	0.6
Minnesota	1	1,661,593	0.1	10,800,000	0.2	731,439	0.3
North Carolina	1	551,704	0.0	4,650,000	0.1	0	0.0
Total	76	$1,209,397,625	100.0%	$5,053,880,000	100.0%	$292,174,175	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	For two mortgage loan secured by more than one mortgaged property in multiple states for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3,000,000 - 9,999,999	12	$81,025,000	6.7%
10,000,000 - 19,999,999	14	202,656,839	16.8
20,000,000 - 29,999,999	8	192,619,936	15.9
30,000,000 - 49,999,999	8	314,095,850	26.0
50,000,000 - 99,999,999	3	196,500,000	16.2
100,000,000 - 120,000,000	2	222,500,000	18.4
Total	47	$1,209,397,625	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.45 - 1.60	6	$85,254,517	7.0%
1.61 - 1.70	4	112,000,000	9.3
1.71 - 1.80	4	75,169,936	6.2
1.81 - 2.00	9	141,503,000	11.7
2.01 - 2.50	10	268,299,322	22.2
2.51 - 3.00	7	206,195,850	17.0
3.01 - 4.72	7	320,975,000	26.5
Total	47	$1,209,397,625	100.0%
(1) See footnotes (1), (6) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	27	$647,075,850	53.5%
Interest Only - ARD	2	210,000,000	17.4
Interest Only, Amortizing(2)	11	175,214,322	14.5
Amortizing (30 years)	6	171,307,453	14.2
Amortizing (25 Years)	1	5,800,000	0.5
Total	47	$1,209,397,625	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	31	$993,222,625	82.1%
Springing	15	190,175,000	15.7
None	1	26,000,000	2.1
Total	47	$1,209,397,625	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
34.9 - 40.0	3	$260,000,000	21.5%
40.1 - 50.0	3	45,969,936	3.8
50.1 - 55.0	8	146,061,322	12.1
55.1 - 60.0	8	156,597,000	12.9
60.1 - 65.0	17	331,091,850	27.4
65.1 - 70.0	7	232,677,517	19.2
70.1 - 74.0	1	37,000,000	3.1
Total	47	$1,209,397,625	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
34.9 - 40.0	5	$295,031,258	24.4%
40.1 - 50.0	7	172,800,000	14.3
50.1 - 55.0	10	115,854,517	9.6
55.1 - 60.0	11	227,716,000	18.8
60.1 - 65.0	9	184,155,850	15.2
65.1 - 69.4	5	213,840,000	17.7
Total	47	$1,209,397,625	100.0%
(1) See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	30	$820,032,453	67.8%
Acquisition	13	314,278,000	26.0
Recapitalization	3	55,787,172	4.6
Recapitalization; Acquisition	1	19,300,000	1.6
Total	47	$1,209,397,625	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.005 - 3.250	7	$323,500,000	26.7%
3.251 - 3.500	7	208,078,850	17.2
3.501 - 3.750	8	255,128,000	21.1
3.751 - 4.000	12	239,811,322	19.8
4.001 - 4.250	8	112,505,000	9.3
4.251 - 4.570	5	70,374,453	5.8
Total	47	$1,209,397,625	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 7.0	1	$26,000,000	2.1%
7.1 - 8.0	5	97,000,000	8.0
8.1 - 9.0	8	193,320,000	16.0
9.1 - 10.0	11	231,785,367	19.2
10.1 - 12.0	13	277,961,000	23.0
12.1 - 15.3	9	383,331,258	31.7
Total	47	$1,209,397,625	100.0%
(1) See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 7.0	1	$26,000,000	2.1%
7.1 - 8.0	6	116,500,000	9.6
8.1 - 9.0	10	227,175,000	18.8
9.1 - 10.0	16	374,983,367	31.0
10.1 - 12.0	8	168,877,936	14.0
12.1 - 14.4	6	295,861,322	24.5
Total	47	$1,209,397,625	100.0%
(1) See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$56,061,322	4.6%
24	1	$32,500,000	2.7%
36	1	$14,000,000	1.2%
48	1	$14,100,000	1.2%
60	6	$58,553,000	4.8%

Distribution of Original Terms to Maturity Date/ARD
Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$19,300,000	1.6%
84	2	40,080,000	3.3
108 – 111	2	210,000,000	17.4
120	42	940,017,625	77.7
Total	47	1,209,397,625	100.0%

Distribution of Remaining Terms to Maturity Date/ARD
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59 – 84	3	$59,380,000	4.9%
103 - 115	6	273,394,322	22.6
117 – 119	9	181,480,453	15.0
120	29	695,142,850	57.5
Total	47	$1,209,397,625	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$857,075,850	70.9%
300 - 324	2	15,861,322	1.3
360	16	336,460,453	27.8
Total	47	$1,209,397,625	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$857,075,850	70.9%
300 - 319	2	15,861,322	1.3
359 - 360	16	336,460,453	27.8
Total	47	$1,209,397,625	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	41	$905,863,775	74.9%
Yield Maintenance or Defeasance	5	201,033,850	16.6
Yield Maintenance	1	102,500,000	8.5
Total	47	$1,209,397,625	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	34	$718,065,775	59.4%
Real Estate Tax	33	$712,504,453	58.9%
TI/LC(2)	24	$637,935,775	60.1%
Insurance	16	$252,697,000	20.9%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Boca Office Portfolio	Mixed Use	$19,300,000	1.6%	59	2.46x	10.6%	63.5%

Class A-3 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
618 Bushwick	Multifamily	$30,000,000	2.5%	84	1.82x	7.5%	58.4%
1111 Southern Minerals Road	Mixed Use	$10,080,000	0.8%	84	2.50x	9.3%	63.0%

(1)	With respect to the mortgage loans listed in the table above, the Pooled Non-VRR Percentage of the balloon payments would be applied to pay down the certificate balance of the Class A-2 and Class A-3 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of pooled certificates, including the Class A-2 and Class A-3 certificates, and the pooled RR interest evidences undivided ownership interests in the entire mortgage pool backing the pooled certificates. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between

the Pooled Non-VRR Certificates

and the Pooled VRR Interest

On each Distribution Date, the aggregate amount available for distributions to holders of the pooled non-VRR certificates and the pooled VRR interest owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the pooled VRR interest, in an amount equal to the product of such amount multiplied by approximately 5.0% (the “Pooled VRR Percentage”) and (b) the pooled non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a) (the “Pooled Non-VRR Percentage”).

Distributions	On each Distribution Date, funds available for distribution to holders of the pooled non-VRR certificates (other than the Class S certificates)(net of any excess interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the pooled non-VRR certificates):

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex G to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-SB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-4 in clause (v) above, then (vii) to the Class A-SB certificates until their certificate balance is reduced to zero, without regard to the Class A-SB scheduled principal balance, all funds available for distribution of principal to the principal certificates remaining after the distribution to the Class A-5 in clause (vi) above.

However, if the certificate balances of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3 Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the pooled principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-SB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

   (continued)

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.	Class D certificates: (i) first, to interest on the Class D certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	Class F certificates: (i) first, to interest on the Class F certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates), to principal on the Class F certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class F certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

10.	Class G certificates: (i) first, to interest on the Class G certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates), to principal on the Class G certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class G certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

   (continued)

11.	Class H certificates: (i) first, to interest on the Class H certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates), to principal on the Class H certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class H certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the related trust subordinate companion loan in accordance with the co-lender agreement relating to the SOMA Teleco Office whole loan or the Amazon Seattle whole loan, as applicable, and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to either trust subordinate companion loan.

Realized Losses	The certificate balances of the pooled principal balance certificates and outstanding balance of the Pooled VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of pooled principal balance certificates or the Pooled VRR Interest, as applicable, on such Distribution Date. On each Distribution Date, the Pooled Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the pooled principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates, then to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances.

The certificate balances of the Class ST-A and Class ST-VR certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the SOMA Teleco Office trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, the SOMA Teleco Office Non-RR Percentage of any such loss realized on the SOMA Teleco Office trust subordinate companion loan will be applied to the Class ST-A certificates until the certificate balance of such class is reduced to zero.

The certificate balances of the Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the Amazon Seattle trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such loss realized on the Amazon Seattle trust subordinate companion loan will be applied to the Amazon Seattle loan-specific certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class 300P-RR certificates; then, to the Class 300P-E certificates; then, to the Class 300P-D certificates; then, to the Class 300P-C Certificates; then to the Class 300P-B Certificates; and, finally, to the Class 300P-A Certificates.

The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the Pooled VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the Pooled VRR Interest Owners. On each Distribution Date, the Pooled Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of pooled principal balance certificates in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in such YM Group in the following manner: (A) each class of pooled principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of pooled principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the pooled principal balance certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of pooled principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of pooled principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of pooled principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

Any yield maintenance charges collected in respect of either the SOMA Teleco Office trust subordinate companion loan or the Amazon Seattle trust subordinate companion loan will be distributed to the related loan-specific certificates and will not be allocated to any other classes of certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described in the preceding sentence, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans allocated to the holders of the pooled non-VRR certificates will be distributed to holders of the Class X-D certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	The Burlingame Point, 909 Third Avenue, Phillips Point, 30 Hudson Yards 67, The Galleria Office Towers, U.S. Industrial Portfolio IV, JW Marriott Nashville, Boca Office Portfolio and 141 Livingston mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan, and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan or serviced whole loan, as applicable, and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the Pooled VRR interest (to the extent of the Pooled VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Pooled non-VRR certificates then-outstanding (i.e., to the Class H certificates, then, to the Class G certificates, then to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

Except as described in the Preliminary Prospectus, no event, circumstance or action that has occurred or will occur with respect to a COVID modified loan or the entry into of a COVID modification agreement will constitute an appraisal reduction event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID modification agreement. See “Pooling and Servicing Agreement—Appraisal Reduction Amounts” in the Preliminary Prospectus.

At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain specified persons will have the option to purchase all of the remaining mortgage loans and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the RR Interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan (other than the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan or the At Home – Willow Grove Mortgage Loan) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the SOMA Teleco Office whole loan, (i) for so long as no SOMA Teleco Office control appraisal period is continuing, the SOMA Teleco Office Controlling Class Representative and (ii) for so long as a SOMA Teleco Office control appraisal period exists, the Controlling Class Representative;

(c) with respect to the Amazon Seattle whole loan, (i) for so long as no Amazon Seattle control appraisal period is continuing, the Amazon Seattle Controlling Class Representative and (ii) for so long as an Amazon Seattle control appraisal period exists, the Controlling Class Representative; and

(d) with respect to the At Home – Willow Grove whole loan, (i) for so long as no At Home – Willow Grove control appraisal period is continuing, the holder of the majority (by principal balance) of the subordinate companion loan evidenced by note B and (ii) for so long as an At Home – Willow Grove control appraisal period is continuing, the Controlling Class Representative.

On the closing date, RREF IV Debt AIV, LP or its affiliate will purchase the Class  G, Class H certificates (and may purchase certain other classes of certificates) and will receive the Class S certificates and is expected to also be the initial purchaser of the B note related to the At-Home Willow Grove whole loan, and, on the Closing Date, is expected to be appointed as the initial Controlling Class Representative.

The initial SOMA Teleco Office Controlling Class Representative is expected to be Rialto Relative Value Credit Fund, LP or its affiliate.

The initial Amazon Seattle Controlling Class Representative is expected to be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation or its affiliate.

The initial Directing Holder with respect to the At Home – Willow Grove Whole Loan is expected to be RREF IV Debt, LP or its affiliate.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance). The controlling class is the most subordinate class of the Class G and Class H certificates that has an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class G is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. The “SOMA Teleco Office Controlling Class Representative” will be the Class ST-A Certificateholder (or its representative) selected by a majority of the Class ST-A Certificateholders (by certificate balance).The “Amazon Seattle Controlling Class Representative” will be the Amazon Seattle Controlling Class Certificateholder (or its representative) selected by a majority of the Amazon Seattle Controlling Class Certificateholders (by certificate balance).The “Amazon Seattle Controlling Class” will be, as of any time of determination, the most subordinate class of the Class 300P-A, Class 300P-B, Class 300P-C, , Class 300P-D, Class 300P-E and Class 300P-RR certificates that has an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

Generally, a “Control Termination Event” will occur (a) with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the SOMA Teleco Office whole loan, the Amazon Seattle whole loan and the At Home – Willow Grove whole loan (and the mortgage loan and companion loans, if applicable, composing each such whole loan) when the Class G certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates, (b) with respect to the SOMA Teleco Office whole loan, when both (i) a SOMA Teleco Office control appraisal period is continuing, and (ii) the events described in clause (a) above are continuing, (C) with respect to the Amazon Seattle whole loan, when both (i) an Amazon Seattle control appraisal period is continuing and (ii) the events described in clause (a) above are continuing, and (d) with respect to the At-Home – Willow Grove whole loan, when both (i) an At Home – Willow Grove control appraisal period is continuing and (ii) the events described in clause (a) above are continuing.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Generally, a “Consultation Termination Event” will occur (a) with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the SOMA Teleco Office whole loan, the Amazon Seattle whole loan and the At Home – Willow Grove whole loan (and the mortgage loan and companion loans, if applicable, composing each such whole loan), when the Class G certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates, (b) with respect to the SOMA Teleco Office Whole Loan, when both (i) a SOMA Teleco Office control appraisal period is continuing, and (ii) the events described in clause (a) above are continuing; (c) with respect to the Amazon Seattle Whole Loan, when both (i) an Amazon Seattle control appraisal period is continuing, and (ii) the events described in clause (a) above are continuing; and (d) with respect to the At Home – Willow Grove Whole Loan, when both (i) an At Home – Willow Grove control appraisal period is continuing, and (ii) the events described in clause (a) above are continuing.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention

Consultation Parties	Each Pooled VRR Interest Owner will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions as described in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the Benchmark 2021-B25 pooling and servicing agreement (referred to as the “Benchmark 2021-B25 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the Benchmark 2021-B25 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Burlingame Point	Note	Control	Original Balance	Note Holder
	A-1	Yes	$10,000,000	BGME 2021-VR
	A-2	No	5,000,000	BGME 2021-VR
	A-3	No	5,000,000	BGME 2021-VR
	A-1-C-1	No	60,000,000	GSBI(1)
	A-1-C-2	No	40,000,000	Benchmark 2021-B25
	A-1-C-3	No	40,000,000	GSBI(1)
	A-1-C-4	No	20,000,000	GSBI(1)
	A-1-C-5	No	20,000,000	GSBI(1)
	A-2-C-1	No	30,000,000	Benchmark 2021-B25
	A-2-C-2	No	20,000,000	DBRI(2)
	A-2-C-3	No	20,000,000	DBRI(2)
	A-2-C-4	No	10,000,000	DBRI(2)
	A-2-C-5	No	10,000,000	Benchmark 2021-B25
	A-3-C-1	No	30,000,000	Benchmark 2021-B25
	A-3-C-2	No	20,000,000	JPMCB(3)
	A-3-C-3	No	20,000,000	JPMCB(3)
	A-3-C-4	No	10,000,000	JPMCB(3)
	A-3-C-5	No	10,000,000	Benchmark 2021-B25
	B-1	No	120,000,000	BGME 2021-VR
	B-2	No	60,000,000	BGME 2021-VR
	B-3	No	60,000,000	BGME 2021-VR
Total			$620,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by DBR Investments Co. Limited (“DBRI”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by JPMorgan Chase Bank, National Association (“JPMCB”) and anticipated to be contributed to one or more future securitization trusts.

SOMA Teleco Office	Note	Control	Original Balance	Note Holder
	A	No	$102,500,000	Benchmark 2021-B25
	B	Yes	12,500,000	Benchmark 2021-B25(1)
Total			$115,000,000

(1)	Held by the SOMA Teleco Office loan-specific certificates.

Amazon Seattle	Note	Control	Original Balance	Note Holder
	A-1	No	$90,000,000	Benchmark 2021-B25
	A-2	No	60,000,000	DBRI(1)
	A-3	No	40,000,000	DBRI(1)
	A-4	No	33,000,000	DBRI(1)
	A-5	No	11,900,000	DBRI(1)
	B-1	Yes	155,100,000	Benchmark 2021-B25(2)
Total			$390,000,000

(1)	Held by DBRI and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by the Amazon Seattle loan-specific certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

909 Third Avenue	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,971,429	NYC 2021-909
	A-2	No	34,142,857	NYC 2021-909
	A-3	No	50,485,714	NYC 2021-909
	A-4	No	50,000,000	Benchmark 2021-B25
	A-5	No	50,000,000	BANA(1)
	B-1	No	49,028,571	NYC 2021-909
	B-2	No	40,857,143	NYC 2021-909
	B-3	No	24,514,286	NYC 2021-909
Total			$350,000,000

(1)	Held by Bank of America, N.A. (“BANA”) and anticipated to be contributed to one or more future securitization trusts.

Phillips Point	Note	Control	Original Balance	Note Holder
	A-1	Yes	$75,000,000	Benchmark 2021-B23
	A-2	No	50,000,000	Benchmark 2021-B24
	A-3	No	48,520,000	Benchmark 2021-B25
	A-4	No	25,000,000	Benchmark 2021-B24
Total			$198,520,000

1985 Marcus	Note	Control	Original Balance	Note Holder
	A-1	Yes	$37,000,000	Benchmark 2021-B25
	A-2	No	18,500,000	GSBI(1)
Total			$55,500,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

30 Hudson Yards 67	Note	Control	Original Balance	Note Holder
	A-1	Yes	$45,000,000	Benchmark 2021-B24
	A-2	No	26,000,000	Benchmark 2021-B25
Total			$71,000,000

The Galleria Office Towers	Note	Control	Original Balance	Note Holder
	A-1	Yes	$39,000,000	Benchmark 2021-B24
	A-2	No	15,000,000	Benchmark 2021-B25
	A-3	No	26,000,000	Benchmark 2021-B24
	A-4	No	10,000,000	Benchmark 2021-B25
Total			$90,000,000

U.S. Industrial Portfolio IV	Note	Control	Original Balance	Note Holder
	A-1	Yes	$60,000,000	Benchmark 2021-B24
	A-2	No	21,000,000	Benchmark 2021-B25
Total			$81,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

JW Marriott Nashville	Note	Control	Original Balance	Note Holder
	A-1	Yes	$35,000,000	Benchmark 2021-B23
	A-2	No	35,000,000	Benchmark 2021-B24
	A-3	No	25,000,000	GSMS 2020-GSA2
	A-4	No	20,000,000	Benchmark 2020-B21
	A-5	No	20,000,000	Benchmark 2020-B22
	A-6	No	10,000,000	GSMS 2020-GSA2
	A-7	No	20,000,000	Benchmark 2021-B25
	A-8	No	10,000,000	GSBI(1)
	A-9	No	10,000,000	GSBI(1)
Total			$185,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Boca Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	Benchmark 2021-B24
	A-2	No	19,300,000	Benchmark 2021-B25
	A-3	No	29,700,000	BANK 2021-BNK32
Total			$99,000,000

Cabinetworks Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$17,333,000	Benchmark 2021-B25
	A-2	No	15,000,000	GSMS 2020-GSA2
	A-3	No	15,000,000	Benchmark 2020-B22
Total			$47,333,000

141 Livingston	Note	Control	Original Balance	Note Holder
	A-1	Yes	$75,000,000	Benchmark 2021-B24
	A-2-1	No	12,500,000	Benchmark 2021-B25
	A-2-2	No	12,500,000	CREFI(1)
Total			$100,000,000

(1)	Held by Citi Real Estate Funding Inc. (“CREFI”) and anticipated to be contributed to one or more future securitization trusts.

At Home – Willow Grove	Note	Control	Original Balance	Note Holder
	A	No	$10,150,000	Benchmark 2021-B25
	B	Yes	2,000,000	GSBI
Total			$12,100,000

(1)	Held by GS Bank and expected to be transferred to RREF IV Debt AIV, LP (or its affiliate) on or before the Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the Benchmark 2021-B25 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the Pooled RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the Pooled RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of a

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holders of the loan-specific certificates and the holder of any related Companion Loan under the related Co-Lender Agreement, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time (other than with respect to the At Home – Willow Grove whole loan for so long as no control appraisal event is continuing).

If at any time a Control Termination Event is continuing, but no control appraisal period under the SOMA Teleco Office whole loan or Amazon Seattle whole loan is continuing (and therefore the Directing Holder for the SOMA Teleco Office whole loan is the SOMA Teleco Office Controlling Class Representative and the Directing Holder for the Amazon Seattle whole loan is the Amazon Seattle Controlling Class Representative), the holders of the pooled principal balance certificates and the Class RR certificates may generally replace the special servicer without cause (other than with respect to the SOMA Teleco Office whole loan and the Amazon Seattle whole loan), as described in this paragraph. The holders of at least 25% of the pooled voting rights of the pooled principal balance certificates and Class RR certificates may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan, the SOMA Teleco Office whole loan and the Amazon Seattle whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of pooled principal balance certificates and/or the Class RR certificates evidencing (a) at least 75% of a Pooled Quorum, or (b) more than 50% of the aggregate pooled voting rights of each class of pooled Non-Reduced Interests vote affirmatively to so replace the special servicer.

If at any time both a Control Termination Event and a control appraisal period under the SOMA Teleco Office Whole Loan are continuing, but no control appraisal period under the Amazon Seattle whole loan is continuing (and therefore the Directing Holder for the Amazon Seattle whole loan is the Amazon Seattle Controlling Class Representative), the holders of the pooled principal balance certificates, the Class RR certificates and the SOMA Teleco Office loan-specific certificates may generally replace the special servicer without cause (other than with respect to the Amazon Seattle whole loan), as described in this paragraph. The holders of at least 25% of the voting rights of the pooled principal balance certificates, the Class RR certificates and the SOMA Teleco Office loan-specific certificates may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan and the Amazon Seattle whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of pooled principal balance certificates, the Class RR certificates and/or the SOMA Teleco Office loan-specific certificates evidencing (a) at least 75% of a Quorum, or (b) more than 50% of the aggregate pooled voting rights of each class of pooled Non-Reduced Interests vote affirmatively to so replace the special servicer.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of a

   Special Servicer

(continued)	If at any time both a Control Termination Event and a control appraisal period under the Amazon Seattle Whole Loan are continuing, but no control appraisal period under the SOMA Teleco Office whole loan is continuing (and therefore the Directing Holder for the SOMA Teleco Office whole loan is the SOMA Teleco Office Controlling Class Representative), the holders of the pooled principal balance certificates, the Class RR certificates and the Amazon Seattle loan-specific certificates may generally replace the special servicer without cause (other than with respect to the SOMA Teleco Office whole loan), as described in this paragraph. The holders of at least 25% of the voting rights of the pooled principal balance certificates, the Class RR certificates and the Amazon Seattle loan-specific certificates may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan and the SOMA Teleco Office whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of pooled principal balance certificates, the Class RR certificates and/or the Amazon Seattle loan-specific certificates evidencing (a) at least 75% of a Quorum, or (b) more than 50% of the aggregate pooled voting rights of each class of pooled Non-Reduced Interests vote affirmatively to so replace the special servicer.

If at any time a Control Termination Event is continuing, and control appraisal periods under both the SOMA Teleco Office whole loan and the Amazon Seattle whole loan are continuing, the holders of the principal balance certificates, the Class RR Certificates and the Class ST-VR Certificates may generally replace the special servicer without cause, as described in this paragraph. The holders of at least 25% of the voting rights of the principal balance certificates, the Class RR Certificates and Class ST-VR Certificates may request a vote to replace the special servicer (other than with respect to a non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of principal balance certificates, Class RR Certificates and/or the Class ST-VR Certificates evidencing (a) at least 75% of a Quorum, or (b) more than 50% of the aggregate voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all pooled principal balance certificates, Class RR Certificates, SOMA Teleco Office loan-specific certificates (unless the special servicer for the SOMA Teleco Office whole loan is not subject to such vote) and Amazon Seattle loan-specific certificates (unless the special servicer for the Amazon whole loan is not subject to such vote) on an aggregate basis.

A “Pooled Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate pooled voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all pooled principal balance certificates and Class RR Certificates) on an aggregate basis.

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the Pooled RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates, Class ST-VR certificates and Class RR Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not Risk Retention Affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced companion loans certain fees resulting from modifications, extensions, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the applicable special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or 0.50%, in the case of the Amazon Seattle Whole Loan) and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or 0.50%, in the case of the Amazon Seattle Whole Loan) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan (other than the Amazon Seattle whole loan), when a Control Termination Event is continuing, and (b) with respect to the Amazon Seattle whole loan when (i) the Certificate Balance of the Class 300P-RR certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of the Class 300P-RR certificates) is 25% or less of the initial certificate balance of the Class 300P-RR certificates, or (ii) a Control Termination Event is continuing.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan or trust subordinate companion loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards (other than in the case of the VanWest MI Portfolio Mortgaged Properties (0.8%), which was determined in accordance with the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice) made not more than 8 months (with the exception of At Home – Willow Grove (16 months) and 475 Grand Street (14 months)) from the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2019.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

—	There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic and the responses to the pandemic have led to, and will likely continue to cause, severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic.

—	We cannot assure you that vaccines, containment or other measures will be successful in limiting the spread of the virus, particularly in light of the reduction of stay at home orders and social distancing guidelines or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates.

—	The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “COVID-19 Update” above, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in the CMBS market will not occur.

■	The Certificates May Not Be A Suitable Investment for You

—	The certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.

—	An investment in the certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates.

■	The Certificates Are Limited Obligations

—	The certificates, when issued, will represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	As of the Closing Date, we make no representations as to the proper characterization of the Certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. For example:

—	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the European Union (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the Certificates

—	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a)institutions for occupational retirement provision; credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the European Union; (d) investment firms (as defined in the CRR; (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS) and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

—	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

—	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

—	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless: (a) in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”); (b) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; (c) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i) if established in the UK, has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; (ii) if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

the same as those with which it would have made information available if it had been established in the UK; and (d) in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

—	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation

—	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear. Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.

—	None of the Depositor, the Initial Purchasers, or any other party to the transaction described in the Preliminary Prospectus intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any Certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the Certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Due Diligence Requirements. As a result, a Certificateholder’s ability to transfer its Certificates or the price it may receive upon its sale of Certificates, may be adversely affected.

—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Risks of Commercial and Multifamily Lending Generally

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

■	Your Yield May Be Affected by Defaults, Prepayments and Other Factors

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

■	The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the pooled RR interest owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMCB

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), or JPMorgan Bank, National Association (“JPMCB”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by the sponsors to the depositor, will not qualify for the FDIC Safe Harbor. However, the transfers of the applicable mortgage loans by GSMC, Citi Real Estate Funding Inc. and German American Capital Corporation are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of each sponsor and the depositor, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by each sponsor to the depositor, and by the depositor to the issuing entity, would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, each special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, a special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans (and, in the case of German American Capital Corporation, the trust subordinate companion loans) to the depositor (an affiliate of GSMC, one of the sponsors, one of the originators, and an initial pooled risk retention consultation party, of Goldman Sachs Bank USA, one of the originators and the initial pooled RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that any originator (or their “majority-owned affiliate” as defined in the Credit Risk Retention Rules) is expected to hold the VRR interest as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the RR Interest Owner. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest Owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each affiliated with an Underwriter Entity.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the applicable special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

■	Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

—	The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC, including by permitting forbearances for borrowers experiencing a financial hardship due to the COVID-19 emergency. Accordingly, the master servicer or a special servicer, as applicable, may grant certain forbearances (and engage in related modifications) with respect to a mortgage loan in connection with the COVID-19 emergency, or engage in other modifications permitted by IRS guidance, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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BURLINGAME POINT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

N
AIRPORT BLVD
Building 3
Building 1
Building 4
Building 2
Parking Structure
Amenity Building
AIRPORT BLVD

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

Burlingame Point
300, 307, 311, 322, 333 Airport Boulevard
Burlingame, CA 94010
South San Francisco
San Bruno
Millbrae
Burlingame
Hillsborough
San Mateo
Foster City
Belmont
San Carlos
SAN FRANCISCO INTERNATIONAL AIRPORT
SAN CARLOS AIRPORT
San Francisco Bay
Oyster Point Park
The Shops at Tanforan
Junipero Serra County Park
Green Hills Country Club
Mills Peninsula Hospital
Coyote Point County Rec Area
Mills Canyon Park
Burlingame Country Club
Mills Medical Health Center
Seal Point Park
Mariners Point Golf Links
Bridgepointe Shopping Center
Crystal Springs Golf Club
Peninsula Golf & Country Club
Hillsdale Shopping Center
College of San Mateo
Laurelwood Park
San Mateo Medical Center
Notre Dame De Namur University
Water Dog Lake Park
San Francisco
Oakland
San Jose

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Sellers	GSMC, GACC, JPMCB
Location (City/State)	Burlingame, California		Cut-off Date Balance(4)	$120,000,000
Property Type	Office		Cut-off Date Balance per SF(2)	$471.98
Size (SF)	805,118		Percentage of Initial Pool Balance	9.9%
Total Occupancy as of 4/1/2021	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2021	100.0%		Type of Security	Fee
Year Built / Latest Renovation	2021 / NAP		Mortgage Rate(3)	3.01680%
Appraised Value(1)	$1,000,000,000		Original Term to Maturity (Months)(3)	111
			Original Amortization Term (Months)(3)	NAP
			Original Interest Only Period (Months)(3)	111

Underwritten Revenues	$66,137,945
Underwritten Expenses	$10,736,605		Escrows(5)
Underwritten Net Operating Income (NOI)	$55,401,340			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$54,867,037		Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	38.0%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)(3)	38.0%		Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	4.77x / 4.72x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	14.6% / 14.4%		Other(6)	$122,730,124	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$380,000,000	50.7%	Loan Payoff	$450,379,085	60.1%
Subordinate Loan Amount	240,000,000	32.0	Principal Equity Distribution	147,883,238	19.7
Mezzanine Loan Amount	130,000,000	17.3	Upfront Reserves	122,730,124	16.4
			Origination Costs	29,007,553	3.9
Total Sources	$750,000,000	100.0%	Total Uses	$750,000,000	100.0%

(1)	Calculated using the “Hypothetical As If Stabilized” appraised value of $1,000,000,000. The appraisal also concluded an “as-is” appraised value of $900,000,000, and the loan-to-value ratios based on such appraised value are 42.2% and 68.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios based on such appraised value are 52.1% and 84.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively.
(2)	Calculated based on the aggregate outstanding balance of the Burlingame Point Senior Loan (as defined below) and excludes the Burlingame Point Subordinate Loan (as defined below) unless otherwise specified See “—The Mortgage Loan” below.
(3)	The Burlingame Point Whole Loan has an Anticipated Repayment Date, of July 6, 2030 and a Final Maturity Date of January 6, 2033. After the ARD, the interest rate will increase by 200 basis points over the greater of (x) 3.01680%, and (y) (1) the Swap Rate (as defined below) in effect on the ARD plus (2) 123 basis points. The metrics presented above are calculated based on the ARD.
(4)	The Cut-off Date Balance of $120,000,000 represents the non-controlling notes A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, and A-3-C-5 which are part of the Burlingame Point Whole Loan described below. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	Other upfront reserve represents a reserve for the Borrower’s material unfunded obligations to third parties, such as unpaid tenant allowances, leasing commissions, free rent, gap rent, and certain punchlist related work and retainage. There is also a springing monthly ground rent reserve.

■	The Mortgage Loan. The mortgage loan (the “Burlingame Point Loan”) is part of a whole loan (the “Burlingame Point Whole Loan”) comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 (the “Burlingame Point Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000 (the “Burlingame Point Subordinate Loan”). The Burlingame Point Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $620,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an office complex located in Burlingame, California (the “Burlingame Point Property”). The Burlingame Point Loan (evidenced by non-controlling notes A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, and A-3-C-5), having an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000, is being contributed to the Benchmark 2021-B25 transaction. The Burlingame Point Subordinate Loan will not be an asset of the Issuing Entity.

The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”) on April 1, 2021. The Burlingame Point Whole Loan is structured with an Anticipated Repayment Date (“ARD”) on July 6, 2030 and a scheduled maturity date on January 6, 2033 (the “Final Maturity Date”). The Burlingame Point Whole Loan has an interest rate per annum of (i) prior to the ARD, 3.01680% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), 200 basis points plus the greater of (x) the Initial Interest Rate and (y) the Swap Rate (as defined in the loan documents) as of the ARD plus 123 basis points, as determined by the lender in good faith (the “Adjusted Interest Rate”); provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Adjusted Interest Rate will be limited to the maximum rate permitted by applicable law. The borrower sponsor utilized the proceeds of the Burlingame Point Total Debt to refinance existing debt on the Burlingame Point Property, fund upfront reserves, return equity to the borrower sponsor and pay loan origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

The Burlingame Point Whole Loan had an initial term of 111 months to the ARD and has a remaining term of 111 months to the ARD as of the Cut-off Date. The Burlingame Point Whole Loan requires interest-only payments during its term until the ARD. From and after the ARD, the Burlington Point Whole Loan will amortize on a 30-year basis. In addition, during the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan.

The Burlingame Point Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on the payment date in February 2030 and during the ARD Period, without the payment of any prepayment premium. In addition, the Burlingame Point Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) April 1, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Burlingame Point Whole Loan to be securitized, but prior to the ARD Period.

The table below summarizes the promissory notes that comprise the Burlingame Point Whole Loan. The relationship between the holders of the Burlingame Point Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Burlingame Point Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1	$10,000,000	$10,000,000	BGME 2021-VR	Yes
A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5	140,000,000	140,000,000	GSBI(1)	No
A-1-C-2	40,000,000	40,000,000	Benchmark 2021-B25	No
A-2	5,000,000	5,000,000	BGME 2021-VR	No
A-2-C-2, A-2-C-3, A-2-C-4	50,000,000	50,000,000	DBRI(1)	No
A-2-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-2-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
A-3	5,000,000	5,000,000	BGME 2021-VR	No
A-3-C-2, A-3-C-3, A-3-C-4	50,000,000	50,000,000	JPMCB(1)	No
A-3-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-3-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
Total Senior Notes	$380,000,000	$380,000,000
B-1	120,000,000	120,000,000	BGME 2021-VR	No
B-2	60,000,000	60,000,000	BGME 2021-VR	No
B-3	60,000,000	60,000,000	BGME 2021-VR	No
Total	$620,000,000	$620,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

The capital structure for the Burlingame Point Total Debt is shown below:

Burlingame Point Total Debt Capital Structure

(1)	The initial interest rate on the Burlingame Point Whole Loan is 3.01680%. The interest rate on the Burlingame Point Mezzanine Loan is 4.50000%. The assumed initial weighted average interest rate on the Burlingame Point Total Debt is 3.27388800%. “Burlingame Point Total Debt” means the aggregate principal balance of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan.
(2)	Based on the Burlingame Point Property square footage of 805,118 SF.
(3)	Based on the “Hypothetical As If Stabilized” appraised value. The appraisal also concluded an as-is appraised value of $900,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, the Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 42.2%, 68.9% and 83.3%, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 52.1%, 84.9% and 102.7%, respectively.
(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an UW NOI and UW NCF of $55,401,340 and $54,867,037, respectively.
(5)	The Burlingame Point Mezzanine Loan was funded by Athene Annuity and Life Company. The Burlingame Point Mezzanine Loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule included in the loan documents. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year one to be used to pay down the Burlingame Point Mezzanine Loan, resulting in a balloon balance of zero at the ARD. The Total Debt Underwritten NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the Burlingame Point Mezzanine Loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period.
(6)	Based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000, the implied Borrower Sponsor Equity contributed to the Burlingame Point Property is $250,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

■	The Mortgaged Property. The Burlingame Point Property is made up of four Class A office and suburban buildings totaling approximately 772,000 rentable square feet, an approximately 33,000 square foot amenity building and approximately 2,300 on-site covered and surface parking spaces located in Burlingame, San Mateo County, California. The Burlingame Point Property is situated on approximately 20-acres and was completed in 2021.

The Burlingame Point Property is fully leased to Facebook, Inc. (“Facebook”) and is expected to serve as the headquarters for its Oculus division. Oculus was acquired by Facebook in 2014. Since the release of Occulus Rift in 2016, one of the first consumer VR headsets to enter the market, Occulus has released five subsequent headsets. Facebook has taken possession of the Burlingame Point Property, with the entire campus delivered as of April 1, 2020, and the landlord’s required work with respect to the premises was completed (subject to certain punchlist items) as of November 19, 2020. Facebook is currently building out its space. The Facebook lease commenced with respect to buildings one & two on November 19, 2020 and with respect to buildings 3 & 4 and the amenity space on April 1, 2021. Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. Facebook is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent, starting at the expiration of the abatement period for each Building of the project. We cannot assure you Facebook will begin paying rent as expected or at all.

Facebook is currently working on its buildout and it is expected that Facebook could take occupancy of each building and the amenity space in approximately June 2021. The borrower has obtained final certificates of occupancy with respect to the core and shell of all buildings and the amenity space. Facebook has obtained temporary certificates of occupancy with respect to buildings 1 and 2 and it is expected that Facebook could obtain temporary certificates of occupancy with respect to building 3, building 4 and the amenity space by May 2021. Facebook has no contraction or termination options during the initial lease term (other than for casualty or condemnation and with respect to a certain space of up to 2,000 SF). Facebook has the right to reduce the leased space upon renewal so long as it will continue to lease at least certain minimum space (i.e., Facebook must occupy at least buildings 1 and 2 or buildings 3 and 4, in addition to any other buildings at the premises, and may include the amenity space). In addition, Facebook recently announced plans to expand its work from home policy to allow a significant portion of its employees to work from home permanently, even after the COVID-19 pandemic subsides. We cannot assure you that Facebook’s buildout will be completed or that each leased space will be occupied, or that rent will commence as expected or at all.

COVID-19 Update. As of March 31, 2021, the Burlingame Point Whole Loan is not subject to any modification or forbearance request. The first payment date for the Burlingame Point Whole Loan is May 6, 2021. Rent has not yet commenced on the sole tenant’s lease.

The following table presents certain information relating to the sole tenant at the Burlingame Point Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Facebook	NR/NR/NR	805,118	100.0%	$46,769,305	100.0%	$58.09	1/31/2033	2, 8- year renewal options
Tenant		805,118	100.0%	$46,769,305	100.0%	$58.09
Vacant Spaces (Owned Space)		0	0.0%	0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		805,118	100.0%	$46,769,305	100.0%	$58.09

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated April 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

The following table presents certain information relating to the lease rollover schedule at the Burlingame Point Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	805,118	100.0	100.0%	46,769,305	100.0	$58.09	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	805,118	100.0%		$46,769,305	100.0%	$58.09	1

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated April 1, 2021.

The following table presents certain information relating to historical occupancy at the Burlingame Point Property:

Historical Leased %(1)

2020	As of 4/1/2021(2)
NAV	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise. Historical leased information is not available as construction of the Burlingame Point Property was completed in 2021.

(2)	Based on the underwritten rent roll dated April 1, 2021.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Burlingame Point Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$46,769,305	$58.09
Contractual Rent Steps(4)	11,223,337	13.94
Expense Reimbursements	9,766,869	12.13
Gross Revenue	$67,759,510	$84.16
Vacancy & Credit Loss	(1,621,565)	(2.01)
Effective Gross Income	$66,137,945	$82.15
Total Operating Expenses	10,736,605	13.34
Net Operating Income	$55,401,340	$68.81
TI/LC	373,279	0.46
Capital Expenditures	161,024	0.20
Net Cash Flow	$54,867,037	$68.15

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Construction of the Burlingame Point Property was completed in 2021, therefore historical financial information is not available.
(3)	Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. We cannot assure you rent will commence as expected or at all.
(4)	The Underwritten Contractual Rent Steps reflects the present value of contractual rent step increments through March 2022.

■	Appraisal. According to the appraisal, the Burlingame Point Property had a “Hypothetical As If Stabilized” appraised value of $1.0 billion as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

building 3, building 4 and the amenity space is February 1, 2021. The cut-off and maturity date loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total Debt are 38.0%, 62.0% and 75.0%, respectively, based on a “Hypothetical As If Stabilized” appraised value of $1.0 billion as of January 14, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000, and the cut-off and maturity date loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total Debt are 42.2%, 68.9% and 83.3%, respectively, based on such appraised value. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the cut-off and maturity loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total Debt are 52.1%, 84.9% and 102.7%, respectively, based on such appraised value.

■	Environmental Matters. According to a Phase I environmental report dated January 20, 2021, there was no evidence of any recognized environmental conditions at the Burlingame Point Property.

■	Market Overview and Competition. The Burlingame Point Property is located in Burlingame, San Mateo County, California. California 92 and U.S. 101 provide access to the Burlingame Point Property from the greater San Francisco metro area. The Burlingame Point Property has average access to public transportation including buses. The nearest bus stop is located at Airport/Bayview which is within a five-minute walk from the Burlingame Point Property. Additionally, the Burlingame Point Property has a walk score of average walkability factor, and the Burlingame Point Property is primarily accessed via car. The nearest commercial airport is San Francisco International Airport which is located within 5.2 miles of the Burlingame Point Property.

According to the appraisal dated February 11, 2021, the Mid-Peninsula Metro Area has under construction inventory of 998,491 square feet, which is approximately 31.6% of the metro area total of 3,162,715 square feet. The submarket has vacancy averaging 374,955 square feet, which is approximately 9.0% of the metro area total 4,188,271 square feet. Inventory is currently 31 buildings. From 2010 to the third quarter of 2020, inventory averaged approximately 29 buildings annually. Over that same time frame, inventory achieved a peak of 31 buildings in 2019 and the third quarter of 2020. The submarket for the Burlingame Point Property has a vacancy rate of 20.2% compared to the metro average vacancy rate of 12.5%.

■	The Borrower. The borrower is Burlingame Point LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Burlingame Point Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Burlingame Point Whole Loan is Kylli Inc. Kylli Inc. is a wholly owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately held investment company headquartered in Shenzhen, China.

■	Escrows. At loan origination, the borrower deposited approximately $122,730,124 into a reserve for certain unfunded obligations, including rent abatement and credits, tenant improvements, property taxes and general contractor costs and retainage.

Tax Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Ground Rents - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the ground rents due under the municipal lease with the State of California acting through the State Lands Commission (see “Municipal Lease” below) that the lender reasonably estimates will be payable during the next ensuing 12 months.

Unfunded Obligations - For so long as the amount of unfunded obligations is greater than zero, the lender is required to maintain an unfunded obligations reserve. The borrower is permitted, at its option, to deposit amounts into the unfunded obligations reserve for purposes including those set forth in the definition of “Burlingame Point Trigger Period (Level 2)” or any free rent under a replacement lease.

Capital Expenditures Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, if and to the extent the amount therein is less than $32,205, the borrower is required to fund a capital expenditure reserve in the amount of $1,342.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

TI/LC Reserve - On each due date during a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $100,640.

Excess Cash Flow Reserve - During any Burlingame Point Trigger Period (Level 2) only, the lender is required to reserve any excess cash flow (subject to a cap of $40,255,900 if no event of default is continuing (the “Cap Amount”)) after payment of operating expenses and capital expenditures, debt service, Burlingame Point Mezzanine Loan debt service (other than Burlingame Point Mezzanine Loan principal after the ARD) and the reserves described above. Unless an event of default is continuing, but not more than once per month, the lender will make excess cash flow that has been reserved by the lender available to the borrower for payment of tenant improvements and leasing commissions in connection with a new lease or lease extension.

■	Lockbox and Cash Management. The Burlingame Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to all tenants of the Burlingame Point Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Burlingame Point Property and all other money received by the borrower or the property manager with respect to the Burlingame Point Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of an ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the Burlingame Point Whole Loan until the other indebtedness has been reduced to zero.

A “Burlingame Point Trigger Period” means a Burlingame Point Trigger Period (Level 1) or a Burlingame Point Trigger Period (Level 2).

A “Burlingame Point Trigger Event (Level 1)” means each period during which any of the following occurs and continues: (A) Facebook going dark with respect to, or vacating, 50% or more of the premises demised under the Facebook lease as of the loan origination date, unless the Facebook lease remains in full force and effect, no Facebook Event exists, and Facebook then has a market capitalization of at least $250 billion or has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies; or (B) Facebook having a market capitalization of less than $100 billion, unless Facebook then has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies.

A “Burlingame Point Trigger Period (Level 2)” will exist if (i) net operating income falls below $36,639,655 determined as of the first day of any fiscal quarter, until net operating income is equal to or exceeds the $36,639,655 determined as of the first day of one fiscal quarter thereafter, or (ii) if a Facebook Event has occurred until such Facebook Event is cured or the space leased to Facebook is re-tenanted in accordance with the loan documents and all associated costs have been paid or reserved with the lender, or (iii) if there is an event of default under any mezzanine loan, until such event of default is cured. A Burlingame Point Trigger Period under clause (i) will not result solely by reason of the initial free rent period under the Facebook lease. A “Facebook Event” means the occurrence of either of the following: (i) a monetary or material non-monetary event of default under the Facebook lease beyond any applicable grace or cure period or (ii) a bankruptcy or insolvency of Facebook.

■	Property Management. The Burlingame Point Property is currently managed by Burlingame Point Property Management LLC. Under the related loan documents, the Burlingame Point Property is required to be managed by (i) for so long as it is an affiliate of the borrower sponsor, Burlingame Point Property Management LLC, (ii) the borrower sponsor, (iii) any affiliate of the borrower sponsor, or (iv) any other property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Burlingame Point Whole Loan or

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BURLINGAME POINT

following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Burlingame Point Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Burlingame Point Whole Loan, Athene Annuity and Life Company made a $130,000,000 mezzanine loan (the “Burlingame Point Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The maturity date of the Burlingame Point Mezzanine Loan is July 6, 2030 and the Burlingame Point Mezzanine Loan accrues interest at a fixed per annum rate equal to 4.50000%. The Burlingame Point Mezzanine Loan has a three-year interest only period, after which the Burlingame Point Mezzanine Loan amortizes on a schedule that fully amortizes the Burlingame Point Mezzanine Loan by its maturity date. During any Burlingame Point Trigger Period, the mezzanine borrower will be required to reserve in the mezzanine-level excess cash flow reserve all excess cash flow after payment of interest under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan, approved operating expenses, and all other sums then due and payable under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan and all required reserves under the Burlingame Point Whole Loan (including during a Burlingame Point Trigger Period (Level 2), deposits into the Burlingame Point Whole Loan Excess Cash Flow Reserve up to the Cap Amount) (“Burlingame Point Mezzanine-Level Excess Cash”). Amounts contained in the mezzanine-level excess cash flow reserve may, at mezzanine borrower’s election, either (i) be held by mezzanine lender as additional collateral, (ii) provided no Burlingame Point Mezzanine Loan event of default is continuing, be applied toward operating expense shortfalls, or (iii) provided no Burlingame Point Mezzanine Loan or Burlingame Point Whole Loan event of default is continuing, be applied as prepayment of the Burlingame Point Mezzanine Loan (which prepayment will not require payment of yield maintenance). The lenders of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan entered into an intercreditor agreement that provides the mezzanine lender customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Municipal Lease. The California State Lands Commission leases to the borrower rights of way over three parcels that are adjacent to the Burlingame Point Property. Each parcel has been developed with certain public improvements, with respect to which the borrower has certain maintenance obligations. With respect to the third parcel, containing Fisherman’s Park, the borrower is seeking to amend the municipal lease to eliminate the borrower’s obligation to construct certain improvements on the Fisherman’s Park parcel prior to the expiration of the remaining lease term. With respect to the northern and eastern parcels, the Borrower is required to maintain certain improvements on the leased premises. With respect to the Fisherman’s Park parcel only, the borrower is obligated to maintain the Fisherman’s Park improvements during a 12-month maintenance warranty period. If the California State Lands Commission consents, then the borrower’s leasehold interest in these rights of way will become collateral for the Burlingame Point Whole Loan. These leasehold interests were given no value for purposes of underwriting and the appraised value.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Burlingame Point Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SOMA TELECO OFFICE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

Soma Teleco Office
274 Brannan Street
San Francisco, CA 94107
SOUTH FINANCIAL DISTRICT
SOUTH BEACH
Salesforce Tower
Salesforce Transbay Center
CALTRAIN EXTENSION (FUTURE)
CENTRAL SOMA PLAN AREA
MUNI
80
Moscone South
Oracle Park
Mission Bay
South Park
South Beach Park
PIER 30-32
PIER 38
PIER 40
4TH AND BRANNAN STATION
The Creamery
San Francisco
Oakland
San Jose
Pacific Ocean
San Francisco Bay
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	San Francisco, California		Cut-off Date Principal Balance(3)		$102,500,000
Property Type	Office/Data Center		Cut-off Date Principal Balance per SF(2)		$925.78
Size (SF)	110,717		Percentage of Initial Pool Balance		8.5%
Total Occupancy as of 3/1/2021	93.6%		Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2021	93.6%		Type of Security		Fee
Year Built / Latest Renovation	1923,1924 / 1984, 2011-2013, 2017		Mortgage Rate		3.66000%
Appraised Value(1)	$155,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$12,348,078
Underwritten Expenses	$3,695,229		Escrows(4)
Underwritten Net Operating Income (NOI)	$8,652,849			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,625,170		Taxes	$79,120	$79,120
Cut-off Date LTV Ratio(1)(2)	66.1%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	66.1%		Replacement Reserves	$0	$2,307
DSCR Based on Underwritten NOI / NCF(2)	2.27x / 2.27x		TI/LC	$0	$13,840
Debt Yield Based on Underwritten NOI / NCF(2)	8.4% / 8.4%		Other(5)	$949,120	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$102,500,000	89.1%	Loan Payoff	$99,806,719	86.8%
Subordinate Loan Amount	12,500,000	10.9	Return of Equity	11,967,578	10.4
			Closing Costs	2,197,462	1.9
			Upfront Reserves	1,028,241	0.9
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	Based on the “As-Is Excluding Impact of VZ Purchase Option” value of $155.0 million as of January 21, 2021, which assumes Verizon Tenant (as defined below) does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” value of $140.0 million, which factors in Verizon Tenant’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan (as defined below) and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance of the SOMA Teleco Office Loan and excludes the SOMA Teleco Office Trust Subordinate Companion Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(3)	The SOMA Teleco Office Loan is part of the SOMA Teleco Office Whole Loan evidenced by one senior note and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million.

(4)	See “—Escrows” below.

(5)	Other upfront reserves represent an unfunded obligations reserve of approximately $949,120 for an elevator modernization related to the tenant Adyen.

■	The Mortgage Loan. The mortgage loan (the “SOMA Teleco Office Loan”) is part of a whole loan (the “SOMA Teleco Office Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million, which is secured by the borrower’s fee interest in a Class B creative office and telecom building located in San Francisco, California (the “SOMA Teleco Office Property”). The SOMA Teleco Office Whole Loan is comprised of (i) one non-controlling senior note designated as note A with a principal balance as of the Cut-off Date of $102.5 million, representing approximately 8.5% of the Initial Pool Balance, and (ii) one controlling subordinate note designated as note B with an outstanding principal balance as of the Cut-off Date of $12.5 million (the “SOMA Teleco Office Trust Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The SOMA Teleco Office Whole Loan was originated by DBR Investments Co. Limited on March 9, 2021. Only the SOMA Teleco Office Loan will be included in the mortgage pool for the Benchmark 2021-B25 mortgage trust. The SOMA Teleco Office Trust Subordinate Companion Loan will be contributed to the Benchmark 2021-B25 mortgage trust but will not be included in the mortgage pool. Payments allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be paid only to the holders of the SOMA Teleco Office loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Preliminary Prospectus.

The SOMA Teleco Office Whole Loan had an initial term of 120 months and has a remaining term of 120 months. The SOMA Teleco Office Whole Loan requires interest-only payments during its term. The scheduled maturity date of the SOMA Teleco Office Whole Loan is April 6, 2031. On or after the monthly payment date in April 2022, the SOMA Teleco Office Whole Loan may be voluntarily prepaid, in whole (but not in part), with a prepayment fee equal to the greater of a yield maintenance premium amount or 0.75% of the unpaid principal balance of the SOMA Teleco Office Whole Loan as of the prepayment date. On or after the monthly payment date in October 2030, the SOMA Teleco Office Whole Loan may be voluntarily prepaid in whole without penalty.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

The table below summarizes the promissory notes that comprise the SOMA Teleco Office Whole Loan. The relationship between the holders of the SOMA Teleco Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A	$102,500,000	$102,500,000	Benchmark 2021-B25	No(1)
Total Senior Note	$102,500,000	$102,500,000
B	$12,500,000	$12,500,000	Benchmark 2021-B25 (SOMA Teleco Office Loan Specific Certificates)	Yes(1)
Total	$115,000,000	$115,000,000

(1)	The initial controlling note is Note B, so long as no SOMA Teleco Office control appraisal period has occurred and is continuing. If and for so long as a SOMA Teleco Office control appraisal period has occurred and is continuing, then the controlling note will be Note A. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”. The SOMA Teleco Office Whole Loan will be serviced pursuant to the Benchmark 2021-B25 pooling and servicing agreement. For so long as no SOMA Teleco Office control appraisal period has occurred and is continuing, the control rights of the SOMA Teleco Office Trust Subordinate Companion Loan will be exercisable by the SOMA Teleco Office controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement. For so long as a SOMA Teleco Office control appraisal period has occurred and is continuing, the control rights of the SOMA Teleco Office Loan will be exercisable by the controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement.

The capital structure for the SOMA Teleco Office Whole Loan is shown below:

SOMA Teleco Office Whole Loan Capital Structure

(1)	Based on the net rentable area of 110,717 SF.

(2)	Based on the “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million as of January 21, 2021, which assumes Verizon does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” appraised value of $140.0 million, which factors in Verizon’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan.

(3)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $8,652,849 and $8,625,170, respectively. See “—Operating History and Underwritten Net Cash Flow” below.

(4)	Based on the “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million, the Implied Borrower Sponsor Equity is $40.0 million.

■	The Mortgaged Property. The SOMA Teleco Office Property is a 110,717 SF creative office and telecom building located at 274 Brannan Street in San Francisco, California. The SOMA Teleco Office Property was originally constructed between 1923 and 1924 as the Hawley Terminal Building for the Southern Pacific Railroad and was converted to its current use in the early 1980s. According to the appraisal, the SOMA Teleco Office Property, commonly referred to as “The Fiber Depot,” sits on an approximately 0.52-acre site and features “SOMA warehouse” physical traits such as large windows, side-core configuration, abundant ceiling heights and mushroom-capped columns. The SOMA Teleco Office Property consists of data center space (60,394 SF, 57.2% of UW Base Rent), office space (47,743 SF, 38.8% of UW Base Rent) and meet-me-room space (2,580 SF, 4.0% of UW Base Rent).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

As of March 1, 2021, the SOMA Teleco Office Property is 93.6% leased to seven tenants, co-anchored by MCI Communications Services LLC (“MCI”) and MCImetroAccess Transmission Services Corp. (together with MCI, “Verizon Tenant”; 46.3% of NRA), which are affiliates of Verizon Communications, Inc. (“Verizon Communications”; rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P) and Adyen (38.1% of NRA), a subsidiary of Adyen N.V. (EPA: ADYEN). The building currently caters to creative office and telecommunication tenants, as well as being a secondary carrier hotel data center. In addition, the SOMA Teleco Office Property rooftop has a 50’ by 30’ billboard facing east, which spans the length of the building (north to south), with anchored points throughout the eastern half of the roof. The billboard’s surface area of approximately 1,500 SF is visible to an estimated 355,000 daily commuters that enter San Francisco via the Bay Bridge. The billboard is currently leased to Clear Channel Outdoor at an annual base rent of $225,000.

The largest tenant, Verizon Tenant (51,214 SF; 46.3% of NRA; 50.4% of UW Base Rent) is an American telecommunications company which offers wireless products and services. Verizon Wireless, an affiliate of the Verizon Tenant, is the second largest wireless carrier in the United States, with approximately 120.3 million subscribers as of the end of the third quarter of 2020. As of year-end 2020, Verizon Communications had reported a total revenue of approximately $128.3 billion and net income of $17.8 billion.

The SOMA Teleco Office Property is important to Verizon Communications’ telecommunications infrastructure serving the entire San Francisco Bay area. The SOMA Teleco Office Property is situated at the crux of San Francisco’s fiber network and provides a link between the core telecommunications network, or backbone network, and the smaller subnetworks for telecommunication tenants. Verizon Tenant uses the SOMA Teleco Office Property as a primary switching station, channeling incoming data from any of multiple input ports to the specific output port that will take the data toward its intended destination. This is an interconnected transmission facility to network other locations to route telecommunication traffic through networks.

Verizon Business, the long haul and international arm of Verizon Communications, operates one of the most extensive United States and global wireless networks. That network is built in a mesh configuration whereby the node at the SOMA Teleco Office Property connects to many other cities to the north, south, east, and west. It also manages thousands of individual connections flowing to, from, and through San Francisco. Verizon Communications has indicated that its expected United States infrastructure investments in total will be between $17 and $18 billion (most of which will be to improve its nationwide 5G capabilities).

Verizon Tenant, through its predecessor companies, has been a tenant at the SOMA Teleco Office Property for over 35 years and recently amended and extended its lease for an additional 20 years through March 2040, with one, 10-year renewal option followed by two, five-year renewal options. Verizon Tenant has an in place base rent of $81.68 PSF, with 3% annual rent increases. Verizon Tenant does not have any termination options, other than rights to cancel for cause as follows: (A) with respect to suite 200, the Verizon Tenant may cancel its lease if (i) as a result of any construction in the path of the Verizon Tenant’s antennas, the premises are no longer suitable for the Verizon Tenant’s business, (ii) if the Verizon Tenant’s proposed use of the premises is not permitted by any applicable laws or ordinances, or (iii) if the Verizon Tenant is unable to obtain all necessary approvals of the Federal Communications Commission and any other governmental authorities asserting jurisdiction for the installation or operation of a microwave communications system, or any part thereof, or if such approvals are subsequently revoked or withdrawn, (B) with respect to suite 400, the Verizon Tenant may cancel its lease if (i) third party construction activities interfere with the operation of the Verizon Tenant’s equipment or (ii) despite the Verizon Tenant’s good faith efforts, it fails to secure all applicable approvals, permits and licenses necessary to operate the Verizon Tenant’s equipment in the premises, (C) with respect to suite 402, the Verizon Tenant may cancel its lease if a governmental law or regulation (a) permanently prohibits the continued use of the premises (i) as a location at which the Verizon Tenant may receive or transmit communication signs or (ii) for the conduct of such communication business, or (b) imposes a material restriction on such receipt or transmission or the conduct of such communications business of the Verizon Tenant.

MCI or its affiliated designee has an option to purchase the SOMA Teleco Office Property for $140.0 million for (i) a 24-month period commencing on April 1, 2021, or (ii) if the full and final resolution of the litigation between landlord and Fortress SF1, LLC (described below) has not occurred prior to October 1, 2022, a six-month period commencing on the final resolution date (collectively, the “Purchase Option Period”). In addition, if the landlord elects to sell the SOMA Teleco Office Property during the Purchase Option Period, it must deliver written notice to MCI, which will have 60 days from the delivery of such notice to exercise its purchase option at the above purchase option price. The lease provides

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

that a foreclosure sale or a deed in lieu of foreclosure will not be deemed to be an election to sell the SOMA Teleco Office Property; however, the purchase option will survive any foreclosure sale or deed-in-lieu of foreclosure. If the purchase option is exercised, pursuant to the terms of subordination, non-disturbance and attornment agreements entered into by the Verizon Tenant, the purchaser is required to either (i) assume (in accordance with the terms and conditions set forth in the related mortgage loan documents) the then-existing mortgage loan secured by the SOMA Teleco Office Property, or (ii) pay in full the entire principal balance of the then-existing mortgage loan secured by the SOMA Teleco Office Property and pay all amounts due thereunder in connection with a permitted prepayment or defeasance thereof (including, yield maintenance premiums, defeasance expenses, any outstanding principal amount of the debt, all outstanding interest, and all fees and expenses of the mortgage lender), provided if the closing would occur during any “lockout period” set forth in the mortgage loan documentation, the purchaser must assume the then-existing mortgage loan secured by the SOMA Teleco Office Property (and any such assumption, prepayment or defeasance must satisfy the terms and conditions set forth in the related mortgage loan documents). See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” and “—Affiliated Leases” in the Preliminary Prospectus.

There is currently litigation between an affiliate of the entity that sold the SOMA Teleco Office Property to the borrower (“Initial Landlord”) and the tenant Fortress SF1, LLC (“Fortress”) relating to the 2,580 SF (2.3% of NRA) meet-me-room facility lease (“MMR Lease”) for the meet-me-room space at the SOMA Teleco Office Property, in which Fortress alleges that Initial Landlord failed to enforce Fortress’ exclusive rights granted in the MMR Lease to provide MMR services to all tenants entering into leases after the MMR Lease was executed (“Future Tenants”) and, in certain circumstances, in connection with “new connections” entered into by then existing tenants, and failed to comply with provisions of the MMR Lease requiring Initial Landlord to include language in all Future Tenants’  leases stating that Fortress is granted exclusive rights to provide MMR services at the SOMA Teleco Office Property.  The Initial Landlord has filed a cross-complaint in that action.  In order to effect the acquisition of the SOMA Teleco Office Property, the equity in the Initial Landlord was sold to the borrower sponsor, and the borrower is currently a subsidiary of the Initial Landlord. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The second largest tenant, Adyen, Inc. (“Adyen”) (42,152 SF; 38.1% of NRA; 38.8% of UW Base Rent) is a subsidiary of Ayden N.V., a publicly traded Dutch payment company that allows businesses to accept e-commerce, mobile, and point-of-sale payments. Founded in 2006, Adyen N.V. (EPA: ADYEN) provides gateway, risk management, processing, acquiring, and settlement services. By offering a back-end infrastructure for authorizing payments across merchants’ sales channels (i.e. online, mobile, and in-store, as well as application processing interfaces), the payments platform is provided as a service to a range of merchants across various verticals, connecting them directly to credit card issuers and other payment methods and providing data insights. Adyen has over 1,700 employees in 24 offices around the world, with its headquarters in Amsterdam, the Netherlands.  In 2020, Adyen processed approximately €304 billion of payments, had a net revenue of approximately €684 million (up 28% compared to 2019), and an EBITDA of approximately €403 million (up 27% year-over-year).

Adyen signed a seven-year lease in 2019 through January 2026, originally only occupying the sixth floor (and subleasing the fifth floor for future expansion), but has since expanded into and is occupying the fifth floor space. The annual base rent is $76.39 per square foot with 3.0% annual rent steps. Adyen received a TI allowance of $55 PSF for its expansion space and $35 PSF on its original space. According to the borrower sponsor, Adyen spent additional funds beyond its TI allowance in building out its space. Adyen does not have any termination options and has one, five-year renewal option. The entity on the lease is Adyen, Inc., which is a California corporation. The lease is guaranteed by Adyen N.V., capped at an amount equal to the first two years of base rent.

COVID-19 Update. As of March 29, 2021, all tenants are open and operating at the SOMA Teleco Office Property. Tenants representing approximately 100.0% of the occupied SF and 100.0% of the UW Base Rent paid full rent in February and March 2021. One tenant, representing approximately 0.4% of the total SF requested and was granted rent relief. This tenant is expected to vacate upon its lease expiration in July 2021 and the tenant’s rent is not being underwritten by the lender. The first payment date for the SOMA Teleco Office Whole Loan is May 6, 2021. As of March 29, 2021, the SOMA Teleco Office Whole Loan is not subject to any modification or forbearance requests.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

The following table presents certain information relating to the tenants at the SOMA Teleco Office Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Verizon Tenant	A- / Baa1 / BBB+	51,214	46.3%	$4,183,388	50.4%	$81.68	3/31/2040(3)	Various(4)
Adyen	NR / NR / NR	42,152	38.1%	3,220,180	38.8	$76.39	1/31/2026	1, 5-year option
Fortress SF1, LLC	NR / NR / NR	2,580	2.3%	333,878	4.0	$129.41	4/30/2026	1, 5-year option
Neutral Tandem	NR / NR / NR	3,922	3.5%	214,926	2.6	$54.80	4/30/2026	2, 5-year options
Mpower Communications	NR / NR / NR	2,470	2.2%	166,083	2.0	$67.24	8/31/2031	2, 5-year options
AT&T	A- / Baa2 / BBB	928	0.8%	121,791	1.5	$131.24	3/31/2024	2, 5-year options
CenturyLink (Level 3 Communications)	NR / NR / NR	347	0.3%	56,245	0.7	$162.09	11/30/2022	None
Total / Wtd. Avg.		103,613	93.6%	$8,296,490	100.0%	$80.07
Vacant		7,104	6.4	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		110,717	100.0%	$8,296,490	100.0%	$80.07

(1)	Based on the underwritten rent roll dated as of March 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	401 SF of Verizon Tenant’s space expires on July 31, 2022.

(4)	Verizon Tenant has one, 10-year renewal option and two, five-year renewal options, and has certain cancellation options for cause as described above.

The following table presents certain information relating to the lease rollover schedule at the SOMA Teleco Office Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	748	0.7%	0.7%	$72,967	0.9%	$97.55	2
2023	0	0.0%	0.7%	$0	0.0%	$0.00	0
2024	928	0.8%	1.5%	$121,791	1.5%	$131.24	1
2025	0	0.0%	1.5%	$0	0.0%	$0.00	0
2026	48,654	43.9%	45.5%	$3,768,983	45.4%	$77.47	3
2027	0	0.0%	45.5%	$0	0.0%	$0.00	0
2028	0	0.0%	45.5%	$0	0.0%	$0.00	0
2029	0	0.0%	45.5%	$0	0.0%	$0.00	0
2030	0	0.0%	45.5%	$0	0.0%	$0.00	0
2031	2,470	2.2%	47.7%	$166,083	2.0%	$67.24	1
2032 & Thereafter	50,813	45.9%	93.6%	$4,166,666	50.2%	$82.00	1
Vacant	7,104	6.4%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	110,717	100.0%		$8,296,490	100.0%	$80.07	8

(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the SOMA Teleco Office Property:

Historical Leased %(1)

2018(2)	2019	2020	As of 3/1/2021(3)
78.8%	93.6%	93.6%	93.6%

(1)	As provided by the borrower and reflects the occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on a third party market research report.

(3)	Based on the underwritten rent roll dated March 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SOMA Teleco Office Property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	Underwritten	Underwritten PSF
Base Rent	$5,105,379	$6,820,255	$6,379,388	$8,296,490	$74.93
Rent Steps(3)	0	0	0	985,903	$8.90
Value of Vacant Space	0	0	0	676,483	$6.11
Total Reimbursement Revenue	676,829	1,639,817	1,922,385	2,591,520	$23.41
Total Other Income	534,587	397,747	344,290	474,166	$4.28
Gross Revenue	$6,316,794	$8,857,819	$8,646,063	$13,024,561	$117.64
Vacancy Loss	0	0	0	(676,483)	($6.11)
Effective Gross Revenue	$6,316,794	$8,857,819	$8,646,063	$12,348,078	$111.53
Real Estate Taxes	954,889	875,489	887,693	1,605,490	$14.50
Insurance	20,866	22,595	333,779	493,515	$4.46
Management Fee	191,294	265,370	246,266	370,442	$3.35
Other Operating Expenses	1,182,176	1,383,466	1,252,559	1,225,782	$11.07
Total Operating Expenses	$2,349,226	$2,546,920	$2,720,297	$3,695,229	$33.38
Net Operating Income(4)	$3,967,568	$6,310,899	$5,925,766	$8,652,849	$78.15
Replacement Reserves	0	0	0	27,679	$0.25
Tenant Improvements	0	0	0	0	$0.00
Net Cash Flow(4)	$3,967,568	$6,310,899	$5,925,766	$8,625,170	$77.90

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated March 1, 2021.

(3)	Underwritten Rent Steps include (i) approximately $961,758 in straight line rent steps for Verizon Tenant and Adyen and (ii) approximately $24,144 in contractual rent steps through December 2021.

(4)	The increase in Net Operating Income and Net Cash Flow from 2020 to Underwritten is a result of recent leasing at the SOMA Teleco Office Property including (i) the extension and expansion of the Verizon Tenant lease and (ii) the straight line rent steps.

■	Appraisal. According to the appraisal, the SOMA Teleco Office Property has an “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million as of January 21, 2021, which assumes Verizon Tenant does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” appraised value of $140.0 million, which factors in Verizon Tenant’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan.

Appraisal Approach	As-is Excluding Impact of VZ Purchase Option	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$159,000,000	N/A	5.00%
Discounted Cash Flow Approach	$154,000,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated March 4, 2021, there are no recognized environmental conditions or recommendations for further action at the SOMA Teleco Office Property. However, a controlled recognized environmental condition exists relating to the SOMA Teleco Office Property being located within the boundaries of a zone defined by a San Francisco ordinance known as the Maher ordinance, which requires San Francisco Department of Health oversight for the characterization and mitigation of hazardous substances in soil and groundwater in designated areas, due to previous investigations of properties within such zone having found fill material with elevated levels of metals and petroleum hydrocarbons as a result of the 1906 San Francisco earthquake and resulting fire. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The SOMA Teleco Office Property is located near the San Francisco Bay waterfront and south of the Financial District in western San Francisco, California. Primary access to the area is via The Embarcadero, I-80, The Bay Bridge and U.S. Highway 101 with nearby access to the BART and Muni Bus System.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

The SOMA Teleco Office Property is located in the Rincon/South Beach office submarket. According to the appraisal, the Rincon/South Beach office submarket contains approximately 2.9 million SF and recorded an average asking rent of $69.35 PSF annually as of the third quarter in 2020. The submarket’s vacancy rate for such quarter was 7.2%, and has averaged approximately 6.8% over the last two years.

The SOMA Teleco Office Property is part of the greater Silicon Valley / San Francisco data center market. As a result of the COVID-19 pandemic, digital transformation has accelerated and locations such as the SOMA Teleco Office Property have been increasingly important Centralized-RAN sites, with centralized, cloud computing-based architecture used to support edge computing on its 5G network.

The San Francisco data center market includes a number of carrier hotels and small deployments for local users requiring proximity to servers. The high costs of real estate and electricity in San Francisco limits the city’s data center footprint. Much of the computing capacity is found just south of San Francisco, in the Bay Area’s Silicon Valley. There are numerous data centers in San Francisco to serve local demand from operators including 1547 Critical Systems Realty, ColoServe, Digital Realty, Fortress Data Centers, Hosting.com, Level 3 Communications, XO Communications, and others.

The appraisal identified 33 comparable hotel carrier leases ranging in size from 900 SF to 360,000 SF with an average of 35,434 SF. The rental rates ranged from $22.00 PSF to $138.30 SF, with an average of $64.26 PSF. The appraisal concluded to a market rent of $85.00 PSF.

The appraisal identified five comparable office leases with a base rent that ranged from $80.00 PSF to $95.00 PSF with an average of $85.20 PSF. The appraisal concluded to a market rent of $80.00 PSF.

The following table presents certain information relating to the office lease comparables for the SOMA Teleco Office Property:

Comparable Office Leases(1)

Property Name / Location	Tenant Name	Lease Start/Renewal Date	Term (mos.)	Lease Type	Tenant Size	Base Rent PSF	Free Rent (mos.)	TI PSF
SOMA Teleco Office(2)(3) San Francisco, CA	Adyen	Feb-19	84	Gross	22,465	$77.45	0	$55.00
Loft Office Building San Francisco, CA	Epic Games	Oct-20	32	Gross	7,467	$95.00	0	$18.33
144 Townsend Street San Francisco, CA	User Testing	Sep-20	60	Gross	45,000	$80.00	6	$0.00
747 Front Street San Francisco, CA	IVP	Sep-20	100	Gross	9,000	$87.00	4	$80.00
720 Market Street San Francisco, CA	Gyant Group	Jul-20	61	Gross	3,027	$84.00	1	$0.00
Gumps Building San Francisco, CA	App Annie	Jul-20	84	Gross	26,154	$80.00	2	$100.00

(1)	Source: Appraisal.
(2)	Represents the expansion space for Adyen.

(3)	Based on the underwritten rent roll dated March 1, 2021.

The appraisal identified four comparable billboard leases with a monthly rent that ranged from $20,000 to $32,778, with an average of approximately $26,945. The appraiser concluded to a market rent of $225,000 per year.

The appraisal identified five comparable meet-me-room leases with a base rent that ranged from $112.00 PSF to $201.00 PSF. The appraiser concluded to a market rent of $150.00 PSF.

■	The Borrower. The borrower is 274 Brannan Street Property Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the SOMA Teleco Office Whole Loan.

The borrower sponsor is John R. Winther, a co-founder and partner at Harvest Properties and the non-recourse carveout guarantors are John R. Winther and The John R. Winther Trust dated September 20, 2012. Harvest Properties was founded in 2002 and is a vertically integrated commercial real estate investment firm specializing in the acquisition, development, management and financing of commercial properties throughout the San Francisco Bay area. Harvest Properties is headquartered in Oakland, California with multiple offices in Marin County to San Jose. Harvest Properties

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

has completed approximately $3.2 billion in commercial property investment transactions, with a range of institutional partners and private investors. Harvest Properties owns and/or manages over nine million square feet of office, industrial and R&D space in the San Francisco Bay Area, accommodating more than 400 tenants.

■	Escrows. At loan origination, the borrower deposited approximately (i) $79,120 into a tax reserve and (ii) $949,120 into an unfunded obligations reserve related to elevator modernization in the Adyen space.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $79,120).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,307 for replacement reserves.

Rollover Reserve - The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $13,840 for tenant improvements and leasing commissions.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following any of: (a) the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or borrower’s receipt of notice of the Sweep Tenant’s intent to effect the same; (c) solely with respect to any Sweep Tenant, if the Sweep Tenant has ceased operating its business in more than 50% of its premises at the SOMA Teleco Office Property (i.e., “goes dark”) or gives notice that it intends to do so at a majority of its premises at the SOMA Teleco Office Property (other than (i) a cessation of operations to comply with governmental restrictions in connection with the COVID-19 pandemic or any other pandemic or epidemic, or commercially reasonable safety protocols relating to the COVID-19 pandemic, provided that certain conditions are satisfied, including resumption of operations within 180 days after government restrictions are lifted, or, in the case of safety protocols, no later than 18 months following the origination date of the SOMA Teleco Office Whole Loan, (ii) a Sweep Tenant that is in possession of its premises and is not open for business (for a period not to exceed 12 months) because it is performing its initial build-out of its premises, or (iii) if the Sublease Conditions (as defined below) are satisfied); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or any guarantor of the applicable Sweep Lease, or (f) the date that is 12 months prior to the stated maturity date of the SOMA Teleco Office Whole Loan if any Sweep Lease has a stated expiration date that is two years or less following the stated maturity date of the SOMA Teleco Office Whole Loan.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the SOMA Teleco Office Whole Loan documents (or, if applicable, the Sublease Conditions have been satisfied or the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period will also end on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) $60.00 per square foot with respect to any portion of the applicable Sweep Lease space that has not been re-tenanted (or has a remaining term that is less than two years beyond the stated maturity date of the SOMA Teleco Office Whole Loan) and (y) with respect to any space under the applicable Sweep Lease that has been re-tenanted pursuant to qualified leases, in the lender’s reasonable judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to such re-tenanted space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

“Sublease Conditions” means that: (i) the majority (i.e. more than 50%) of the applicable Sweep Lease space is demised to a subtenant, (ii) the subtenant is open for business in the entirety of its space, (iii) the applicable sublease either (A) has a stated expiration that is co-terminous with the applicable Sweep Lease, or (B) has an initial term of at least two years and a remaining term of at least 12 months (and in the case of each of clause (A) and (B), has no early termination options, other than in connection with casualty, condemnation, and sublandlord default, and in the case of clause (B), termination options that are not exercisable within 12 months), (iv) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the terms in the prime Sweep Lease, (v) the applicable subtenant is paying full unabated rent, is not in default under its sublease, and is not subject to an insolvency proceeding, (vi) the applicable subtenant has not sent any written notice indicating an intent to “go dark” and/or terminate its sublease and (vii) the applicable subtenant (A) is of an equal or higher credit quality and reputation as the prime tenant under the applicable Sweep Lease (as determined in the lender’s reasonable discretion) and/or (B) has (or a guarantor that guarantees all of its obligations under the applicable sublease has) an Investment Grade Rating.

An “Investment Grade Rating” means with respect to any entity, (i) the entity maintains a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s Ratings Group and an equivalent rating from each of the other national statistical rating agencies which rate such entity, (ii) solely with respect to Adyen, the lender has received, at borrower’s sole cost, a private credit opinion from Fitch, Inc., which is being monitored not less often than annually, and pursuant to such private credit opinion, Adyen is maintaining a long-term unsecured credit rating of at least “BBB-”, or (iii) such entity is Verizon Business Network Services, Inc., a Delaware corporation or MCI Communications Services, LLC, a Delaware limited liability company.

A “Sweep Lease” means (1) the Verizon Tenant lease, (2) the Adyen lease, and (3) any replacement lease covering a majority of the space currently demised under any such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

■	Lockbox and Cash Management. The SOMA Teleco Office Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all tenants to transmit all rents directly to the lockbox account, and if the borrower or property manager receives any rents or other revenues, to transmit such rents or revenues to the lockbox account by the later of three business days after receipt and 15 business days after the origination date of the SOMA Teleco Office Whole Loan. Funds in the lockbox account are required to be swept on a daily basis into a lender controlled cash management account and applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service, (iii) to make deposits into the replacement reserve and rollover reserve, (iv) during any Trigger Period (as defined below) to pay the lesser of lender-approved budgeted operating expenses and actual operating expenses, and lender-approved extraordinary expenses and (v) lastly, all remaining funds will be disbursed in the following order: (A) during a Lease Sweep Period, into the Lease Sweep Reserve, (B) if no Lease Sweep Period exists, and any other Trigger Period exists, to an excess cash flow reserve, to be held as additional collateral for the SOMA Teleco Office Whole Loan, and (C) if no Trigger Period exists, to the borrower.

A “Trigger Period” will commence upon (i) an event of default under the SOMA Teleco Office Whole Loan, (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period; and will end upon, in the case of clause (i), a cure of such event of default has been accepted by the lender, in the case of clause (ii), the Low Debt Service Period has ended and, in the case of clause (iii), the Lease Sweep Period has ended.

A “Low Debt Service Period” means (x) the debt service coverage ratio (for the SOMA Teleco Office Whole Loan) is less than 1.10x as of the last day of each calendar quarter and will end if the SOMA Teleco Office Property has achieved a debt service coverage ratio (for the SOMA Teleco Office Whole Loan) of at least 1.10x for two consecutive quarters.

However, no Low Debt Service Period will be deemed to exist if the borrower has delivered to the lender cash or an evergreen letter of credit in an amount that, if applied to reduce the outstanding principal balance of the SOMA Teleco Office Whole Loan, would result in a debt service coverage ratio of 1.10x. Such cash or letter of credit is required to be returned to the borrower if the cure conditions described above are satisfied without giving effect to such cash or letter of credit and no other Trigger Period is continuing.

■	Property Management. The SOMA Teleco Office Property is managed by Harvest Properties, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Secured Indebtedness. The SOMA Teleco Office Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $12.5 million, and accrues interest at a fixed rate of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SOMA TELECO OFFICE

3.66000% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The SOMA Teleco Office Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the SOMA Teleco Office Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the SOMA Teleco Office Property until the completion of restoration or the expiration of 36 months, with a 12-month extended period of indemnity, provided that if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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AMAZON SEATTLE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Amazon Seattle
300 Pine Street
Seattle, WA 98101
Seattle
Lake Union
Elliott Bay
Lake Washington
Interbay Stadium
Seattle Pacific University
Google
Adobe
Gas Works Park
Mount Pleasant Cemetery
Interbay Family Golf Center
NORTH QUEEN ANNE
INTERBAY
Interbay Urban Center
WESTLAKE
Montlake Playfield
Broadmoor Golf Course
Lake View Cemetery
Washington Park
MADISON PARK
Seattle Japanese Garden
QUEEN ANNE
Facebook
Fred Hutchinson Cancer Research Center
Bill & Melinda Gates Foundation
Google
Memorial Stadium
Climate Pedge Arena
Apple
SOUTH LAKE UNION
CAPITOL HILL
Space Needle
Cornish College of the Arts
Kaiser Permanente Capitol Hill Campus
Antioch University
Amazon HQ
Seattle Central College
MADRONA
The Seattle School of Theology and Psychology
BELLTOWN
PIKE/PINE
Virginia Mason Hospital
Pike Place Market
Seattle University
SQUIRE PARK
Madrona Park
Swedish First Hill Hospital
Garfield Playfield
The Seattle Great Wheel
CENTRAL BUSINESS DISTRICT
Swedish Medical Center Cherry Hill Campus
Powell Barnett Park
Dropbox
Harborview Medical Center
City Hall Park
YESLER TERRACE
PIONEER SQUARE
Wisteria Park
Pratt Park
Seattle Vocational Institute
Kobe Terrace
Kong Hay Park
Uwajimaya Village
ATLANTIC
Seattle Central College Wood Technology Center
Lumen Field
Judkins Park and Playfield
Dr. Jose Rizal Park
Lewis Park
T-Mobile Park
Sam Smith Park
Colman Playground
Beacon Hill Playground
Amy Yee Tennis Center
Mount Baker Park
NORTH BEACON HILL
Martin Luther King Junior Memorial Park
SODO
East Duwamish Greenbelt
Lowe's Home Improvement
QFC
East Duwamish Greenbelt
INDUSTRIAL DISTRICT
Jefferson Park Golf Course
Rainier Square Plaza
Jefferson Park
Genesee Park and Playfield
VA Medical Center - Seattle
Maple Wood Playfield
Kirkland
Redmond
Yarrow Point
Bellevue
Seattle
Sammamish
Mercer Island
Issaquah
Renton
Tukwila
Seatac

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance(4)	$90,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$303.33
Size (SF)	774,412	Percentage of Initial Pool Balance	7.4%
Total Occupancy as of 3/31/2021	92.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2021	92.2%	Type of Security	Fee
Year Built / Latest Renovation	1929 / 2017-2021	Mortgage Rate(4)	3.004833%
Appraised Value(1)	$670,000,000	Original Term to Maturity (Months)(3)	108
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(3)	108
Underwritten Revenues	$36,483,599
Underwritten Expenses	$5,700,582	Escrows(5)
Underwritten Net Operating Income (NOI)	$30,783,017	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$30,550,788	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	35.1%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)(3)	35.1%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	4.30x / 4.27x	TI/LC	$16,421,411	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	13.1% / 13.0%	Other(6)	$5,572,775	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$234,900,000	38.7%	Purchase Price(7)	$579,386,461	95.4%
Subordinate Loan Amount	155,100,000	25.5	Upfront Reserves	21,944,186	3.6
Mezzanine Loan Amount	65,000,000	10.7	Closing Costs	6,053,175	1.0
Principal’s New Cash Contribution	152,433,823	25.1
Total Sources	$607,433,823	100.0%	Total Uses	$607,433,823	100.0%

(1)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan (as defined below), and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt (as defined below). In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(2)	Calculated based on the aggregate outstanding principal balance of the Amazon Seattle Senior Notes (as defined below) and excludes the Amazon Seattle Trust Subordinate Companion Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(3)	The Amazon Seattle Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of April 6, 2030 and a final maturity date of May 6, 2033. After the ARD, the interest rate will increase by 250 basis points over the greater of (x) 3.004833%, and (y) (1) the Nine-Year Swap Rate (as defined below) in effect on the ARD plus (2) 1.357833%. The metrics presented above are calculated based on the ARD.

(4)	The Amazon Seattle Loan is part of the Amazon Seattle Whole Loan evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million. The borrower obtained a $65.0 million mezzanine loan from Deutsche Bank AG, New York Branch at loan origination (the “Amazon Seattle Mezzanine Loan,” together with the Amazon Seattle Whole Loan, the “Amazon Seattle Total Debt”).

(5)	See “—Escrows” below.

(6)	Other upfront reserves represent a Free Rent Reserve of approximately $5,572,775 for bridge rent, gap rent, or free rent periods. Other monthly springing reserves include a condominium reserve for condominium charges set forth in the approved annual budget and a rollover reserve.

(7)	Purchase price excludes seller provided credits of approximately $20.6 million for outstanding tenant improvement, leasing commissions and free rent at the Amazon Seattle Property (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Amazon Seattle Loan” or “Amazon Seattle Trust Senior Note”) is part of a whole loan (the “Amazon Seattle Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million, which is secured by the borrower’s fee interest in a Class A office building located in Seattle, Washington (the “Amazon Seattle Property”). The Amazon Seattle Trust Senior Note will be evidenced by the non-controlling Note A-1 with an original principal balance as of the Cut-off Date of $90.0 million, representing approximately 7.4% of the Initial Pool Balance. The Amazon Seattle Whole Loan is comprised of (i) five senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $234.9 million (the “Amazon Seattle Senior Notes”), and (ii) one controlling subordinate note with an outstanding principal balance as of the Cut-off Date of $155.1 million (the “Amazon Seattle Trust Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The Amazon Seattle Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) on April 1, 2021. Only the Amazon Seattle Trust Senior Note will be included in the mortgage pool for the Benchmark 2021-B25 mortgage trust, representing approximately 7.4% of the Initial Pool Balance. The remaining Amazon Seattle Senior Notes (the “Amazon Seattle Non-Trust Senior Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $144.9 million. The Amazon Seattle Trust Subordinate Companion Loan will be contributed to the Benchmark 2021-B25 mortgage trust but will not be included in the mortgage pool. Payments allocated to the Amazon Seattle Trust Subordinate Companion Loan will be paid only to the holders of the Amazon Seattle loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

The Amazon Seattle Whole Loan has a nine-year interest-only term through the ARD of April 6, 2030. After the ARD, through and including May 6, 2033 (the “Maturity Date”), the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 250 basis points over the greater of (x) 3.004833%, and (y)(1) the Nine-Year Swap Rate in effect on the ARD plus (2) 1.357833%. For the period from the origination date through the ARD, the Amazon Seattle Whole Loan accrues interest at the rate of 3.004833% per annum. The Amazon Seattle Total Debt proceeds along with approximately $152.4 million of borrower sponsor equity were used to purchase the Amazon Seattle Property for approximately $579.4 million (which amount excludes approximately $20.6 million in seller credits for remaining required landlord work), fund upfront reserves and pay loan origination costs.

“Nine-Year Swap Rate” means the rate of interest per annum equal to the rate for U.S. dollar swaps with a nine-year maturity, expressed as a percentage, which appears on the Reuters screen ISDAFIX1 page (or the then-available equivalent) as of 11:00 a.m., New York City time, on the day that is two business days preceding the ARD (or, if no such nine-year maturity is so quoted, calculated by the lender by linear interpolation utilizing the closest, but shorter, maturity and the closest, but longer, maturity). If such rate does not appear on the Reuters screen ISDAFIX1 page (or the then-available equivalent), the Nine-Year Swap Rate will be determined by the lender on the basis of the mid-market semi-annual swap rate quotations provided by the principal New York City office of each of five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the day that is two business days preceding the ARD, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a nine-year maturity and in an amount that is representative for a single transaction in the relevant market at such time with an acknowledged dealer of good credit in the swap market; the rate will be the arithmetic mean of such quotations, eliminating in a case where at least three quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). The mortgage lender’s determination of the Nine-Year Swap Rate will be final absent manifest error.

The Amazon Seattle Whole Loan has an initial term to the ARD of 108 months and has a remaining term to the ARD of 108 months as of the Cut-off Date. The Amazon Seattle Whole Loan requires payments of interest only until the ARD in April 2030 or, if not repaid on the ARD, the final maturity date in May 2033. On or after the monthly payment date in May 2023, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole or in part (in connection with a partial release or to cure a Trigger Period (as defined below)) with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.00% of the unpaid principal balance as of the prepayment date. On or after the monthly payment date in October 2029, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole and in part without penalty. Defeasance of the Amazon Seattle Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the Amazon Seattle Whole Loan documents at any time after the earlier of (i) April 1, 2024 or (ii) the second anniversary of the closing date of the securitization that includes the last note of the Amazon Seattle Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the Amazon Seattle Whole Loan. The relationship between the holders of the Amazon Seattle Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2021-B25	No(1)
A-2, A-3, A-4, A-5	$144,900,000	$144,900,000	DBRI(2)	No
Total Senior Notes	$234,900,000	$234,900,000
B	$155,100,000	$155,100,000	Benchmark 2021-B25 Loan Specific Certificates	Yes(1)
Total	$390,000,000	$390,000,000

(1)	The initial controlling note is Note B, so long as no Amazon Seattle control appraisal period has occurred and is continuing. If and for so long as an Amazon Seattle control appraisal period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”. The Amazon Seattle Whole Loan will be serviced pursuant to the Benchmark 2021-B25 pooling and servicing agreement. For so long as no Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Trust Subordinate Companion Loan will be exercisable by the Amazon Seattle controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement. For so long as an Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Loan will be exercisable by the controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement.

(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

The capital structure for the Amazon Seattle Total Debt is shown below:

Amazon Seattle Total Debt Capital Structure

(1)	Based on the net rentable area of 774,412 SF.

(2)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(3)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $30,783,017 and $30,550,788, respectively. See “—Underwritten Net Cash Flow” below.

(4)	Based on the “Hypothetical As-is” value of $670.0 million, the Implied Borrower Sponsor Equity is $215.0 million.

■	The Mortgaged Property. The Amazon Seattle Property is a redeveloped, 774,412 square foot, Class A office building located in the Seattle central business district, and is comprised of approximately 680,215 square feet of office space and 94,197 square feet of retail space. The Amazon Seattle Property previously served as the flagship location of the Seattle-based department store, The Bon Marché, and has been granted landmark status by the City of Seattle. The building continued to function in the same capacity as the Macy’s Building until the previous owner of the Amazon Seattle Property (the “Previous Owner”) performed a three phased, comprehensive transformation to convert it into office space for Amazon.com Services LLC (“Amazon”). Amazon uses the space at the Amazon Seattle Property for various operations.

In connection with the redevelopment, $160 million was invested into the Amazon Seattle Property as part of Phase I and II (discussed further below) to complete (i) a rebranding of the project from a Macy’s Department Store, (ii) an enhanced, integrated lobby with collaborative meeting and work spaces, (iii) a full seismic retrofit, (iv) first generation, creative build-outs, (v) new elevator cabs, (vi) new building infrastructure including HVAC and electrical, (vii) new skylights creating more natural light, (viii) conference center, (ix) secured bicycle storage, (x) new men’s and women’s locker rooms with showers, (xi) new restrooms throughout the entire project, and (xii) a rooftop deck with views of Elliott Bay and the Cascade Mountains. Following the completion of Phase III, the renovation project is expected to have received in excess of $225.0 million in investment by the Previous Owner, with Amazon contributing an additional approximately $250 PSF on its overall space, according to the Previous Owner. We cannot assure you that Phase III will be completed as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

The Previous Owner acquired the Amazon Seattle Property in multiple phases:

●	Phase I was acquired from Macy’s in October 2015 and comprises floors five through eight and parts of the mezzanine / sub-basement space totaling approximately 310,273 square feet. The Previous Owner’s business plan for the Phase I acquisition included the repurposing of the space as creative office and the addition of a new office lobby, elevators and rooftop deck, as well as performing a seismic upgrade of the building. All of this work has been Delivered and Completed (as such terms are defined below).

●	Phase II was acquired from Macy’s in September 2017 and comprises floors three and four, totaling approximately 174,520 square feet. The original Amazon lease (lease expiration date in 2033) covering Phases I & II was signed shortly after the acquisition of Phase II. All of Phase II has been Delivered and Completed.

●	Phase III was acquired in January 2020, in conjunction with the execution of an expansion lease for Amazon. The expansion space is expected to be Delivered to Amazon in stages, with the final Delivery date expected in June 2021. Lease and rent commencement will begin no later than 240 days following the Delivery date. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. Following the Delivery of all Phase III space, Amazon will have expanded into approximately 198,056 square feet of additional office space from its original lease, with all spaces having a lease expiration in May 2033. We cannot assure you that the remaining Phase III space will be delivered as expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

Construction on Phases I and II was delivered ahead of schedule and Amazon’s lease for the respective spaces commenced earlier than expected. Post-acquisition, the Previous Owner of the Amazon Seattle Property will be responsible for completing Phase III construction, and is using the same project team as it used for the previous phases. The Phase III renovation also includes a repositioning of approximately 94,179 square feet of non-Amazon space of retail, entertainment, and food options that will enhance amenity offerings to Amazon. Approximately 31,209 square feet of this space was leased to Knot Springs in March 2021, with another approximately 15,457 square feet committed through a letter of intent (“LOI”).

Due to its designation as a historic landmark, the Amazon Seattle Property is also eligible to receive real estate tax credits for capital projects with qualified rehabilitation costs exceeding 25% of the current assessed value for a period of 10 years. See “Cash Flow Analysis” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for details on the tax credits.

The Amazon Seattle Property is subject to a condominium structure, pursuant to which is it divided into three condominium units; Unit 1, which is currently comprised primarily of space on the sub-basement level, first floor, and mezzanine level, Unit 2 which is currently comprised primarily of certain space on the sub-basement level, and floors three through eight and Unit 3, which is currently comprised primarily of space on the second floor. The Amazon lease provides for the condominium units to undergo a boundary revision (the “Condominium Revision”) in which Unit 2 (the “Office Unit”) will be revised such that the boundaries of Unit 2 encompass substantially all the premises leased to Amazon and Units 1 and 3 (the “Retail Unit”) will encompass the remaining, primarily retail space. The Amazon lease requires the Condominium Revision to occur prior to the date rent commences on any portion of Amazon’s Phase III space. The borrower currently owns all units; however, the Retail Unit may be released following the consummation of the Condominium Revision as described below under “Release of Collateral.” The owners of the units comprise a condominium association, which is governed by a board of five directors, of which Unit 1 and Unit 3 each has the right to appoint one director, and Unit 2 has the right to appoint the remaining three directors. Actions of the board require approval of the majority of directors, with certain major decisions also requiring approval of the owner of Unit 1.

Certain parking spaces available to the Amazon Seattle Property are leased under a parking lease, which provides 350 parking spaces in an adjacent parking garage (the “Parking Lease”). The borrower is entitled to a minimum of 350 (the “Minimum Number”) non-exclusive parking spaces. Pursuant to Amazon’s lease, Amazon has the right to use all 350 of such spaces, is required to pay the parking rent for such spaces, and has the right to become the tenant under the parking lease. The parking landlord itself has a ground leasehold interest in the parking garage. The Parking Lease expires on October 7, 2026. The borrower has six consecutive 5-year extension options, each

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

at a rate to be determined between the landlord and lessee, with submission to an appraisal process if necessary. The monthly minimum rent as of the lease commencement date (October 7, 2016) was the product of $330 per month per stall leased (but not less than the Minimum Number) times 1 + the increase in the CPI-All Urban Consumers, Seattle — Tacoma — Bremerton, Washington index (the “Index”) from August 1, 2015 until the commencement date. Rent increases annually based on the increase in the Index. Effective as of the fifth anniversary of the commencement date, the monthly minimum rent will be adjusted using the same procedure set forth above for the rent during the option periods. The Amazon lease requires the landlord to exercise all renewal rights under the Parking Lease and if the right to obtain 350 parking spaces under the Parking Lease is ever terminated, to use commercially reasonable efforts to obtain alternative comparable parking in downtown Seattle.

■	Major Tenants.

Amazon (680,215 SF; 87.8% of NRA; 95.4% of UW Base Rent). The office space is 100% leased to Amazon.com Services LLC (“Amazon”), an affiliate of the parent company Amazon.com, Inc. (Moody’s: A2 | S&P: AA- | Fitch: A+), through May 2033, with three additional five-year extension options and no termination options once all the Amazon space is delivered and completed. The parent company, Amazon.com, Inc. (NASDAQ: AMZN), is an American multinational technology company based in Seattle that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. It is considered one of the Big Four tech companies, along with Google, Apple, and Facebook. As of December 31, 2020, the parent company, Amazon.com, Inc. has reported a market capitalization of approximately $1.67 trillion with share prices trading at approximately $3,313 per share. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, web-based credit card payment, and direct shipping to customers.

Amazon first took occupancy at the Amazon Seattle Property in June 2018 upon the completion of Phase I (floors five to eight) and Phase II (floors three to four), totaling 482,159 square feet (70.9% of Amazon’s UW NRA and 73.2% of Amazon’s UW Base Rent). Amazon currently occupies and pays full unabated rent on both Phase I and II. As part of Phase III, Amazon is expected to expand into the sky lobby, floors one to two, basement and sub-basement space for an aggregate of 680,215 square feet across all phases. The majority of the Phase III expansion has been Completed, with the exception of the new lobby space and the level one space, which account for an aggregate total of 3.5% of Amazon’s UW NRA and 4.2% of total UW Base Rent. The new lobby space (0.9% of Amazon’s UW NRA and 1.0% of total U/W Base Rent) is expected to be Delivered in June 2021 and Completed in August 2021. The level one space (2.6% of Amazon’s UW NRA and 3.1% of total U/W Base Rent) has been Delivered and is expected to be Completed by May 2021. Once all phases are Completed, Amazon is expected to have an anticipated workforce of 4,000-5,000 employees at the Amazon Seattle Property. We cannot assure you that the remaining Phase III space will be delivered or completed as expected or at all.

The Amazon lease specifies required dates for (i) delivery of each phase of space in accordance with specified requirements, generally with landlord work sufficiently completed to allow for the construction of tenant’s improvements without material interference from landlord or landlord’s contractors (“Delivered”) and (ii) completion of each space in accordance with specified requirements, generally with landlord work completed and with a temporary or permanent certificate of occupancy or legal equivalent (“Completed”). Amazon will be entitled to credits against its rent in the amount of one day of base rent for the applicable space for each day of delay for the first 45 days, and two days of base rent for the applicable space for each day of delay thereafter, (i) if the new lobby is not Delivered to it by November 30, 2021 (and a 90-day delivery notice has been sent to Amazon with anticipated Delivery of the new lobby space by June 14, 2021), and (ii) if the new lobby is not Completed by August 15, 2021 or the level one space is not Completed by July 15, 2021. Amazon has the right to terminate the new lobby space if either it is not Delivered or it is not Completed by February 28, 2022. The level one space is Delivered and no termination option remains for Delivery; however, Amazon has the right to terminate the level one space if not Completed by January 31, 2022. These spaces (including level one) total 23,578 square feet, 3.0% total NRA and 4.2% of total UW Base Rent and are not Completed (and in the case of the new lobby, not Delivered). The remaining phases have been Completed and cannot be terminated. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. We cannot assure you that the remaining Phase III space will be delivered or completed as

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

The Previous Owner is obligated to complete all remaining expansion space work post-closing and has funded a completion reserve held pursuant to an escrow agreement among the Previous Owner, the borrower, the condominium association and a title company, for the remaining costs estimated for delivery of the new lobby. In addition, the Previous Owner funded a $2,000,000 rent credit reserve held pursuant to escrow instructions among the Previous Owner, the borrower and a title company that can be utilized by the borrower in the event that delayed delivery results in accrued rent credits for Amazon. The lender has been granted a collateral assignment of the escrow agreements between the Previous Owner and the borrower. We cannot assure you that the Previous Owner will complete all remaining expansion space work as expected or at all.

Amazon has an overall average in-place base rent of $35.81 PSF with $1.00 PSF annual rent escalations. Amazon’s average in-place NNN rent of $35.81 PSF is 15.4% below market according to the appraisal. Amazon has three five-year renewal options remaining at fair market value with 15-18 months’ notice for all or a portion of its leased premises, provided that if the renewal is only on a portion, the space will (i) be contiguous, (ii) consist of not less than three full floors, and (iii) include level seven only if level eight is also included. Further, Amazon is current on all lease obligations. The table below illustrates the key terms of the Amazon lease.

Amazon Lease Summary
Suite	Square Feet	Annual Base Rent (psf)	Annual Escalations(1)	Lease Begin Date(2)	Lease End Date
Floors 3-8	482,159(3)	$37.00	$1.00 PSF	Jun-2018	May-2033
Sky Lobby	1,710	$45.00	$1.00 PSF	Aug-2021	May-2033
Floor 2	46,885	$45.00	$1.00 PSF	Oct-2021	May-2033
Floor 1	17,649	$45.00	$1.00 PSF	Nov-2021	May-2033
New Lobby(4)	5,929	$45.00	$1.00 PSF	Feb-2022	May-2033
Basement	82,760	$26.00	$1.00 PSF	Aug-2021	May-2033
Sub-Basement	43,123	$26.00	$1.00 PSF	Aug-2021	May-2033
Total / WAV	680,215	$35.81	$1.00 PSF	NAP	May-2033

(1)	Escalations occur annually on June 1st for Floors 3-8 beginning in 2021, and October 1st beginning in 2022 for the remaining Amazon spaces.

(2)	The lease for each Amazon suite commences upon the earlier of taking occupancy of the space and 240 days following the Delivery date of the suite (excluding Floors 3-8 since already occupied).

(3)	Excludes the give back space of 2,634 SF.

(4)	New Lobby Lease Begin Date will commence 240 days following the estimated date it is Delivered, currently scheduled for June 14, 2021.

Amazon has a right of first refusal to purchase any condominium unit owned by the landlord, when the landlord has received an offer to sell such unit to certain competitors of Amazon. Pursuant to a subordination, non-disturbance and attornment agreement, Amazon has agreed that, so long as Amazon is not disturbed in its use or possession of its leased premises, such right of first refusal will not be exercisable in connection with any exercise of remedies pursuant to the Mortgage Loan, including a purchase of the Mortgaged Property at a foreclosure sale, a deed-in-lieu of foreclosure or any subsequent sale of the Mortgaged Property by lender or its designee after such foreclosure or deed in lieu of foreclosure.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Amazon Limited Guaranty. The Amazon lease is guaranteed by the parent company, Amazon.com, Inc., with an initial cap of approximately $95.5 million for the Phase I and Phase II space, and an initial cap of approximately $25.6 million for the Phase III expansion space. The guaranty cap amount reduces each year until 2033 as illustrated in the table below:

Amazon Limited Guaranty Schedule
Original Premises			Expansion Premises
Start Date	End Date	Guaranty Amount	Start Date(1)	End Date	Guaranty Amount
6/1/2018	5/31/2019	$95,504,221	-	-	-
6/1/2019	5/31/2020	$93,608,284	-	-	-
6/1/2020	5/31/2021	$91,706,711	-	-	-
6/1/2021	5/31/2022	$89,647,308	10/1/2021	9/30/2022	$25,564,248
6/1/2022	5/31/2023	$87,416,976	10/1/2022	9/30/2023	$25,107,884
6/1/2023	5/31/2024	$85,001,528	10/1/2023	9/30/2024	$24,613,642
6/1/2024	5/31/2025	$82,385,599	10/1/2024	9/30/2025	$24,078,378
6/1/2025	5/31/2026	$79,552,548	10/1/2025	9/30/2026	$23,498,687
6/1/2026	5/31/2027	$76,484,356	10/1/2026	9/30/2027	$22,870,883
6/1/2027	5/31/2028	$73,161,506	10/1/2027	9/30/2028	$22,190,971
6/1/2028	5/31/2029	$69,562,860	10/1/2028	9/30/2029	$21,454,626
6/1/2029	5/31/2030	$65,665,529	10/1/2029	9/30/2030	$20,657,165
6/1/2030	5/31/2031	$61,444,721	10/1/2030	9/30/2031	$19,793,516
6/1/2031	5/31/2032	$56,873,589	10/1/2031	9/30/2032	$18,858,184
6/1/2032	5/31/2033	$51,923,054	10/1/2032	5/31/2033	$17,845,220

(1)	Original Premises Start Date based on first day of the month following the weighted average lease commencement date for each of the expansion premises suites (i.e. Sky Lobby, Floors 1-2, Basement, and Sub-Basement).

Knot Springs (31,209 SF; 4.0% of NRA; 4.3% of UW Base Rent) is a high-end health club which offers members and guests yoga, pilates, total body resistance exercise and high intensity interval training classes as well as a pool/sauna area & massage. Knot Springs executed its lease in March 2021. Knot Springs leases 31,209 square feet on level one, the mezzanine level, and level two through April 30, 2037. The lease provides an approximately $343 PSF tenant improvement allowance, six months of free rent, and has two extension options remaining for a period of five years at fixed rates of $50 PSF NNN and $55 PSF NNN for the first and second extension options, respectively. Knot Springs is required to give 12 months’ notice of its intent to exercise an extension option prior to the lease expiration date. The Knot Springs lease provides that if the tenant is prohibited from operating the permitted use as a result of a public health emergency, then, from and after the 30th day of such closure and continuing for so long as the prohibition continues, the tenant will receive an abatement of base rent.

Victrola Coffee (2,418 SF; 0.3% of NRA; 0.3% of UW Base Rent) is a local Seattle coffee shop that has occupied the Amazon Seattle Property since the first phase of the redevelopment was completed in June 2018. Victrola Coffee has an in place base rent of $31.83 PSF with approximately 3.0% annual rent escalations through its lease term, which expires May 27, 2028. Victrola Coffee has two, five-year renewal options remaining at fair market value with 12 months’ notice and no early termination options. Additionally, Victrola Coffee pays percentage rent of 9% over a natural breakpoint. The tenant was granted full rent relief and is in the process of negotiating a payback plan. No percentage rent was accounted for in the underwriting.

COVID-19 Update. As of March 31, 2021, all tenants are open and operating at the Amazon Seattle Property. Approximately 99.6% of the occupied SF and 99.6% of the UW Base Rent was paid in February and March 2021. One tenant, Victrola Coffee, representing approximately 0.3% of the total NRA, requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of 12 months through March 31, 2021. The first payment date for the Amazon Seattle Whole Loan is May 6, 2021. As of April 6, 2021, the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Amazon Seattle Whole Loan is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

The Amazon Seattle Property is currently 92.2% leased as of March 31, 2021 with a weighted average lease term of approximately 14.1 years and remaining lease term of approximately 12.3 years to a tenant roster headlined by Amazon (87.8% of NRA / 95.4% of UW Base Rent / Lease Expiration Date in 2033). The following table presents certain information relating to the tenants at the Amazon Seattle Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon(3)	A+ / A2 / AA-	680,215	87.8%	$24,360,626	95.4%	$35.81	5/31/2033	3, 5-year options
Knot Springs(4)	NR / NR / NR	31,209	4.0%	1,092,315	4.3%	$35.00	4/30/2037	2, 5-year options
Victrola Coffee	NR / NR / NR	2,418	0.3%	76,965	0.3%	$31.83	5/27/2028	2, 5-year options
Total / Wtd. Avg.		713,842	92.2%	$25,529,906	100.0%	$35.76
Vacant		60,570	7.8%	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		774,412	100.0%	$25,529,906	100.0%	$35.76

(1)	Based on the underwritten rent roll dated as of March 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Amazon currently occupies and pays full unabated rent on Phases I and II, which accounts for 70.9% of Amazon’s leased NRA and 73.2% of Amazon’s UW Base Rent. In January 2020, Amazon executed a lease expansion. The expansion space is being delivered to Amazon in stages, with date by which all phases are Completed expected in August 2021. Amazon has not yet taken occupancy of the expansion space. At loan origination, approximately $3.62 million was deposited into a free rent reserve for bridge rent, gap rent, and free rent periods associated with the Amazon expansion. We cannot assure you that the remaining expansion space will be Delivered or Completed as expected or at all, or that Amazon will take occupancy of or commence paying rent for the expansion space.

(4)	Knot Springs executed its lease in March 2021. At loan origination, approximately $1.95 million was deposited into a free rent reserve associated with the Knot Springs lease.

In addition to the in-place rent roll, there is an apparel company with a retail LOI executed as of November 2020 that is currently negotiating a lease for approximately 15,457 square feet. This retail LOI is not included in occupancy or underwritten rent.

The following table presents certain information relating to the lease rollover schedule at the Amazon Seattle Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	2,418	0.3%	0.3%	$76,965	0.3%	$31.83	1
2029	0	0.0%	0.3%	$0	0.0%	$0.00	0
2030	0	0.0%	0.3%	$0	0.0%	$0.00	0
2031	0	0.0%	0.3%	$0	0.0%	$0.00	0
2032 & Thereafter	711,424	91.9%	92.2%	$25,452,941	99.7%	$35.78	2
Vacant	60,570	7.8%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	774,412	100.0%		$25,529,906	100.0%	$35.76	3

(1)	Based on the underwritten rent roll dated as of March 31, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

The following table presents certain information relating to historical occupancy at the Amazon Seattle Property:

Historical Leased %(1)

2018(2)	2019(2)	2020(2)	As of 3/31/2021
NAV	NAV	NAV	92.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Historical occupancy is unavailable because the Amazon Seattle Property has been renovated from 2017 to 2021 in connection with the major tenant executing an expansion lease in January 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon Seattle Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten PSF
Base Rent	$25,529,906	$32.97
Rent Step(4)	484,456	$0.63
IG Rent Step Credit(5)	3,666,429	$4.73
Value of Vacant Space	2,768,984	$3.58
Gross Potential Revenue	$32,449,775	$41.90
Tenant Recoveries	6,802,808	$8.78
Total Recoveries	$6,802,808	$8.78
Vacancy	(2,768,984)	($3.58)
Abatements	0	$0.00
Effective Gross Income	$36,483,599	$47.11

Management Fee	364,836	$0.47
Management Wages	567,771	$0.73
Janitorial	398,316	$0.51
Utilities	61,493	$0.08
Elevator	190,970	$0.25
HVAC	91,868	$0.12
Repairs & Maintenance	856,037	$1.11
Lot and Landscape	135,268	$0.17
Security	915,432	$1.18
Real Estate Taxes(6)	1,689,072	$2.18
Insurance	429,519	$0.55
Total Expenses	$5,700,582	$7.36

Net Operating Income	$30,783,017	$39.75
Capital Reserve	154,882	$0.20
TI/LC	77,346	$0.10
Net Cash Flow	$30,550,788	$39.45

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow information is unavailable because the Amazon Seattle Property has been renovated from 2017 to 2021 in connection with the major tenant executing an expansion lease in January 2020.

(3)	Based on the underwritten rent roll dated March 31, 2021.

(4)	Rent Steps include (i) approximately $482,159 in contractual rent steps for Amazon tenant through June 2021 and (ii) approximately $2,297 in contractual rent steps for Victrola Coffee through June 1, 2021.

(5)	Represents straight line average rent for Amazon through the end of the loan term.

(6)	Real Estate Taxes are based on the borrower’s year 1 budget (ending March 2022), which takes into account the tax credit for such year. Assuming no changes to the unabated taxes, the abated taxes for year 1 exceed the straight line average of abated real estate taxes over the loan term given the increase in tax credits in years 3-8. Below is a schedule of estimated tax credits based on renovation previously completed as well as the ongoing renovations. While the tax credits have been approved by the Landmark Board, the tax credits are subject to change if changes are made to the planned alterations. We cannot assure you that the actual tax credits, if any, will equal the estimated tax credits.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Estimated Tax Credit Schedule(1)
Year	Year Start	Year End	Remaining Tax Credits
1	4/1/2021	3/31/2022	$ 1,605,470
2	4/1/2022	3/31/2023	$ 1,815,433
3	4/1/2023	3/31/2024	$ 1,996,457
4	4/1/2024	3/31/2025	$ 2,072,932
5	4/1/2025	3/31/2026	$ 2,083,296
6	4/1/2026	3/31/2027	$ 2,093,713
7	4/1/2027	3/31/2028	$ 2,104,181
8	4/1/2028	3/31/2029	$ 2,014,252
9	4/1/2029	3/31/2030	$ 1,614,931
10	4/1/2030	3/31/2031	$ 1,100,854
11	4/1/2031	3/31/2032	$ 459,006
12	4/1/2032	3/31/2033	$ 249,041
13	4/1/2033	3/31/2034	$ 69,545
14	4/1/2034	3/1/2034	-

(1)	Source: Appraisal.

■	Appraisal. According to the appraisal, the Amazon Seattle Property has a “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “As-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

Appraisal Approach	As-is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	Various(1)	N/A	Various(1)
Discounted Cash Flow Approach	$669,899,731	6.00%	5.00%(2)

(1)	The As-is value under the Direct Capitalization Approach is $588,567,624 assuming a capitalization rate of 4.25% for the Office Condominium Unit, and $63,168,571 assuming a capitalization rate of 5.25% for the Retail Condominium Unit.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated March 11, 2021, there are no recognized environmental conditions or recommendations for further action at the Amazon Seattle Property.

■	Market Overview and Competition. The Amazon Seattle Property is located a few blocks from Amazon’s global headquarters in the Seattle central business district (“Seattle CBD”) office submarket, which is the metro’s largest office submarket in terms of inventory. East of the Amazon Seattle Property is Westlake Center, which is a four-story enclosed shopping center that is anchored by Sak’s Fifth Avenue OFF 5th, Nordstrom Rack and Zara. Adjacent to the building is Seattle Center Monorail which connects the neighborhood to Seattle Center. Pacific Place, a vertical mall that features retailers such as Tiffany & Company and Barnes & Noble, as well as a multiplex Regal Cinema, is located on Pine Street between Sixth Avenue and Seventh Avenue.

The Seattle CBD office market is in central Seattle, along Elliot Bay. The Seattle CBD is comprised of four submarkets: The Financial District, Denny Regrade, Pioneer Square/International District and Lower Queen Anne/Lake Union. The largest office submarket contained in the Seattle CBD is the Financial District, with 22.9 million square feet of inventory. The Seattle CBD holds the largest office inventory in the greater Seattle-Bellevue area and serves as the region’s center of development, with nearly three million square feet of office space under construction in the fourth quarter of 2020. According to the appraisal, the Seattle CBD office submarket contains

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

approximately 51.0 million SF, with an overall average asking rent of $46.95 PSF. As of the end of 2020, the vacancy rate was 11.4%.

The Amazon Seattle Property is located in the Seattle retail market which contains approximately 27.4 million square feet of inventory. As of year-end 2020, the overall vacancy rate for the region was 6.5%. The Amazon Seattle Property’s Northgate/Central submarket has a vacancy rate of 3.7%. The average asking rental rate for all types of retail space in the region is $26.53 PSF. The Amazon Seattle Property’s Northgate/Central submarket has an average asking rental rate of $27.42 PSF. The Market Rent Synopsis table below shows all of the market rent conclusions for the various tenant types at the Amazon Seattle Property according to a March 2021 third party appraisal report.

Market Rent Synopsis
	Total / WAV(1)	Office Floors 1-8	Office Basement	Retail Suite 110	Retail Suite 120	Retail Suite 130	Retail Suite 140	Retail Suite 150	Retail Suite 210	Retail Coffee Shop
Tenant	Various	Amazon	Amazon	Vacant	Knot Springs	Vacant	Vacant	Vacant	Vacant	Victrola Coffee
Occupied Square Feet	713,842	554,332	125,883	-	31,209	-	-	-	-	2,418
Market Rent PSF(1)	$41.18	$45.00	$26.00	$35.00	$35.00	$50.00	$42.00	$40.00	$35.00	$35.00
In Place UW Rent PSF(2)	$35.76	$38.04	$26.00	N/A	$35.00	N/A	N/A	N/A	N/A	$31.83
% Above / (Below Market)	-13.1%	-15.5%	-	N/A	-	N/A	N/A	N/A	N/A	-9.1%
Lease Term (Years)	10	10	10	10	10	10	10	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Annual Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

(1)	Weighted average values are based on occupied space at the Amazon Seattle Property.

(2)	Based on the underwritten rent roll dated March 31, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

The following charts summarize comparable office leases (according to a third party appraisal report) that range in base rent from $42.00 to $64.00 PSF, and retail leases that range in base rent from $36.60 to $50.00 PSF.

Summary of Comparable Office Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle	Amazon	Various	Various	Net	680,215	$35.81	0	$80.00(3)
US Bank Centre	Sincro Digital	Sep-20	5.8	Net	22,735	$42.00	3	$40.00
1918 Eighth	Royal Bank of Canada	Jul-20	4.1	Gross	35,424	$42.25	2	$0.00
Rainier Tower	Bank of America	Jan-20	10.0	Net	115,000	$47.00	0	$110.00
Two Union Square	BlackRock	Jan-20	10.0	Modified Gross	53,000	$64.00	0	$50.00
2+U	Dropbox, Inc.	Apr-19	10.3	Net	128,000	$45.00	3	$95.00
Average(2)			8.0		70,832	$48.05	2	$59.00

Summary of Comparable Retail Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle(4)	Various	Various	Various	Net	33,627	$34.77	Various	N/A
400 Dexter	The Collective	May-18	10	Net	24,175	$38.00	N/A	N/A
Pike Motorworks	Brewlab	Jan-18	10	Net	17,683	$50.00	0	$40
6th & Pike	North Face	4Q-18	10	Net	15,782	$42.01	0	$63
Pacific Place	Confidential	Jun-19	5	Net	32,896	$37.00	0	$0
Confidential	Confidential	Jan-20	14	Net	2,245	$36.60	N/A	N/A
Solis Seattle	Q Café	Mar-20	10	Net	3,525	$42.55	4	$43
Average(2)			10		16,051	$41.03	1	$37
(1)	Source: Appraisal

(2)	Excludes the Amazon Seattle Property.

(3)	$80.00 PSF on floors 1-2 plus $771,500 per floor on floors 3-8.

(4)	Tenant Size (SF) and Base Rent PSF are calculated as a weighted average of the two retail leases.

The following charts summarize office and retail building sales in Seattle directly comparable with the Amazon Seattle Property.

Summary of Comparable Office Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Amazon @ Atlas	Seattle, WA	158,433	1981	100%	Dec-20	$120,985,000	$763.64	4.75%
Amazon.com Phase VIII	Seattle, WA	317,804	2015	100%	Dec-19	$270,100,000	$849.89	4.08%
Roosevelt Commons	Seattle, WA	229,299	2002	100%	Dec-19	$157,000,000	$684.70	5.15%
Arbor Blocks East & West	Seattle, WA	388,911	2018	100%	Nov-19	$414,970,000	$1,067.01	4.25%
Maritime Building	Seattle, WA	211,640	1910	89%	Mar-18	$186,000,000	$878.85	4.10%
Average		261,217		98%		$229,811,000	$848.82	4.47%

Summary of Comparable Retail Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Bellevue Galleria	Bellevue, WA	213,002	1999	83%	Dec-19	$122,000,000	$572.76	5.00%
2200 Westlake	Seattle, WA	73,800	2006	100%	Feb-16	$65,000,000	$880.76	NAP
Pacific Place	Seattle, WA	334,245	1998	89%	Jul-14	$271,000,000	$810.78	4.48%
Meridian Center	Seattle, WA	156,338	1996	93%	Jan-14	$113,150,000	$723.75	5.82%
Average		194,346		91%		$142,787,500	$747.01	5.10%
(1)	Source: Appraisal.

■	The Borrower. The borrower is KRE 300 Pine Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Seattle Whole Loan. KRE 300 Pine Owner, LLC is indirectly majority owned and controlled by KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc. (“KKR”) (NYSE: KKR).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Founded in 1976, KKR is a global investment firm with approximately $252 billion in assets under management as of December 31, 2020. KKR manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR’s real estate platform has approximately $15.9 billion in assets under management as of December 31, 2020. At loan closing, KKR invested approximately $152.4 million of fresh cash equity into the Amazon Seattle Property.

KKR Real Estate Select Trust Inc., a Maryland corporation, will be the non-recourse carveout guarantor (the “Guarantor”). The borrower will have the right at any time, without the consent of the lender, to replace the Guarantor with (i) KKR and/or (ii) an affiliate of KKR or KKR Real Estate Select Trust Inc. that is 100% owned and controlled by KKR (an entity described in clause (ii), a “Replacement Affiliate Guarantor”); provided that in the case of any Replacement Affiliate Guarantor(s) in clause (ii) of the foregoing, such Replacement Affiliate Guarantor(s), in the aggregate, satisfy the net worth threshold set forth in the Seattle Amazon Whole Loan documents (exclusive of its interest in and any liabilities replacing to the Amazon Seattle Property). The Guarantor’s liability for bankruptcy-related events under the recourse guaranty is limited to 20% of the outstanding principal balance of the Amazon Seattle Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder. In addition, the related environmental indemnity provides that for so long as a PLL Policy (as defined in the loan documents) is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such PLL Policy. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The borrower notified the lender on April 8, 2021 that a transfer of up to 49% of the indirect ownership interest in the borrower to GIC (Realty) Private Limited is intended to be effectuated on or about April 30, 2021.

Escrows.  At loan origination, the borrower deposited approximately (i) $16,421,411 into an existing TI/LC reserve and (ii) $5,572,775 into a free rent reserve for bridge rent, gap rent, or free rent periods.

In addition, the Previous Owner deposited funds in the amount of (i) $2,000,000 into a rent credit escrow, pursuant to an escrow agreement among the Previous Owner, the borrower and a title company, to be utilized by the borrower in the event any delayed Amazon work results in accrued rent credits and (ii) $22,900,151 into a capital project escrow, pursuant to escrow instructions among the Previous Owner, the borrower, the condominium association, and a title company, for the completion and payment of remaining construction work at the Amazon Seattle Property, including work related to the Amazon expansion premises and the Knot Springs premises. Both the rent credit escrow and the capital project escrow are held by the title company and not by the lender. The lender has been granted a collateral assignment of such escrow agreements. However, the lender will have lesser rights under such escrow arrangements than would be the case if such reserves were held by the lender.

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the loan origination date, an acceptable blanket policy was in place.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.0167 PSF (initially approximately $12,933) for replacement reserves.

Rollover Reserve – During a Trigger Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $0.125 PSF (initially approximately $96,802) for tenant improvements and leasing commissions (capped at $75.00 PSF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

Condominium Reserve – From and after the retail unit release, the borrower is required to deposit into a condominium reserve, on a monthly basis, 1/12 of the condominium charges as set forth in the approved annual budget, in order to accumulate sufficient funds to pay all such condominium charges on their respective due dates.

A “Trigger Period” will commence upon (i) the ARD, (ii) the occurrence of an event of default under the Amazon Seattle Whole Loan until cured, (iii) the debt yield is less than (a) 5.83% based on the Amazon Seattle Whole Loan and (b) 5.00% based on the Amazon Seattle Total Debt, in each case, for two consecutive quarters (a “Low DY Period”) until (a) the debt yield based on the Amazon Seattle Whole Loan is equal to or greater than 5.83% and (b) the yield based on the Amazon Seattle Total Debt is equal to or greater than 5.00%, in each case, for two consecutive calendar quarters (the borrower may deliver a letter of credit, or after the prepayment lockout expiration date, make a prepayment, to avoid a low debt yield period), (iv) the commencement of a Lease Sweep Period (defined herein) until such Lease Sweep Period is cured, and (v) the occurrence of a mezzanine loan default until cured.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the earliest to occur of any of the following:

(i) the date on which, with respect to the Amazon lease or any replacement lease which covers at least 125,000 of the rentable square feet demised under the Amazon lease (each a “Lease Sweep Lease”), the tenant cancels or terminates its lease with respect to at least 100,000 square feet of space prior to the then current expiration date under such lease, or delivers notice that it is canceling or terminating its lease with respect to at least 100,000 square feet of space and ending on the date on which both (a) one or more replacement tenants acceptable to the lender (reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the terminated space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement lease(s) satisfies certain conditions to be set forth in the loan documents, and (b) the debt yield is at least equal to 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt, provided that, so long as no event of default then exists, the borrower will be permitted to cause prepayments (in compliance with the prepayment provisions hereof in the loan agreement) of amounts sufficient that, if applied to the outstanding principal balance of the loan, would result in the property achieving a debt yield of at least 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt;

(ii) the date on which a tenant under a Lease Sweep Lease goes dark at 50% or more of its space on a rentable square foot basis (or, if a Lease Sweep Tenant gives notice that it intends to discontinue operation of its business at a future date but has not yet discontinued, then the earlier of (i) actual discontinuance and (ii) the later of (A) the delivery of such notice and (B) the date that is 12 months prior to the future date of such discontinuance as stated in such notice) (a “Dark Period Event”) and ending on the date on which either (a) one or more replacement tenants acceptable to the lender (in its reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the dark space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement tenant(s) and lease(s) satisfies certain conditions to be set forth in the loan documents, or (b) for a Dark Period Event, the entirety of the dark space has been sublet to an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Rating”) or a wholly-owned subsidiary of an entity whose obligations are guaranteed by such entity with an Investment Grade Rating (collectively, “Investment Grade Entity”) who has accepted delivery thereof and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease (other than free rent from leases with free rent periods that are currently in effect that are permitted free rent periods); provided, however, that if the tenant either (a) is Amazon (or an affiliate thereof so long as the Amazon.com guaranty remains in effect), (b) is one or more Investment Grade Entities or (c) has subleased the dark space to one or more Investment Grade Entities who have accepted delivery thereof and is paying unabated rent at a rate that is at least equal to the contract rate under the Lease Sweep Lease, such tenant will not be deemed to have “gone dark” and no Lease Sweep Period will commence;

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

(iii) upon either (a) a monetary default or (b) a material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, and in each case ending on the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(iv) the tenant (or guarantor, if any) under a Lease Sweep Lease filing or commencing a bankruptcy or insolvency proceeding, which Lease Sweep Period will end on the date on which the insolvency proceeding is terminated or the applicable lease is affirmed, assumed or assigned in a manner satisfactory to the lender; or

(v) the effective date of any termination by the Amazon tenant of the Amazon lease with respect to any phase due to the borrower’s failure to timely deliver such phase to the Amazon tenant in delivery condition or in final condition, as applicable, pursuant to the Amazon lease.

Notwithstanding clause (ii) above, a tenant under a Lease Sweep Lease will not be deemed to be “dark” if the discontinuation of operations in its space as a result of either of the following: (A) such discontinuation occurs in order for such tenant to comply with governmental restrictions which restrict the use or occupancy of the Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs in connection with such tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic or any other pandemic or epidemic, provided further that, in either case of clause (A) or (B), that such tenant has not given notice that it does not intend to re-open or resume operations in its space (any discontinuation of operations described above, a “Pandemic Discontinuation”).

Any sweep commenced pursuant to clauses (i) through (iv) above will be subject to the cash management provisions described herein, which will include deposits into the lease reserve account during a Trigger Period. Additionally, any tenant termination or modification fees collected by the borrower will be deposited in the leasing reserve account (including if this results in amounts in the leasing reserve account exceeding the Lease Sweep Reserve Cap). Provided there is no event of default, all funds on reserve in the leasing reserve account will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the applicable space covered by the respective lease and other approved leasing costs (or, in the event no Trigger Period is in effect, funds on the reserve in the leasing reserve account will be made available to the borrower for other expenses of the Amazon Seattle Property.

Further, a Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender (and, for the avoidance of doubt, prior to such delivery in satisfaction of the conditions set forth in this paragraph, a Lease Sweep Period will continue to exist) any of (x) an acceptable letter of credit, (y) a guaranty in form and substance satisfactory to Lender from an Investment Grade Entity that is rated by two of Fitch, Moody’s and S&P and that maintains minimum net worth (exclusive of the Property) and liquidity at levels of $500 million and $50 million (exclusive of any interest in the Amazon Seattle Property), respectively, or (z) subject to (a) rating agency confirmation, (b) Mezzanine Lender approval and (c) a guaranty in form and substance satisfactory to the lender from a guarantor reasonably acceptable to Lender, in any case, in an amount equal to the Lease Sweep Reserve Cap. All letters of credit plus all guaranties (excluding any recourse carveout guaranty) in effect as of any date of determination will not exceed, in the aggregate, 12.5% of the outstanding principal balance of the Amazon Seattle Whole Loan.

A “Lease Sweep Reserve Cap” means: (a) for a lease sweep due to clause (i) or (ii) above, $75.00 PSF of the terminated space or dark space, as applicable; and (b)  for a lease sweep due to clause (iii) above, $75.00 PSF of the related defaulted lease sweep lease; provided that, (x) if the lease sweep trigger is continuing pursuant to both (i) and (ii) above and no other lease sweep trigger is then continuing, the Lease Sweep Reserve Cap will be calculated based on the aggregate rentable square footage of both the terminated Space and the dark Space (without duplication with regard to the same space) and (y) the aggregate Lease Sweep Reserve Cap for all concurrent lease sweep triggers will not exceed $51,322,050 (i.e., $75.00 PSF that is leased pursuant to the Amazon lease including the expansion premises described in loan documents).

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

■	Lockbox and Cash Management. The Amazon Seattle Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants to deposit rents

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

into a lender-controlled lockbox account. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within three business days following receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied on each payment date to the payment of, among other things, debt service (which includes both the Amazon Seattle Whole Loan and the Amazon Seattle Mezzanine Loan), the funding of required reserves and budgeted and lender-approved extraordinary monthly operating expenses. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the Amazon Seattle Whole Loan, subject to certain permitted uses by the borrower described in the loan documents. If the Amazon Seattle Whole Loan is not paid by the ARD, from and after the ARD, the Amazon Seattle Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (“Excess Interest”) will be deferred.

In addition, from and after the ARD, all excess cash flow from the Amazon Seattle Property will be applied as follows in the following order of priority, (i) to fund the reserves for tax and insurance and condominium charges (if any), (ii) to interest on the Amazon Seattle Senior Notes and the Amazon Seattle Trust Subordinate Companion Loan, in that order, and in each case calculated at the initial interest rate, (iii) to operating expenses in accordance with the annual budget (which must be reasonably approved by the lender), (iv) toward other amounts due under the loan documents, including default interest and late payment charges, (v) for the payment of approved extraordinary operating expenses, (vi) to debt service on any then existing Mezzanine Loan calculated at the initial interest rate, (vii) to repay the outstanding principal balance of the Amazon Seattle Senior Notes, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Amazon Seattle Whole Loan, (viii) if the Amazon Seattle Senior Notes have been repaid in full, to repay the outstanding principal balance of the Amazon Seattle Trust Subordinate Companion Loan, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Amazon Seattle Whole Loan, (ix) if lender elects, to make deposits into the capital expenditures reserve, (x), to repay the outstanding principal balance of the Amazon Seattle Senior Notes until the entire outstanding principal balance is paid, (xi) to repay the outstanding principal balance of the Amazon Seattle Trust Subordinate Companion Loan until the entire outstanding principal balance is paid, (xii) to the payment of Excess Interest under the Amazon Seattle Senior Notes, (xiii) to the payment of Excess Interest under the Amazon Seattle Trust Subordinate Companion Loan, and (xiv) to pay all remaining amounts due under the Mezzanine Loan. Provided no event of default is continuing and prior to the ARD, funds on deposit in the lockbox account will be disbursed to the borrower’s operating account.

■	Property Management. The Amazon Seattle Property is managed by Urban Renaissance Property Company LLC, a Washington limited liability company.

■	Current Mezzanine or Subordinate Secured Indebtedness. The Amazon Seattle Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $155.1 million, and accrues interest at a fixed rate of 3.004833% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Preliminary Prospectus. A mezzanine loan (the “Mezzanine Loan”) was funded by Deutsche Bank AG, New York Branch to KRE 300 Pine Mezz A LLC. The Mezzanine Loan has an original principal balance of $65.0 million, accrues interest at a per annum rate of 6.10000%, and requires interest-only payments until the ARD, and has an ARD and a maturity date co-terminous with that of the Amazon Seattle Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. The Amazon Seattle Whole Loan documents allow, after the prepayment lockout expiration date but prior to the ARD, a release of the Retail Unit at the Amazon Seattle Property in connection with an arm’s length sale of such unit to an unrelated third party, upon prepayment of a release amount equal to $37,800,000 for the Amazon Seattle Whole Loan (and $6,300,000 for the Mezzanine Loan), together with, among other things, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, provided, that among other conditions, (i) after the release, the aggregate debt yield of the Amazon Seattle Total Debt is not less than the greater of such aggregate debt yield prior to the release and 5.82% and the debt yield of the Amazon Seattle Whole Loan is not less than the greater of such debt yield prior to the release and 6.79% (provided that the borrower may make an additional prepayment to satisfy such debt yield

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON SEATTLE

conditions), (ii) such release is permitted under the terms of the Mezzanine Loan and under the Amazon lease, (iii) the Condominium Revision has occurred and certain amendments are made to the condominium documents, and (iv) certain REMIC related conditions are satisfied.

■	Terrorism Insurance. The Amazon Seattle Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon Seattle Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the Amazon Seattle Property, provided that such coverage is commercially available, until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity, provided that if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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4800-4900 FOURNACE PLACE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

Humble
Aldine
ENERGY CORRIDOR
Houston
DOWNTOWN
Baytown
Pasadena
Bellaire
Sugar Land
Pearland
League City
Ikea
Marq-E Entertainment Center
Memorial Park Municipal Golf Course
Houston Arboretum & Nature Center
River Oaks Country Club
Uptown Park
Woodway Collection
The Plaza at San Felipe
River Oaks Shopping Center
RIVER OAKS
UPTOWN
River Oaks District
Highland Village
Kirby Retail Corridor
Spectrum Shopping Center
Briargrove Plaza
Westheimer Crossing
Galleria Mall
AFTON OAKS
Houston
Alabama Shepherd Shopping Center
MID-WEST
Windsor Plaza
Richmond Square
Greenway Commons
Anderson Park
Plaza in the Park
Weslayan Plaza
West University Place
GULFTON
Hillcroft Center
Harwin Trade Center
SHARPSTOWN
Bellaire
Rice Village
Rice Stadium
PlazAmericas Shopping Mall
4800-4900 Fournace Place
4800-4900 Fournace Place
Bellaire, TX 77401
Sharpstown Plaza
Arena Theatre
Houston Baptist University
Memorial Hermann Hospital-SW
Bayland Park
Target
NRG Center
NRG Stadium
NRG Arena
Meyerland Plaza
Lowe's
Fondren Southwest Village Mall
Brae Burn Country Club
Fondrenwood Shopping Center
Belfort Plaza

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bellaire, Texas	Cut-off Date Principal Balance	$56,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$100.05
Size (SF)	564,739	Percentage of Initial Pool Balance	4.7%
Total Occupancy as of 1/1/2021	87.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2021	87.4%	Type of Security	Fee
Year Built / Latest Renovation	1965, 1975 / 2020	Mortgage Rate	3.35100%
Appraised Value	$104,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$12,671,574
Underwritten Expenses	$5,445,823	Escrows(1)
Underwritten Net Operating Income (NOI)	$7,225,751	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,708,401	Taxes	$142,263	$35,566
Cut-off Date LTV Ratio	54.3%	Insurance	$112,966	$19,010
LTV Ratio at Maturity	42.1%	Replacement Reserve	$0	$9,412
DSCR Based on Underwritten NOI / NCF	2.42x / 2.24x	TI/LC	$0	$47,062
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.9%	Other(2)	$2,350,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	100.0%	Loan Payoff	$27,710,502	49.0%
Principal Equity Distribution	25,685,797	45.5
Reserves	2,605,230	4.6
Origination Costs	498,471	0.9
Total Sources	$56,500,000	100.0%	Total Uses	$56,500,000	100.0%

(1)	See “—Escrows” below.
(2)	Other Upfront reserve consists of upfront capital improvements. Monthly reserves consist of springing monthly deposits for the Houston Methodist reserve, capped at $1,000,000.

■	The Mortgage Loan. The 4800-4900 Fournace Place mortgage loan (the “4800-4900 Fournace Place Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in an office property located in Bellaire, Texas (the “4800-4900 Fournace Place Property”). The 4800-4900 Fournace Place Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $56,500,000, representing approximately 4.7% of the Initial Pool Balance.

The 4800-4900 Fournace Place Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 19, 2021. The 4800-4900 Fournace Place Loan accrues interest at a fixed rate of 3.35100% per annum. The 4800-4900 Fournace Place Loan proceeds were used to fund the refinance the 4800-4900 Fournace Place Property, return equity to the borrower sponsors, fund upfront reserves and pay origination costs.

The 4800-4900 Fournace Place Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 4800-4900 Fournace Place Loan is April 6, 2031. Voluntary prepayment of the 4800-4900 Fournace Place Loan in whole (but not in part) is permitted on or after January 6, 2031 without payment of any prepayment premium. Defeasance of the entire 4800-4900 Fournace Place Loan in whole (but not in part) is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The 4800-4900 Fournace Place Property consists of two Class B office buildings totaling 564,739 SF located in Bellaire, Texas. The 4800-4900 Fournace Place Property was built in 1965 and 1975 and was subsequently renovated in 2020. Situated on approximately 12.76 acres, the 4800-4900 Fournace Place Property has access to 2,420 parking spaces resulting in a parking ratio of 4.29 per 1,000 SF of net rentable area. As of January 1, 2021, the 4800-4900 Fournace Place Property was 87.4% occupied by 19 different tenants.

The largest tenant by underwritten base rent at the 4800-4900 Fournace Place Property, Harris Health (58.2% of NRA; 72.5% of underwritten base rent) occupies nine units, totaling 328,779 SF. Harris Health has been a tenant of the 4800-4900 Fournace Place Property since January 1, 2021 and has a lease expiration date of December 31, 2030. Harris Health has two, five-year renewal options and a termination option exercisable after December 31, 2027 with six months’ prior notification along payment of a termination fee. Additionally, Harris Health has the right to reduce the size of its space by 25% after December 31, 2023 with six months’ prior notice and payment of a termination fee. Harris Health is a fully integrated healthcare system that cares for all residents of Harris County, Texas. Harris Health is the first accredited healthcare institution in Harris County to be designated by the National

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

Committee for Quality Assurance as a Patient-Centered Medical Home, and is one of the largest systems in the country to achieve the quality standard. The company includes community health centers, same-day clinics, school-based clinics, three multi-specialty clinic locations, a dental center and dialysis center, mobile health units and two full-service hospitals.

The second largest tenant by underwritten base rent at the 4800-4900 Fournace Place Property, Houston Methodist (17.9% of NRA; 13.1% of underwritten base rent) occupies 100,812 SF. Houston Methodist has been a tenant of the 4800-4900 Fournace Place Property since July 1, 2020 and has a lease expiration date of June 30, 2027. Houston Methodist has two, five-year renewal options. Houston Methodist comprises a leading academic medical center in the Texas Medical Center and seven community hospitals serving the Greater Houston area. The hospital has earned worldwide recognition in multiple specialties including cardiovascular surgery, cancer, epilepsy treatment and organ transplantation.

COVID-19 Update: As of March 31, 2021 the 4800-4900 Fournace Place Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 31, 2021, the 4800-4900 Fournace Place Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 4800-4900 Fournace Place Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Harris Health(4)	NR / NR / NR	328,779	58.2%	$7,237,052	72.5%	$22.01	12/31/2030	2, 5-year options
Houston Methodist	NR / NR / NR	100,812	17.9	1,310,556	13.1	$13.00	6/30/2027	2, 5-year options
Texas Justice Center	NR / NR / NR	13,303	2.4	319,272	3.2	$24.00	9/30/2022	None
SLS Properties	NR / NR / NR	11,319	2.0	260,337	2.6	$23.00	12/31/2025	None
Sheena Law Firm	NR / NR / NR	4,137	0.7	95,151	1.0	$23.00	12/31/2025	None
Omar Kwahaja	NR / NR / NR	4,400	0.8	92,400	0.9	$21.00	10/31/2025	None
Mires, Ran, Clark & Associates	NR / NR / NR	4,137	0.7	91,014	0.9	$22.00	4/20/2022	None
Avram Blair	NR / NR / NR	3,832	0.7	84,300	0.8	$22.00	2/28/2025	None
Consultive Geonomics PLLC	NR / NR / NR	4,450	0.8	82,325	0.8	$18.50	6/30/2025	None
Razavizand, Sara	NR / NR / NR	3,210	0.6	70,620	0.7	$22.00	10/31/2024	None
Ten Largest Owned Tenants		478,379	84.7%	$9,643,027	96.6%	$20.16
Remaining Tenants		15,392	2.7	334,458	3.4	$21.73
Vacant		70,968	12.6	0	0.0	$0.00
Total / Wtd. Avg.		564,739	100.0%	$9,977,485	100.0%	$20.21

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps for various tenants through April 30, 2022.
(4)	Harris Health has the right to terminate its lease after December 31, 2027 with six months’ prior notice. Additionally, Harris Health has the right to reduce the size of its space by 25% after December 31, 2023 with six months’ prior notice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

The following table presents certain information relating to the lease rollover schedule at the 4800-4900 Fournace Place Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	889	0.2	0.2%	8,940	0.1	$10.06	1
2022	22,771	4.0	4.2%	530,127	5.3	$23.28	5
2023	2,423	0.4	4.6%	50,758	0.5	$20.95	2
2024	7,344	1.3	5.9%	160,164	1.6	$21.81	3
2025	30,753	5.4	11.4%	679,888	6.8	$22.11	6
2026	0	0.0	11.4%	0	0.0	$0.00	0
2027	100,812	17.9	29.2%	1,310,556	13.1	$13.00	1
2028	0	0.0	29.2%	0	0.0	$0.00	0
2029	0	0.0	29.2%	0	0.0	$0.00	0
2030	328,779	58.2	87.4%	7,237,052	72.5	$22.01	1
2031	0	0.0	87.4%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	87.4%	0	0.0	$0.00	0
Vacant	70,968	12.6	100.0%	0	0.0	$0.00	0
Total	564,739	100.0%		$9,977,485	100.0%	$20.21	19

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent for various tenants through April 30, 2022.

The following table presents certain information relating to historical occupancy at the 4800-4900 Fournace Place Property:

Historical Leased %(1)

2018	2019	2020	As of 1/1/2021
NAV	NAV	NAV	87.4%

(1)	Renovation on the 4800-4900 Fournace Place Property was completed in 2020, therefore historical financial information is not available.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 4800-4900 Fournace Place Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $per SF
Base Rent	$9,977,485	$17.67
Contractual Rent Steps(3)	946,633	1.68
Potential Income from Vacant Space	846,084	1.50
Reimbursements	1,147,456	2.03
Other Income(4)	600,000	1.06
Vacancy & Credit Loss	(846,084)	(1.50)
Effective Gross Income	$12,671,574	$22.44

Real Estate Taxes	$1,935,521	$3.43
Insurance	265,427	0.47
Management Fee	506,863	0.90
Other Operating Expenses	2,738,012	4.85
Total Operating Expenses	$5,445,823	$9.64

Net Operating Income	$7,225,751	$12.79
TI/LC	404,403	0.72
Capital Expenditures	112,948	0.20
Net Cash Flow	$6,708,401	$11.88

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	Renovation of the 4800-4900 Fournace Place Property was completed in 2020, therefore historical financial information is not available.
(3)	Contractual Rent Steps for various tenants through April 30, 2022.
(4)	Other Income includes storage fees, tenant services income, overtime HVAC, and other miscellaneous sources.

■	Appraisal. According to the appraisal, the 4800-4900 Fournace Place Property had an “as-is” appraised value of $104,000,000 as of February 22, 2021.

■	Environmental Matters. According to the Phase I environmental report dated March 3, 2021, there are certain recognized environmental conditions at the 4800-4900 Fournace Place Property in connection with potential soil and groundwater impacts from (i) prior industrial activities at the 4800-4900 Fournace Place Property and certain adjacent properties for which Chevron has been identified as the responsible party and is performing ongoing groundwater monitoring and remediation and (ii) certain on-site underground storage tanks for which the Phase I environmental report identified a lack of subsurface data. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The 4800-4900 Fournace Place Property is located in Bellaire, Texas, which is part of the greater Houston-The Woodland-Sugar Land MSA. The Houston metropolitan area is the fifth largest in the U.S. and prior to the pandemic consistently ranked among the top metros for job growth in the country, more than 1.1 million new residents were added from 2010 to 2019. The Bellaire office submarket benefits from the strength of the medical and health services industries due to its location just three miles from the Texas Medical Center. The Texas Medical Center is the largest medical complex in the world, covering 1,345 acres and consisting of approximately 9,200 patient beds. The Texas Medical Center is committed to creating a community of education and ground-breaking research in healthcare and life sciences. In 2020, the Texas Medical Center had 10 million annual patient visits and the world’s largest children’s center and cancer center. According to the appraisal, the 4800-4900 Fournace Place Property is located in the Bellaire office submarket. The Houston Bush Intercontinental Airport (IAH) is the largest airport in the city, sitting on more than 10,000 acres. IAH offers direct access to more than 180 destinations throughout the United States and the world. The Houston Bush Intercontinental Airport is the 12th busiest for total passengers in North America. It supports 170,000 local jobs and provides $22 billion in economic impact to the local economy. IAH is located approximately 20 miles north of the 4800-4900 Fournace Place Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

According to the appraisal, the 2020 estimated total population within a one-, three-, and five-mile radius of the 4800-4900 Fournace Place Property was 21,241, 240,509, and 538,381, respectively. According to the appraisal, the 2020 average estimated household income within a one-, three-, and five-mile radius 4800-4900 Fournace Place Property was $119,287, $127,038, and $117,292, respectively. As of the first quarter of 2021, the Bellaire office submarket had an inventory of approximately 5.3 million SF, a vacancy rate of 12.1% and asking rents of $26.18 per SF.

Comparable Office Buildings(1)

Property Name	NRA	Year Built	Distance from Subject	% Occupied	Average Asking Rent
4800-4900 Fournace Place	564,739(2)	1965, 1975	N/A	87.4%(2)	N/A
6700 West Loop South	74,765	1976	0.7 miles	100%	$30.00
6330 West Loop Office Building	279,333	1976	0.4 miles	98%	$23.00
6750 West Loop South	200,705	1976	0.7 miles	89%	$28.50
West Loop II	144,337	1981	0.6 miles	87%	$28.00
Bellaire Atrium I	76,152	1974	0.2 miles	99%	$22.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

■	The Borrower. The borrower is SLS West Loop II, LP, a single purpose entity and Texas limited partnership structured to be a bankruptcy-remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4800-4900 Fournace Place Loan. The borrower sponsors and non-recourse carveout guarantors under the 4800-4900 Fournace Place Loan are Danny M. Sheena and Osama Abdullatif.

■	Escrows. At loan origination, the borrower deposited (i) $2,350,000 into a capital improvement reserve in connection with the scheduled construction of a new five-story parking garage, (ii) 142,263.48 into a tax reserve, and (iii) $112,966.17 into an insurance reserve.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes, in the amount of $35,565.87, that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums, in the amount of $19,010.08, that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 4800-4900 Fournace Place Loan documents.

Capital Expenditures Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $9,412.32.

TI/LC Reserve - On each due date, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $47,061.58.

Critical Tenant Reserve – To the extent a 4800-4900 Fournace Place Trigger Period occurs as a result of a Critical Tenant Trigger Event, the borrower is required to deposit all excess cash flow into a Critical Tenant reserve in accordance with the 4800-4900 Fournace Place loan documents.

Houston Methodist Reserve – On each due date following a Critical Tenant Bankruptcy Trigger Event or Critical Tenant Vacating Trigger Event in relation to the Houston Methodist tenant or a future tenant which takes occupancy of a portion of the Houston Methodist tenant’s space pursuant to a Major Lease (as opposed to a Critical Tenant), if and to the extent the amount contained therein is less than $1,000,000, the borrower is required to fund a Houston Methodist reserve in an amount equal to $166,667.

A “Critical Tenant” means (i) Harris Health and (ii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant Space pursuant to a Critical Tenant Lease.

A “Critical Tenant Lease” means any of (i) lease with Harris Health and (ii) any future lease for a portion of the space occupied by Harris Health which qualifies as a Major Lease under item (i) of the related definition.

A “Critical Tenant Space” means any of: (i) the approximately 311,725 SF of leased space subject to the Harris Health lease and (ii) the portion of the Harris Health office space occupied by a future Critical Tenant.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant Lease (a “Critical Tenant Bankruptcy Trigger Event”), and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable lease, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark, discontinues its operations or business in substantially all of its leased premises (excluding any temporary discontinuance of its operations) (a “Critical Tenant Vacating Trigger Event”), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space and is paying full monthly rent and has provided an updated estoppel satisfactory to the lender or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; (iii) (a) commencing on the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under its lease beyond any applicable notice and cure period (which event of default would allow the either the borrower or Critical Tenant to terminate the applicable lease) and (b) ending on the earlier of (1) such event of default has been cured, in the reasonable discretion of the lender, and no events of default exist under the applicable Critical Tenant lease for a consecutive period of no less than three consecutive months or (2) the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

applicable Critical Tenant lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; and (iv) (a) commencing as to either (A) Harris Health or (B) any future Critical Tenant or the guarantor under the applicable lease which, in either case, has a long term credit rating equal to “BBB-” by S&P and the equivalent rating by the other applicable rating agencies during the term of its applicable lease (“Investment-Grade”), the long term credit rating of any such entities is equal to or less than “BB+” by S&P (or an equivalent rating by any of the other applicable rating agencies) and (b) ending the long term credit rating of the applicable Critical Tenant or its lease guarantor is equal to or greater than Investment-Grade.

A “Major Lease” means any lease that (i) when aggregated with all other leases at the 4800-4900 Fournace Place Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 100,000 rentable SF, (ii) contains an option or preferential right to purchase all or any portion of the 4800-4900 Fournace Place Property, (iii) is with an affiliate of the borrower as tenant other than a lease with an affiliate of the borrower or property manager as tenant for 2,500 SF or less for use as management offices, or (iv) is entered into during the continuance of an event of default under the 4800-4900 Fournace Place Loan.

■	Lockbox and Cash Management. The 4800-4900 Fournace Place Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 4800-4900 Fournace Place Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 4800-4900 Fournace Place Property and all other money received by the borrower or the property manager with respect to the 4800-4900 Fournace Place Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within three business days of receipt thereof.

During the continuance of a 4800-4900 Fournace Place Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 4800-4900 Fournace Place Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 4800-4900 Fournace Place Loan.

A “4800-4900 Fournace Place Trigger Period” means each period commencing (a) when the net operating income (as calculated under the 4800-4900 Fournace Place Loan documents), determined as of the first day of any fiscal quarter, is less than the origination date net operating income times 75%, and ending when the net operating income (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is greater than or equal to the origination date net operating income times 75%, (b) if the financial reports required under the 4800-4900 Fournace Place Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 4800-4900 Fournace Place Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■

Property Management. The 4800-4900 Fournace Place Property is currently managed by SLS Building Management, LLC, a Texas limited liability company and an affiliate of the borrower sponsors. Under the related 4800-4900 Fournace Place Loan documents, the 4800-4900 Fournace Place Property is required to be managed by (i) SLS Building Management, LLC, (ii) a reputable management company with, among other things, at least five years of experience in the management of at least five properties similar in size, scope, class, use and value as the 4800-4900 Fournace Place Property and with, at the time of its engagement, at least three times the leasable square footage of the 4800-4900 Fournace Place Property under management or (iii) any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to terminate the property management agreement or direct the borrower to terminate the property management agreement and replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 4800-4900 Fournace Place Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to certain conditions set forth in the related loan documents, (i) during the continuance of an event of default under the 4800-4900 Fournace Place Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4800-4900 FOURNACE PLACE

terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 4800-4900 Fournace Place Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

909 Third Avenue
909 Third Avenue
New York, NY 10022
Central Park
ROOSEVELT ISLAND AERIAL TRAMWAY
E 60TH STREET
E 59TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
E 57TH STREET
W 56TH STREET
E 56TH STREET
W 55TH STREET
E 55TH STREET
W 54TH STREET
E 54TH STREET
W 53RD STREET
E 53RD STREET
W 52ND STREET
E 52ND STREET
W 51ST STREET
E 51ST STREET
W 50TH STREET
E 50TH STREET
W 49TH STREET
E 49TH STREET
W 48TH STREET
E 48TH STREET
W 47TH STREET
E 47TH STREET
W 46TH STREET
E 46TH STREET
W 45TH STREET
E 45TH STREET
W 44TH STREET
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W 43RD STREET
E 43RD STREET
W 42ND STREET
E 42ND STREET
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
Bloomingdale's
The Plaza
General Motors Bldg
Bloomberg HQ
909 Third
Citigroup Center
Lipstick Building
Seagram Bldg
345 Park
Saint Patrick's Cathedral
Radio City Music Hall
International Building
RCA Building
ROCKEFELLER CENTER
Waldorf Astoria Hotel
TURTLE BAY
277 Park
245 Park
485 Park
237 Park
Met Life Building
Grand Central Terminal
Grand Hyatt
Chrysler Bldg
US Post Office
Graybar Building
Bank of America Plaza
One Vanderbilt
Museum of Modern Art (MOMA)
Sony Building
Solow Building
New York
MANHATTAN
BROOKLYN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$174.42
Size (SF)	1,350,756	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 2/1/2021	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2021	97.9%	Type of Security	Leasehold
Year Built / Latest Renovation	1968 / 2011	Mortgage Rate	3.23000%
Appraised Value	$675,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$64,143,441
Underwritten Expenses	$30,952,023	Escrows(3)
Underwritten Net Operating Income (NOI)	$33,191,419	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,232,823	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	34.9%	Insurance	$0	Springing
LTV Ratio at Maturity(1)	34.9%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	4.30x / 4.05x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	14.1% / 13.3%	Other(4)	$319,928	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$235,600,000	66.8%	Loan Payoff	$350,000,000	99.2%
Subordinate Loan Amount	114,400,000	32.4	Origination Costs	2,562,133	0.7
Sponsor’s New Cash Contribution	2,882,061	0.8	Reserves	319,928	0.1

Total Sources	$352,882,061	100.0%	Total Uses	$352,882,061	100.0%

(1)	The 909 Third Avenue Loan (as defined below) is part of the 909 Third Avenue Whole Loan (as defined below) with an aggregate original principal balance of $350,000,000. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF and Cut-off Date Balance per SF numbers presented above are based on the 909 Third Avenue Senior Pari Passu Notes (as defined below). The Cut-off Date Balance per SF and Maturity Date Balance per SF, Debt Yield Based on Underwritten NOI / NCF, DSCR Based on Underwritten NOI / NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 909 Third Avenue Whole Loan are $259, $259, 9.5%, 8.9%, 2.90x, 2.72x, 51.9% and 51.9%, respectively.

(2)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-4, which are part of the 909 Third Avenue Whole Loan consisting of five senior pari passu promissory notes with an aggregate original principal balance of $235,600,000 and three subordinate pari passu promissory notes with an aggregate original principal balance of $114,400,000.

(3)	See “—Escrows” below.

(4)	Other Upfront Reserve consists of a $319,928 for unfunded obligations, a springing monthly ground rent reserve and a springing specified tenant trigger reserve (capped at $70 PSF for the portion of the specified tenant’s space that is subject to the specified tenant trigger for a maximum amount of approximately $16,181,480).

■	The Mortgage Loan. The mortgage loan (the “909 Third Avenue Loan”) is part of a whole loan (the “909 Third Avenue Whole Loan”) evidenced by eight notes comprising (i) five senior pari passu notes (collectively, the “909 Third Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $235,600,000, and (ii) three junior pari passu notes (collectively, the “909 Third Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $114,400,000. The 909 Third Avenue Junior Non-Trust Notes are subordinate to the 909 Third Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—909 Third Avenue Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 909 Third Avenue Whole Loan is $350,000,000. The 909 Third Avenue Whole Loan is secured by the borrower’s leasehold interest in a Class A office building located in New York, New York (the “909 Third Avenue Property”). The 909 Third Avenue Loan, which is evidenced by the non-controlling note A-4, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loans are evidenced by four senior pari passu notes (collectively, the “909 Third Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $185,600,000 and the 909 Third Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 909 Third Avenue Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”) and BMO Harris Bank N.A. (“BMO Harris”) on March 26, 2021. Each note evidencing the 909 Third Avenue Whole Loan has an interest rate of 3.23000% per annum. The borrower utilized the proceeds of the 909 Third Avenue Whole Loan and new sponsor equity to refinance the existing debt on the 909 Third Avenue Property, fund upfront reserves and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

The table below summarizes the promissory notes that comprise the 909 Third Avenue Whole Loan. The relationship between the holders of the 909 Third Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—909 Third Avenue Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4	$50,000,000	$50,000,000	Benchmark 2021-B25	No
A-5	50,000,000	50,000,000	BANA(1)	No
A-1, A-2, A-3	135,600,000	135,600,000	NYC 2021-909	Yes
Total Senior Notes	$235,600,000	$235,600,000
B-1, B-2, B-3	114,400,000	114,400,000	NYC-2021-909	No
Total	$350,000,000	$350,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The 909 Third Avenue Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 909 Third Avenue Whole Loan requires payment of interest only until the scheduled maturity date, which is the due date in April 2031. Defeasance of the 909 Third Avenue Whole Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 909 Third Avenue Whole Loan documents at any time after the earlier of March 26, 2024 or the second anniversary of the securitization of the last portion of the 909 Third Avenue Whole Loan. Voluntary prepayment of the 909 Third Avenue Whole Loan is permitted without payment of a prepayment premium on any business day on or after October 6, 2030.

(1)	The 909 Third Avenue Whole Loan is evidenced by the 909 Third Avenue Senior Pari Passu Notes and the 909 Third Avenue Junior Non-Trust Notes.

(2)	Calculated based on the total rentable area of 1,350,756 SF.

(3)	Calculated based on the “as-is” appraised value of $675,000,000 (approximately $500 PSF) with a valuation date of March 1, 2021 (the “Appraised Value”). The Appraised Value was prepared by Cushman & Wakefield Valuation & Advisory (the “Appraiser”) and assumes that USPS (which has three, 5-year renewal options remaining under its lease) extends its current lease through October 2038. The Appraiser also provided a hypothetical appraised value of $860,000,000 (approximately $637 PSF) with a valuation date of March 1, 2021 which assumes USPS (which has three, 5-year renewal options remaining under its lease) vacates after its current lease expiration date in October 2023 (the “Appraised Value Assuming USPS Vacates in 2023”).

(4)	Calculated based on the UW NOI of $33,191,419.

(5)	Calculated based on the UW NCF of $31,232,823.

(6)	The 909 Third Avenue Senior Pari Passu Companion Loans are pari passu in right of payment with the 909 Third Avenue Loan. The 909 Third Avenue Senior Pari Passu Notes are, collectively, senior in right of payment to the 909 Third Avenue Junior Non-Trust Notes (to the extent described in this term sheet and the Preliminary Prospectus).

■	The Mortgaged Property. The 909 Third Avenue Property is a 32-story, 1,350,756 SF, Class A, LEED Gold certified office tower located in New York, New York. Built in 1968 and designed by Emery Roth & Sons, the 909 Third Avenue Property is situated between 54th and 55th Streets, occupying the entire eastern block of Third Avenue. The office tower sits atop approximately 490,000 SF of flex industrial space, which serves as a strategic United States Postal Service (“USPS”) (Moody’s/Fitch/S&P: Aaa/AAA/AA+, 36.5% of NRA, 11.2% of UW Gross Rent) NYC mail-handling facility and features private loading docks which run through-block from 54th to 55th Street.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

The 909 Third Avenue Property is anchored by high-quality, national tenants, with 66.1% of total NRA leased to investment grade rated tenants. The largest tenants at the 909 Third Avenue Property based on UW Gross Rent are IPG DXTRA, Inc. (“IPG DXTRA”), a subsidiary of Interpublic Group of Companies (“IPG”) which guarantees the lease (Moody’s/Fitch/S&P:Baa2/BBB+/BBB, 17.1% of NRA, 22.8% of UW Gross Rent); AbbVie Inc. (“ABBV”) owned pharmaceutical company Allergan Sales, LLC (as successor by merger to Forest Laboratories) (Moody’s/Fitch/S&P:Baa2/NR/BBB+, 12.5% of NRA, 18.4% of UW Gross Rent) whose lease is guaranteed by ABBV; Geller & Company (9.3% of NRA, 13.0% of UW Gross Rent); USPS (Moody’s/Fitch/S&P: Aaa/AAA/AA+, 36.5% of NRA, 11.2% of UW Gross Rent); and Morrison Cohen LLP (4.8% of NRA, 8.3% of UW Gross Rent). Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021), the 909 Third Avenue Property is 97.9% leased to 16 tenants with a weighted average remaining lease term of approximately 10.9 years (weighted based on NRA and as of the Cut-off Date and assumes USPS remains at the 909 Third Avenue Property through October 10, 2038). From 2000 through year-end 2020, the 909 Third Avenue Property exhibited an average occupancy of 97.2%.

The first four floors and sub-grade space at the 909 Third Avenue Property serve as a mail sorting facility for USPS, which has been a tenant at the 909 Third Avenue Property since its delivery in 1968. USPS has exercised five, five-year renewal options since the commencement of its original 30-year lease, and has three, five-year extension options remaining, bringing the fully-extended lease expiration date to October 10, 2038. The mail sorting facility is purpose-built distribution space for USPS, which pays a net rental rate of $2.23 PSF or gross equivalent rate of approximately $14.08 PSF. Due to the unique nature of the USPS space, strategic location in Midtown Manhattan, history of renewals at the 909 Third Avenue Property, and below-market rent, it is assumed that USPS will continue to extend its lease through October 10, 2038. If USPS elects to extend their lease in 2023, their net rental rate will step down to $2.03 PSF and they will continue to reimburse for real estate taxes.

The largest tenant by underwritten gross rent at the 909 Third Avenue Property, IPG DXTRA, Inc. (17.1% of NRA; 22.8% of UW Gross Rent) occupies 231,164 SF. IPG DXTRA has a lease expiration date of February 29, 2028, with one, five-year renewal option. IPG (Moody’s/Fitch/S&P:Baa2/BBB+/BBB), the parent company of IPG DXTRA, guarantees the lease. IPG DXTRA has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee. Such termination would constitute the occurrence of a Specified Tenant Trigger under the 909 Third Avenue Whole Loan documents. In addition, IPG DXTRA has a one-time contraction option to reduce its leased space by 20,000 SF on March 1, 2024 with 12 months’ notice with payment of a contraction fee. IPG DXTRA currently subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC (as successor by merger to Forest Laboratories) through January 30, 2027 and utilizes the space as the IPG corporate headquarters. IPG is one of the world’s premier global advertising and marketing services companies. The company has approximately 50,200 employees and has offices in more than 100 countries from which it operates three global networks that provide integrated, large-scale advertising and marketing services.

The second largest tenant by underwritten gross rent at the 909 Third Avenue Property, Allergan Sales, LLC (as successor by merger to Forest Laboratories) (12.5% of NRA; 18.4% of UW Gross Rent) occupies 168,673 SF. Allergan Sales, LLC has a lease expiration date of January 31, 2027, with one, five-year renewal option. Allergan Sales, LLC currently subleases all of their space at the 909 Third Avenue Property. IPG DXTRA subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC through January 2027 and AlixPartners LLP subleases the entire 29th and 30th floors (63,378 SF) through January 30, 2027. Forest Laboratories was founded in 1956 as a laboratory service company which helped larger pharmaceutical companies to create new drugs. The main therapeutic areas that the company concentrates on include depression, Alzheimer’s disease/neuropathic pain, hypertension, asthma, and gastrointestinal disease. Forest Laboratories (now known as Allergan Sales, LLC) was acquired by Actavis (now Allergan PLC) in 2014 for approximately $25 billion, following which AbbVie Inc. (NYSE: ABBV; Moody’s/Fitch/S&P: Baa2/NR/BBB+) acquired Allergan PLC in 2020 for $63 billion. ABBV is a market-leader in pharmaceuticals, with approximately 47,000 employees in more than 70 countries, with 22 primary research and manufacturing facilities across the world.

The third largest tenant by underwritten gross rent at the 909 Third Avenue Property, Geller & Company (9.3% of NRA; 13.0% of UW Gross Rent) occupies 125,453 SF. Geller & Company has a lease expiration date of April 30, 2025, with one, five-year renewal option. Pizzarotta IBC subleases a portion of the 15th floor (9,343 SF) from Geller

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

& Company through April 2025. Geller & Company has the right to contract its lease for either (i) the entirety of Floor 16 or portions thereof and (ii) either the entirety of Floor 17 or portions thereof at any time on or after April 30, 2017. Geller & Company is a strategic financial advisory and wealth management company that provides independent and cross-disciplinary advice to businesses, individuals and not-for-profit organizations. The company employees more than 500 professionals who provide Investment Management, CFO, Tax Advisory, Real Estate and Aviation services.

Vornado acquired the leasehold interest in the 909 Third Avenue Property in 1999, under which they are required to pay a fixed $1.6 million annually in ground rent through the fully extended term in 2063 (no ground rent escalations or resets). Since acquisition, they have invested approximately $184.0 million of capital into the 909 Third Avenue Property, including approximately $46.9 million of base building upgrades.

COVID-19 Update. As of April 6, 2021, the 909 Third Avenue Property is open, and has remained open and operational during the COVID-19 pandemic, with most tenants working remotely. From March through December 2020, the average rental collection rate at the 909 Third Avenue Property was 99.7%. Collections for March and April 2021 were 99.9% and the only tenant that is not current with respect to rent obligations is the coffee shop, FIKA (underwritten as vacant). As of April 6, 2021, no loan modifications or forbearance requests have been made on the 909 Third Avenue Whole Loan. The first payment date of the 909 Third Avenue Whole Loan is May 6, 2021.

The following table presents certain information relating to the tenants at the 909 Third Avenue Property:

Largest Tenants Based on Underwritten Gross Rent (1)

Tenant Name(2)	Credit Rating (MIS/Fitch/S&P)(3)	Tenant GLA	% of GLA	UW Gross Rent(4)	% of Total UW Gross Rent(4)	UW Gross Rent $ per SF(4)	Lease Expiration	Renewal / Extension Options
IPG DXTRA, Inc.(5)(6)(7)	Baa2/BBB+/BBB	231,164	17.1%	$14,106,870	22.8%	$61.03	2/29/2028	1, 5-year option
Allergan Sales, LLC(6)(8)	Baa2/NR/BBB+	168,673	12.5	11,413,477	18.4	$67.67	1/31/2027	1, 5-year option
Geller & Company(9)(10)	NR/NR/NR	125,453	9.3	8,050,922	13.0	$64.17	4/30/2025	1, 5-year option
USPS(11)	Aaa/AAA/AA+	492,375	36.5	6,932,092	11.2	$14.08	10/10/2038	3, 5-year options
Morrison Cohen LLP	NR/NR/NR	65,068	4.8	5,131,273	8.3	$78.86	12/31/2031	None
Sard Verbinnen	NR/NR/NR	65,068	4.8	4,701,905	7.6	$72.26	6/30/2035	None
Omni Holdings	NR/NR/NR	32,534	2.4	2,320,137	3.7	$71.31	12/31/2029	None
AlixPartners LLP(8)	NR/NR/B+	32,676	2.4	2,300,469	3.7	$70.40	1/30/2027	None
Community Funds Inc.	NR/NR/NR	30,857	2.3	2,030,930	3.3	$65.82	8/31/2030	None
Trinet Ambrose(12)	Ba3/NR/BB	31,440	2.3	1,886,400	3.0	$60.00	5/31/2022	None
Ten Largest Owned Tenants		1,275,308	94.4%	$58,874,476	95.0%	$46.16
Remaining Tenants		46,787	3.5	3,093,134	5.0	$66.11
Vacant		28,661	2.1	0	0.0	$0.00
Total / Wtd. Avg.		1,350,756	100.0%	$61,967,610	100.0%	$46.87

(1)	Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021).

(2)	Certain tenants reflected in the chart above and other tenants throughout the 909 Third Avenue Property, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(4)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ per SF are inclusive of contractual rent steps through March 30, 2022 of $985,282.

(5)	IPG DXTRA, Inc. has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee. Such termination would constitute the occurrence of a Specified Tenant Trigger under the 909 Third Avenue Whole Loan documents. In addition, IPG DXTRA has a one-time contraction option to reduce its leased space by 20,000 SF on March 1, 2024 with 12 months’ notice with payment of a contraction fee (estimated at $1.7 million).

(6)	IPG DXTRA, Inc. subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC (as successor by merger to Forest Laboratories) through January 2027.

(7)	IPG DXTRA, Inc. is entitled to a rent abatement for the fixed rent amount for the total rented space from the period ended November 1, 2023 through April 30, 2024, for a total amount of approximately $6,961,932.

(8)	AlixPartners LLP subleases the entire 29th and 30th floors (63,378 SF) from Forest Laboratories through January 2027.

(9)	Pizzarotta IBC subleases a portion of the 15th floor (9,343 SF) from Geller & Company through April 2025.

(10)	Geller & Company has the right to contract its lease for either the entirety of Floor 16 or portions thereof and either the entirety of floor 17 or portions thereof at any time on or after April 30, 2017.

(11)	Assumes USPS continues to exercise their remaining lease extension options through October 10, 2038 (the current lease has been extended through October 10, 2023). Please see “Property Overview - USPS Space” herein for more detail.

(12)	Trinet Ambrose subleases the entire 10th floor (31,440 SF) from Thompson Reuters through May 2021. Trinet Ambrose has executed a direct lease through May 2022 which will commence upon expiration of the sublease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

The following table presents certain information relating to the lease rollover schedule at the 909 Third Avenue Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent(3)	% of Total UW Gross Rent(3)	UW Gross Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	31,440	2.3	2.3%	1,886,400	3.0	$60.00	1
2023	0	0.0	2.3%	0	0.0	$0.00	0
2024	0	0.0	2.3%	0	0.0	$0.00	0
2025	150,592	11.1	13.5%	9,703,078	15.7	$64.43	3
2026	0	0.0	13.5%	0	0.0	$0.00	0
2027	212,232	15.7	29.2%	14,605,482	23.6	$68.82	3
2028	231,164	17.1	46.3%	14,106,870	22.8	$61.03	1
2029	40,953	3.0	49.3%	2,859,620	4.6	$69.83	2
2030	30,857	2.3	51.6%	2,030,930	3.3	$65.82	1
2031	65,068	4.8	56.4%	5,131,273	8.3	78.86	1
2032 & Thereafter(4)	559,789	41.4	97.9%	11,643,957	18.8	20.80	4
Vacant	28,661	2.1	100.0%	0	0.0	$0.00	0
Total	1,350,756	100.0%		$61,967,610	100.0%	$46.87	16

(1)	Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021).

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ per SF are inclusive of contractual rent steps through March 30, 2022 of $985,282.

(4)	2032 & Thereafter includes a 2,246 SF management office with a lease expiration date of December 31, 2049 with no gross rent attributable to the space.

The following table presents certain information relating to historical occupancy at the 909 Third Avenue:

Historical Leased %(1)

2018	2019	2020	As of 2/1/2021(2)
98.6%	98.6%	97.9%	97.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated February 1, 2021, adjusted to reflect actual lease commencement dates, known vacates and known leasing developments through April 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 909 Third Avenue Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$47,271,000	$48,649,000	$51,119,000	$53,038,324	$51,168,235	$37.88
Contractual Rent Steps & Concessions(3)	(2,220,000)	(3,085,000)	(5,400,000)	(4,397,456)	985,282	0.73
Market Revenue from Vacant Space	0	0	0	0	1,824,251	1.35
Reimbursements	7,362,000	8,765,000	9,071,000	8,037,462	9,814,093	7.27
Other Income	1,748,000	1,615,000	1,721,000	558,481	2,175,831	1.61
Vacancy & Credit Loss	0	0	0	0	(1,824,251)	(1.35)
Effective Gross Income	$54,161,000	$55,944,000	$56,511,000	$57,236,811	$64,143,441	$47.49

Real Estate Taxes	13,148,813	13,977,677	14,760,324	15,393,810	15,784,150	11.69
Insurance	531,423	519,433	638,421	651,505	770,058	0.57
Management Fee	1,337,479	1,368,048	1,503,651	1,387,906	1,000,000	0.74
Other Operating Expenses	12,650,433	13,031,016	12,562,754	10,724,878	13,397,815	9.92
Total Operating Expenses	$27,668,147	$28,896,174	$29,465,150	$28,158,099	$30,952,023	$22.91

Net Operating Income(4)	$26,492,853	$27,047,826	$27,045,850	$29,078,712	$33,191,419	$24.57
TI/LC	0	0	0	0	1,688,445	1.25
Capital Expenditures	0	0	0	0	270,151	0.20
Net Cash Flow(4)	$26,492,853	$27,047,826	$27,045,850	$29,078,712	$31,232,823	$23.12

(1)	Based on the underwritten rent roll dated February 1, 2021, adjusted to reflect actual lease commencement dates, known vacates and known leasing developments through April 2021.

(2)	Base Rent excludes free rent due during each applicable period. As of the closing date, there was no outstanding free rent related to tenants at the 909 Third Avenue Property (other than the free rent with respect to IPG DXTRA, Inc. from the period ended November 1, 2023 through April 30, 2024, for a total amount of approximately $6,961,932).

(3)	Contractual Rent Steps & Concessions represents free rent for historical periods and contractual rent steps take through March 30, 2022.

(4)	The increase in Underwritten Net Operating Income and Underwritten Net Cash Flow compared to historical periods is primarily driven by recent leasing at the 909 Third Avenue Property. Sard Verbinnen (new lease; $4,701,905 of UW Gross Rent) had a lease commencement date of November 1, 2019, Community Funds Inc. (renewal lease; $2,030,930 of UW Gross Rent) had a lease renewal commencement date of May 1, 2020 and FTI Consulting (new lease; $1,031,201 of UW Gross Rent) had a lease commencement date of June 1, 2020.

■	Appraisal. According to the appraisal, the 909 Third Avenue Property has an “as-is” appraised value of $675,000,000 (approximately $500 PSF) as of March 1, 2021. The “as-is” appraised value assumes that USPS (which has three, five-year renewal options remaining under its lease) extends its current lease through October 2038. The appraisal also provided a hypothetical appraised value of $860,000,000 (approximately $637 PSF) with a valuation date of March 1, 2021, which assumes USPS (which has three, five-year renewal options remaining under its lease) vacates after its current lease expiration date in October 2023. Due to the unique nature of the USPS space, its strategic location in Midtown Manhattan, below-market rent, and history of renewals at the 909 Third Avenue Property, it is assumed that USPS will continue to extend its lease through October 10, 2038.

■	Environmental Matters. According to the Phase I environmental report dated March 3, 2021 there are no recognized environmental conditions at the 909 Third Avenue Property.

■	Market Overview and Competition. The 909 Third Avenue Property occupies nearly a full city block along Third Avenue between 54th and 55th Streets within the Midtown East office district, which is comprised of the Grand Central, Murray Hill and East Side/U.N. (the “East Side”) office submarkets. The 909 Third Avenue Property is located in the East Side submarket, which is generally delineated as the area between East 39th and East 72nd Streets, from the East River to Lexington Avenue. The 909 Third Avenue Property is in close proximity to various New York City landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by several major transportation hubs. The 909 Third Avenue Property is located within walking distance to Grand Central Terminal and subway service within close proximity includes the E, F, M, 4, 5, and 6 lines.

According to the appraisal, Class A office space in the Midtown East district had an inventory of approximately 62.0 million SF of office space, direct asking rents of $86.72 PSF and a direct vacancy rate of 12.9% as of the fourth quarter of 2020. According to the appraisal, the 909 Third Avenue Property is located within the East Side Class A office submarket. As of the fourth quarter of 2020, the East Side Class A office submarket had an inventory of approximately 17.7 million SF of office space and direct asking rents of $76.39 PSF.

The appraisal identified eight comparable office properties to determine the 909 Third Avenue Property’s estimated market rents. Direct occupancies for the eight properties ranged from 48.9% to 100.0% with a weighted average of 89.7%. Direct asking rents for the eight comparable properties ranged from $50.00 PSF to $76.00 PSF. According

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

to the appraisal, the concluded blended market rent for the office space at the 909 Third Avenue Property is $66.82 PSF (compared to a weighted average UW Gross Rent of $66.17 PSF at the 909 Third Avenue Property).

Additionally, the appraisal identified several comparable industrial leases to tenants such as Amazon and FedEx in the Bronx, Brooklyn, Queens and Long Island City with average NNN asking rents ranging from $23.50 PSF to $53.56 PSF. Given the location of the 909 Third Avenue Property in midtown Manhattan, the appraisal concluded to a market rent for the USPS industrial flex space of $55.00 PSF NNN (compared to USPS’ UW Base Rent of $2.23 PSF).

Approximately 10.3 million SF of Class A office space is currently under construction in the Midtown office market. One Vanderbilt, located in the Grand Central submarket, was completed in the third quarter of 2020, adding nearly 1.7 million SF to the inventory. The majority of the space under construction is concentrated in the Hudson Yards area.

■	The Borrower. The borrower is 909 Third Company, L.P., a single purpose entity and New York limited partnership. Legal counsel delivered to the borrower a non-consolidation opinion in connection with the origination of the 909 Third Avenue Whole Loan.

Vornado Realty Trust is a fully-integrated real estate investment trust and is listed on the New York Stock Exchange under the ticker symbol VNO (rated Baa2/BBB/BBB- by Moody’s/Fitch/S&P). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, street retail and other properties, primarily located in New York City, aggregating over 37.2 million SF.

Vornado’s assets include 19.1 million SF of Class A office space across 35 office properties in Manhattan and 2.3 million SF of Manhattan street retail space across 70 properties, 1,991 units in residential properties, the 3.7 million SF theMART property in Chicago, the 1.8 million SF 555 California Street complex in San Francisco, the 1,700 room Hotel Pennsylvania in the Penn District and a 32.4% interest in Alexander’s, Inc. (NYSE: ALX), which owns seven properties in New York City, including the 1.3 million SF 731 Lexington Avenue property.

■	Escrows. At origination of the 909 Third Avenue Whole Loan, the borrower deposited approximately $319,928 into an unfunded obligations reserve account with respect to outstanding tenant improvement and leasing commission obligations.

Tax Reserve – On each monthly payment date during a Trigger Period (as defined below), subject to certain exceptions set forth in the 909 Third Avenue Whole Loan documents, the borrower is required to deposit 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit 1/12th of the amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 909 Third Avenue Whole Loan documents.

Ground Lease Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit 1/12th of an amount that the mortgage lender reasonably estimates will be payable for ground rent during the next ensuing 12 months; provided, however, such ground lease reserve may be waived if the lender determines in its reasonable discretion that any tenants are paying the ground rent directly to the ground lessor.

Replacement Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit an amount equal to 1/12th of $0.20 multiplied by the aggregate rentable SF at the 909 Third Avenue Property for capital expenditure reserves (initially calculated to be approximately $22,513).

TI/LC Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit an amount equal to approximately $140,704 for tenant improvements and leasing commissions.

The borrower may satisfy such reserves requirements as described above, or by providing a letter of credit or a collateral support guaranty from an investment grade qualified guarantor with a net worth of at least $150,000,000 exclusive of any interest in the 909 Third Avenue Property, provided that the aggregate amount of the collateral support guaranties and letters of credit may not exceed 10% of the 909 Third Avenue Whole Loan amount unless Borrower delivers a new or updated non-consolidation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

■	Lockbox and Cash Management. The 909 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 909 Third Avenue Whole Loan documents require that the borrower direct all tenants to deposit rents directly into a lender-controlled lockbox account. The borrower is required to cause all revenue received by the borrower or the Property Manager to be delivered directly to the lender controlled lockbox within one (1) business day of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 909 Third Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 909 Third Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 909 Third Avenue Whole Loan; provided, however, during a Trigger Period, such excess cash flow funds may pursuant to the terms and conditions of the 909 Third Avenue Whole Loan documents, so long as no event of default has occurred and is continuing, (i) be made available to borrower to pay for operating expenses incurred by borrower and not otherwise paid for by the disbursements from operating expense reserve account or (ii) be made available to borrower to pay for leasing expenses then due and payable to the extent there are insufficient rollover reserve funds and specified tenant funds to pay the same. Following the cure of any Trigger Period, all excess cash flow will be deposited into the borrower’s operating account except as set forth in the 909 Third Avenue Whole Loan documents. Upon an event of default under the 909 Third Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) an event of default, (ii) the debt yield falling below 6.50% (the “Debt Yield Threshold”) for two consecutive quarters (a “Low Debt Yield Sweep Event”); provided, however, that a Low Debt Yield Sweep Event will not exist if, within fifteen (15) business days after borrower’s receipt of notice that a Low Debt Yield Sweep Event has occurred, borrower delivers as additional collateral, either (i) cash, or (ii) subject to the terms and conditions of the 909 Third Avenue Whole Loan documents, a letter of credit or a collateral support guaranty from a qualified guarantor, in each case, in an amount equal to the amount by which the then current outstanding balance of the 909 Third Avenue Whole Loan would need to be reduced in order for the debt yield to equal the Low Debt Yield Threshold, or (iii) a Specified Tenant Trigger (as defined below); and expiring upon, (x) with respect to a Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with respect to a Trigger Period continuing due to clause (ii), the debt yield exceeding the applicable Debt Yield Threshold for two consecutive quarters, or (z) with respect to a Trigger Period continuing due to clause (iii), a Specified Tenant Trigger Cure (as defined below) has occurred (provided that no Trigger Period remains in effect pursuant to clause (i) above).

“Specified Tenant” means IPG DXTRA and each tenant replacing IPG DXTRA in accordance with the terms of the 909 Third Avenue Loan documents and paying no less than 25% of the total gross rent payable at the 909 Third Avenue Property.

A “Specified Tenant Trigger” means (i) any bankruptcy or similar insolvency of the Specified Tenant, (ii) any surrender, cancellation or termination by Specified Tenant for all or any material portion of the Specified Tenant’s lease (excluding any termination or cancellation as a result of Specified Tenant’s contraction rights expressly set forth in its lease) or delivery of any notice in accordance with the terms of the Specified Tenant’s lease of any termination or cancellation by Specified Tenant for all or any material portion of the Specified Tenant’s lease (excluding any termination or cancellation as a result of Specified Tenant’s contraction rights expressly set forth in its Lease), (iii) the Specified Tenant being in monetary default of base rent or material non-monetary default under the Specified Tenant lease beyond applicable notice and cure periods (other than as a result of non-payment of rents up to $1,500,000 in the aggregate if (x) such non-payment is the result of a good faith dispute between a Specified Tenant and the borrower, (y) the borrower in a commercially reasonable manner pursues an expeditious and fair resolution of such dispute and (z) such good faith dispute will not otherwise result in a material adverse effect), or (iv) with respect to IPG DXTRA only, Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease for at least 150,000 rentable square feet 12 months prior to the expiration date of the applicable lease (the “Renewal Cash Sweep”).

A “Specified Tenant Trigger Cure” will be deemed to occur upon the earliest of the following: (i) with respect to a Specified Tenant Trigger described in clause (i) of the definition thereof, the Specified Tenant affirming its lease

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

following the termination of the applicable bankruptcy or similar insolvency proceeding or the applicable lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the mortgage lender or pursuant to an assignment approved in the bankruptcy proceeding by a non-appealable court order, (ii) with respect to a Specified Tenant Trigger described in clause (ii) of the definition thereof, the Specified Tenant’s revocation or rescission of all termination notices with respect to the applicable Specified Tenant’s lease and reaffirmation that the applicable lease is in full force and effect, (iii) with respect to a Specified Tenant Trigger described in clause (iii) of the definition thereof, the mortgage lender’s receipt of evidence satisfactory to it that the default under the applicable Specified Tenant’s lease has been cured, (iv) with respect to the Renewal Cash Sweep, the mortgage lender’s receipt of evidence satisfactory to it that applicable Specified Tenant has renewed its lease prior to its then applicable lease expiration,(v) with respect to any Specified Tenant Trigger, if the Specified Tenant lease has been terminated or expired, the mortgage lender’s receipt of satisfactory evidence that (a) the applicable vacant space is re-leased for a minimum term of five years pursuant to one or more replacement leases and in accordance with the 909 Third Avenue Whole Loan documents, (b) the tenants under the replacement leases have accepted possession of the entire space, (c) the conditions to commencement of rent under the replacement lease(s) (other than the passage of time) have been satisfied or waived, (d) sufficient funds to pay any outstanding tenant improvement allowances and leasing commissions have been reserved with the mortgage lender or guaranteed by a qualified investment grade guarantor with a net worth of at least $150,000,000 and (e) each tenant has commenced paying full rent or sufficient funds to account for any outstanding free rent or rent abatements have been reserved with the mortgage lender or guaranteed by a qualified investment grade guarantor with a net worth of at least $150,000,000 or (vi) with respect to any Specified Tenant Trigger, the date on which the aggregate amounts deposited into the Specified Tenant reserve account in respect of such Specified Tenant Trigger, plus the amount of any letter of credit and/or collateral support guaranty delivered to the mortgage lender equals or exceeds $70.00 PSF with respect to the applicable vacant Specified Tenant space (less any termination, rejection or contraction payments received in respect of such space and any amounts reserved by reason of a Specified Tenant Trigger and in the unfunded obligations reserve account allocable to such space).

■	Property Management. The 909 Third Avenue Property is currently managed by Vornado Office Management LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. In addition to the 909 Third Avenue Loan, the 909 Third Avenue Property also secures the 909 Third Avenue Senior Pari Passu Companion Loans which are not included in the Benchmark 2021-B25 securitization trust, which have an aggregate Cut-off Date principal balance of $185,600,000, and the 909 Third Avenue Junior Non-Trust Notes (which have an aggregate Cut-off Date principal balance of $114,400,000). The 909 Third Avenue Senior Pari Passu Companion Loans and the 909 Third Avenue Junior Non-Trust Notes accrue interest at the same rate as the 909 Third Avenue Loan. The 909 Third Avenue Loan is entitled to payments of interest on a pro rata and pari passu basis with the 909 Third Avenue Senior Pari Passu Companion Loans. The 909 Third Avenue Loan and the 909 Third Avenue Senior Pari Passu Companion Loans are generally senior to the 909 Third Avenue Junior Non-Trust Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 909 Third Avenue Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 909 Third Avenue Property, plus the rental loss and/or business interruption coverage in an amount equal to 100% of the projected gross income for the 909 Third Avenue Property covering a period of restoration for the actual loss sustained up to 24 months and containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 909 Third Avenue Property is repaired or replaced and operations are resumed, whichever first occurs, provided that such coverage is commercially available. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $150,000. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by clause (i) above, the borrower will be required to obtain coverage for terrorism (as standalone coverage) in the foregoing amount; provided that such coverage is commercially available. Notwithstanding the foregoing, the borrower is not required to spend on terrorism insurance coverage more than the greater of (i) the product of the rate of $0.10 per

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

909 third avenue

$100 times the lesser of (A) the outstanding principal balance of the 909 Third Avenue Whole Loan and (B) sum of 100% of the full replacement cost and the amount of rental loss and/or business income interruption insurance described above and (ii) two times the amount of the then-current insurance premium that is payable with respect to the required amount of property and rental loss and/or business income interruption insurance (without giving effect to the cost of terrorism coverage) required to be maintained under the 909 Third Avenue Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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PHILLIPS POIN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

Phillips Point
777 South Flagler Drive
West Palm Beach, FL 33401
Atlantic Ocean
West Palm Beach
Palm Beach
West Gate
Cloud Lake
Glen Ridge
Lake Clarke Shores
PALM BEACH INTERNATIONAL AIRPORT
Columbia Hospital
St Mary's Medical Center
45th Street Plaza
Lake Mangonia
Banyan Cay Golf Club & Resort
Bear Lakes Country Club
Palm Beach Outlets
Crosstown Plaza
Northwood University
Village Commons
Emporium Shoppes
Cross County Plaza
Pine Trail Shopping Center
Westward Mall
Clear Lake
Rosemary Square
Palm Beach County Convention Center
Palm Beach Atlantic University
Good Samaritan Medical Center
Palm Beach Country Club
Breakers Ocean Golf Course
Everglades Golf Course
Belmart Plaza
Lake Lytal Park
Trump International-West Palm Beach
Polo Grounds Mall
Forest Hill Center
Strawberry Fields Shopping Center
West Palm Beach Golf Course
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS
Palm Beach Gardens
West Palm Beach
Wellington
Lake Worth
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Deerfield Beach
Tamarac
Pompano Beach
Atlantic Ocean
Sunrise
Fort Lauderdale
Davie
Hollywood
Miramar
Aventura
Hialeah
Miami Beach
Doral
Miami

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	West Palm Beach, Florida		Cut-off Date Balance(4)		$48,520,000
Property Type	Office		Cut-off Date Balance per SF(3)		$442.25
Size (SF)	448,885		Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 12/1/2020(1)	90.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2020(1)	90.5%		Type of Security		Fee
Year Built / Latest Renovation	1985, 1988 / 2018-2020		Mortgage Rate		3.340025%
Appraised Value(2)	$289,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$28,497,504
Underwritten Expenses	$9,339,815		Escrows(5)
Underwritten Net Operating Income (NOI)	$19,157,689			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,665,904		Taxes	$0	Springing
Cut-off Date LTV Ratio(3)	68.7%		Insurance	$0	Springing
Maturity Date LTV Ratio(3)	68.7%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.85x / 2.78x		TI/LC(6)	$6,650,000	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	9.7% / 9.4%		Other(7)	$2,325,042	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$198,520,000	68.1%	Purchase Price	$281,850,000	96.6%
Principal’s New Cash Contribution	62,659,814	21.5	Upfront Reserves	8,975,042	3.1
Mezzanine Loan	30,540,000	10.5	Closing Costs	894,772	0.3
Total Sources	$291,719,814	100.0%	Total Uses	$291,719,814	100.0%

(1)	Total Occupancy and Owned Occupancy includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. Total Occupancy and Owned Occupancy also includes one tenant, Affiliated Managers Group (AMG), that has executed a lease for 15,176 SF of space, but is not in occupancy. Total Occupancy and Owned Occupancy also includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.
(2)	Appraised Value based on the hypothetical condition that an additional $6.65 million will be reserved by the borrower sponsor upon closing for future tenant improvement allowances and leasing commissions.
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Phillips Point Whole Loan (as defined below).
(4)	The Cut-off Date Principal Balance of $48,520,000 represents the non-controlling Note A-3 of the $198,520,000 Phillips Point Whole Loan, which is evidenced by four pari passu notes. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	The TI/LC reserve is capped at $6,650,000.
(7)	Other upfront reserve represents approximately $768,881 of deferred maintenance and approximately $1,556,161 of unfunded obligations for unpaid tenant allowances, leasing commissions, free rent and gap rent.

■	The Mortgage Loan. The mortgage loan (the “Phillips Point Loan”) is part of a whole loan (the “Phillips Point Whole Loan”) consisting of four pari passu notes with an outstanding aggregate principal balance of $198,520,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office property located in West Palm Beach, Florida (the “Phillips Point Property”). The Phillips Point Loan, evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $48,520,000 and represents approximately 4.0% of the Initial Pool Balance. The Phillips Point Whole Loan was originated by Goldman Sachs Bank USA on January 15, 2021. The Phillips Point Whole Loan has an interest rate of 3.340025% per annum. The borrower utilized the proceeds of the Phillips Point Whole Loan to acquire the Phillips Point Property, fund upfront reserves and pay origination costs.

The Phillips Point Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Phillips Point Whole Loan requires payments of interest only for the entire term of the Phillips Point Whole Loan. The stated maturity date is the due date in February 2031. Voluntary prepayment of the Phillips Point Whole Loan is prohibited prior to October 6, 2030. At any time after the second anniversary of the securitization Closing Date, the Phillips Point Whole Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

The table below summarizes the promissory notes that comprise the Phillips Point Whole Loan. The relationship between the holders of the Phillips Point Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2021-B23	Yes
A-2	50,000,000	50,000,000	Benchmark 2021-B24	No
A-3	48,520,000	48,520,000	Benchmark 2021-B25	No
A-4	25,000,000	25,000,000	Benchmark 2021-B24	No
Total	$198,520,000	$198,520,000

■	The Mortgaged Property. The Phillips Point Property is a 448,885 SF office property located in West Palm Beach, Florida. The Phillips Point Property consists of an east and west tower that are 13 and 19 stories tall, respectively. The East tower includes ground floor retail tenants as well as parking garages. The Phillips Point Property was built on a 4.28-acre site in phases between 1985 and 1988 and was renovated from 2018 to 2020. Based on the underwritten rent roll dated December 1, 2020, the Phillips Point Property is currently 90.5% leased.

Gunster, Yoakley, Valdes–Fauli (“Gunster”) (50,800 SF; 11.3% of GLA; 10.7% of UW Base Rent) is the largest tenant based on GLA at the Phillips Point Property and has occupied space in the Phillips Point Property since October 1983. Gunster is a corporate law firm that was founded in West Palm Beach in 1925. It now employs over 400 lawyers across 11 offices in Florida. Gunster’s services encompass real estate, government affairs, healthcare, international affairs, and technology law. Gunster’s clients include AT&T, Gulf Power and The Related Companies.

Akerman, Senterfitt & Eidson (“Akerman”) (48,678 SF; 10.8% of GLA; 11.1% of UW Base Rent) is the second largest tenant based on GLA at the Phillips Point Property and has been a tenant at the Phillips Point Property since 2014. Akerman has more than 700 lawyers and staff across 25 offices and focuses on middle market M&A and complex disputes in the financial services, real estate, energy and international sectors.

Affiliated Managers Group (“AMG”) (38,499 SF; 8.6% of GLA; 10.4% of UW Base Rent) is the third largest tenant based on GLA at the Phillips Point Property and has occupied space in the Phillips Point Property since July 2007. AMG is a global asset management company with $638 billion assets under management. AMG is a top 10 publicly traded manager who partners with global investment firms in order to offer over 500 financial products. AMG is a global firm with 41% of its clients residing outside of the United States and offices in London, Dubai, Hong Kong, Tokyo, and Sydney.

COVID-19 Update. As of April 1, 2021 the Phillips Point Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of April 1, 2021, the Phillips Point Whole Loan is not subject to any modification or forbearance requests.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

The following table presents certain information relating to the tenants at the Phillips Point Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Akerman, Senterfitt & Eidson(3)	NR / NR / NR	48,678	10.8%	$1,918,929	11.1%	$39.42	9/30/2028	2, 5-year options
Gunster, Yoakley, Valdes-Fauli	NR / NR / NR	50,800	11.3	1,847,730	10.7	36.37	8/31/2024	1, 5-year option
Affiliated Managers Group (AMG)(4)	NR / A3 / BBB+	38,499	8.6	1,799,443	10.4	46.74	3/31/2026	2, 5-year options
Greenberg Traurig(5)	NR / NR / NR	30,254	6.7	1,407,114	8.2	46.51	11/30/2027	1, 10-year option
Morgan Stanley	A / A1 / BBB+	26,463	5.9	943,935	5.5	35.67	10/31/2024	1, 5-year option
Holland & Knight	NR / NR / NR	17,467	3.9	899,551	5.2	51.50	6/30/2025	1, 5-year option
Fox Rothschild	NR / NR / NR	16,679	3.7	797,757	4.6	47.83	11/30/2027	1, 5-year option
Goodrich Corporation (UTC)	NR / NR / NR	14,516	3.2	770,001	4.5	53.04	1/31/2022	1, 5-year option
Regus(6)	NR / NR / NR	16,154	3.6	741,469	4.3	45.90	4/30/2023	1, 5-year option
Reyes Holdings	NR / NR / NR	16,103	3.6	653,746	3.8	40.60	6/30/2025	1, 5-year option
Ten Largest Tenants		275,613	61.4%	$11,779,674	68.4%	$42.74
Remaining Tenants		130,824	29.1	5,454,657	31.6	41.69
Vacant Space		42,448	9.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		448,885	100.0%	$17,234,331	100.0%	$42.40

(1)	Based on the underwritten rent roll dated December 1, 2020 and adjusted for the Regus tenant’s bankruptcy.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Akerman has a two, one time right to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice and payment of a reduction or termination fee equal to unamortized TI/LC plus any unamortized Early Exit Fee, originally capped at $2,400,000.
(4)	AMG has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that the tenant will take occupancy as expected or at all.
(5)	Greenberg Traurig subleases 2,796 SF to Frankel Loughran Starr & Vallone on a 24-month term through May 2021 at $34.00 PSF. Greenberg & Traurig has an option to extend the term for one period of 10 years.
(6)	Regus has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus will remain open or continue paying rent.

The following table presents certain information relating to the lease rollover schedule at the Phillips Point Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,230	0.50%	0.5%	$0	0.0%	$0.00	1
2021	3,636	0.8	1.3%	189,872	1.1	$52.22	1
2022	23,103	5.1	6.5%	1,048,195	6.1	$45.37	3
2023(3)	16,154	3.6	10.1%	741,469	4.3	$45.90	1
2024	88,503	19.7	29.8%	3,282,037	19.0	$37.08	5
2025	72,110	16.1	45.8%	3,193,971	18.5	$44.29	9
2026	66,665	14.9	60.7%	2,968,080	17.2	$44.52	9
2027	58,895	13.1	73.8%	2,688,269	15.6	$45.65	5
2028	61,437	13.7	87.5%	2,518,440	14.6	$40.99	4
2029	0	0.0	87.5%	0	0.0	$0.00	0
2030	0	0.0	87.5%	0	0.0	$0.00	0
2031(4)	4,571	1.0	88.5%	198,839	1.2	$43.50	1
2032 & Thereafter	9,133	2.0	90.5%	405,161	2.4	$44.36	1
Vacant	42,448	9.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	448,885	100.0%		$17,234,331	100.0%	$42.40	40

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated December 1, 2020.
(3)	Includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus will remain open or continue paying rent.
(4)	Includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. We cannot assure you that Citizens Bank will take occupancy or begin paying rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

The following table presents certain information relating to historical leasing at the Phillips Point Property:

Historical Leased %(1)(2)

2017	2018	2019	As of 12/1/2020
86.2%	92.1%	91.6%	90.5%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated December 1, 2020.
■	Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phillips Point Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 11/30/2020	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$13,421,420	$14,486,971	$15,138,988	$15,756,027	$17,234,331	$38.39
Vacant Income	0	0	0	0	2,309,680	5.15
Contractual Rent Steps(4)	0	0	0	0	385,830	0.86
Reimbursements	8,124,019	8,722,697	9,177,454	9,017,657	9,078,869	20.23
Vacancy & Credit Loss	0	0	(1,124,288)	(1,850)	(2,309,680)	(5.15)
Parking Revenue	1,468,173	1,572,047	1,697,872	1,547,044	1,685,895	3.76
Other Income	396,406	410,059	134,459	125,470	112,579	0.25
Effective Gross Revenue	$23,410,018	$25,191,774	$25,024,486	$26,444,348	$28,497,504	$63.49
Total Operating Expenses	8,783,998	9,017,791	9,421,017	9,026,741	9,339,815	20.81
Net Operating Income	$14,626,020	$16,173,983	$15,603,469	$17,417,607	$19,157,689	$42.68
TI/LC	0	0	0	0	384,053	0.86
Capital Expenditures	0	0	0	0	107,732	0.24
Net Cash Flow	$14,626,020	$16,173,983	$15,603,469	$17,417,607	$18,665,904	$41.58

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated as of December 1, 2020.
(3)	Underwritten Base Rent includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. Underwritten Base Rent also includes one tenant, Citizen Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizen Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. Underwritten Base Rent also includes one tenant, AMG, who has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.
(4)	Contractual Rent Steps include $385,830 underwritten for various tenants through February 28, 2022.

■	Appraisal. According to the appraisal, the Phillips Point Property had a “Hypothetical As-Is” appraised value of $289,000,000 as of December 15, 2020, which included the hypothetical that an additional $6.65 million would be reserved by the borrower for future tenant improvement allowances and leasing commissions. The Phillips Point Property had an “as-is” appraised value of $282,000,000 as of December 15, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of January 8, 2021, a recognized environmental condition was identified at the Phillips Point Property in connection with the presence of an exploded transformer on the west parcel of the Phillips Point Property, which may have impacted surficial soil and groundwater. The environmental consultant determined that any remediation of environmental impacts to the Phillips Point Property due to the transformer explosion would be the responsibility of Florida Power & Light Company, the responsible party, and not the owner of the Phillips Point Property.

■	Market Overview and Competition. The Phillips Point Property is located in West Palm Beach, Florida. According to the appraisal, the Phillips Point Property is located within West Palm Beach CBD submarket. The Phillips Point Property is considered a Class A office building in this market.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

The West Palm Beach CBD submarket contains 3,500,299 SF of office inventory. In the third quarter of 2020, the overall Palm Beach County market had asking rents of $37.99, which remained in-line with the prior year’s asking rent. According to the appraisal, occupancy rates in the Palm Beach County market have remained relatively stable over the past year. In the third quarter of 2020, approximately 84% of all office space was occupied, which is the same occupancy rate as 2019.

The following table presents certain information relating to the primary office competition for the Phillips Point Property:

Competitive Set(1)

Property Name	City / State	Building SF	NOI/SF	Year Built / Renovated	Occupancy
Phillips Point	West Palm Beach, FL	448,885(2)	$42.68(2)	1985, 1988 / 2018-2020	90.5%(2)
Brickell City Centre Two & Three	Miami, FL	263,384	$29.09	2016 / NAP	99.0%
800 Brickell	Miami, FL	209,122	$22.02	1981 / 2012	74.0%
Brickell Citi Tower	Miami, FL	290,840	$19.12	1985 / 2015	81.0%
Sabadell Financial Center	Miami, FL	522,892	$24.82	2000 / NAP	85.0%
555 Washington Avenue	Miami Beach, FL	63,166	$29.36	2001 / NAP	72.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of December 1, 2020.

■	The Borrower. The borrower is 777 South Flagler Associates LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having an independent director in its organizational structure. Legal counsel delivered to the borrower a non-consolidation opinion in connection with the origination of the Phillips Point Whole Loan. The borrower sponsor is a principal of The Related Companies, Inc. and nonrecourse carve-out guarantor under the Phillips Point Whole Loan is The Related Companies, Inc. (“Related”).

Related is an American privately owned real estate firm based in New York City with offices and major developments in Boston, Chicago, Los Angeles, Las Vegas, Miami, San Francisco, Abu Dhabi, London, São Paulo, and Shanghai. Related has more than 3,000 employees and is the largest landlord in New York City with over 8,000 residential rental units under ownership. Related manages approximately $4 billion of equity capital on behalf of sovereign wealth funds, public pension plans, multi-managers, endowments, Taft-Hartley benefits plans, and family offices. Related is currently developing both the 360 Rosemary (approximately two miles from the Phillips Point Property) and One Flagler (less than one mile from the Phillips Point Property) office complexes, further highlighting the sponsor’s commitment to the area.

■	Escrows. At loan origination, the borrower deposited (i) approximately $1,556,161 into a reserve for certain unfunded obligations, such as unpaid tenant allowances, leasing commissions, free rent and gap rent, (ii) approximately $768,881 into a deferred maintenance reserve relating to, among other things, roof repair, and (iii) $6,650,000 into a tenant improvements and leasing commissions reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period (as defined below) or an event of default, 1/12 of the reasonably estimated annual real estate taxes.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period or an event of default, 1/12 of reasonably estimated insurance premiums.

TI/LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $18,704 to the extent that the tenant improvement and leasing commission reserve amount is less than $6,650,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

A “Phillips Point Trigger Period” means each period (i) commencing when the debt yield (as calculated under the related loan documents), as determined as of the first day of any fiscal quarter, is less than 5.75%, and concluding when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 5.75%, (ii) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other Phillips Point Trigger Period is continuing and (iii) during the continuance of an event of default under the Phillips Point Mezzanine Loan (as defined below). Notwithstanding the foregoing, provided no event of default under the Phillips Point Whole Loan is continuing, the borrower will have the right to avoid the commencement or terminate the continuance of a Phillips Point Trigger Period by delivering to the lender, as additional collateral, a letter of credit reasonably acceptable to the lender in an amount equal to (A) the outstanding principal balance of the Phillips Point Whole Loan divided by (y) the combined principal balance of the Phillips Point Whole Loan and the Phillips Point Mezzanine Loan (the “Phillips Point Aggregate Indebtedness”) times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered under the Phillips Point Whole Loan agreement may not exceed 10% of the outstanding principal balance of the Phillips Point Whole Loan) and (B) to the Mezzanine Lender, as additional collateral for the Phillips Point Mezzanine Loan, a letter of credit reasonably acceptable to the Mezzanine Lender in an amount equal to (x) the outstanding principal balance of the Phillips Point Mezzanine Loan divided by (y) the Phillips Point Aggregate Indebtedness times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered to the Mezzanine Lender may not exceed 10% of the outstanding principal balance of the Phillips Point Mezzanine Loan).

■	Lockbox and Cash Management. The Phillips Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause (or with respect to any property manager that is not an affiliate of borrower, use commercially reasonable efforts to cause) all cash revenues relating to the Phillips Point Property and all other money received by the borrower or the property manager with respect to the Phillips Point Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Phillips Point Trigger Period or event of default under the Phillips Point Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Phillips Point Trigger Period or event of default under the Phillips Point Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a Phillips Point Trigger Period (or, at the lender’s discretion, during an event of default under the Phillips Point Whole Loan), all funds on deposit in the cash management account after payment of debt service on the Phillips Point Whole Loan and the Phillips Point Mezzanine Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Phillips Point Whole Loan.

■	Property Management. The Phillips Point Property is managed by Related Urban Management Company Southeast, L.L.C.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Phillips Point Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $30,540,000 (the “Phillips Point Mezzanine Loan”). The Phillips Point Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the borrower and is coterminous with the Phillips Point Whole Loan. The Phillips Point Mezzanine Loan accrues interest at a rate of 7.00000% per annum. The rights of the Mezzanine Lender under the Phillips Point Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHILLIPS POINT

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Phillips Point Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

MAP © 2021 CARTIFACT
2600 El Camino Real
2600 El Camino Real
Palo Alto, CA 94306
Redwood City
East Palo Alto
Atherton
Menlo Park
Palo Alto
Mountain View
Los Altos Hills
Los Altos
San Francisco Bay
Palo Alto Airport
Stanford University
Facebook
Hewlett Packard
VA Palo Alto Health Care System
SAP
Tesla
Google Headquarters
Intuit
Microsoft
Foothill College
El Camino Hospital
Stanford Shopping Center
Town And Country Village
Stanford Stadium
Lucile Packard Children's Hospital Stanford
Sharon Heights Shopping Center
Ravenswood Shopping Center
Baylands Golf Links
Shoreline Park
Shoreline Golf Links
Charleston Plaza
Rengstorff Center
Bailey Park Plaza Shopping Plaza
The Village at San Antonio
Grant Park Plaza
Los Altos Golf & Country Club
El Camino Real
Page Mill Rd
Middlefield Rd
Sand Hill Rd
Junipero Serra Blvd
Foothill Expy
Central Expy
San Francisco
Oakland
Berkeley
San Mateo
Fremont
Santa Clara
San Jose
Cupertino
Pleasanton
San Ramon
Union City
Milpitas
Pacific Ocean

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Palo Alto, California	Cut-off Date Principal Balance	$46,350,000
Property Type	Office	Cut-off Date Principal Balance per SF	$697.47
Size (SF)	66,454	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 3/17/2021	87.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/17/2021	87.5%	Type of Security	Leasehold
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	3.73400%
Appraised Value	$82,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$7,452,819
Underwritten Expenses	$2,760,551	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,692,269	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,584,754	Taxes	$61,200	$61,200
Cut-off Date LTV Ratio	55.9%	Insurance	$0	Springing
LTV Ratio at Maturity	55.9%	Replacement Reserve(2)	$0	$1,384
DSCR Based on Underwritten NOI / NCF	2.67x / 2.61x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.9%	Other(3)	$2,918,776	$118,649

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,350,000	100.0%	Loan Payoff	$32,987,313	71.2%
			Principal Equity Distribution	10,108,542	21.8
			Reserves	2,979,976	6.4
			Origination Costs	274,169	0.6
Total Sources	$46,350,000	100.0%	Total Uses	$46,350,000	100.0%

(1)	See “—Escrows” below.

(2)	The replacement reserve is subject to a cap of approximately $49,841.

(3)	Other upfront reserve consists of a ground rent reserve of approximately $118,649 and unfunded obligations of approximately $2,800,127. Other monthly reserves consist of a ground rent reserve deposit of approximately $118,649.

■	The Mortgage Loan. The 2600 El Camino Real mortgage loan (the “2600 El Camino Real Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s leasehold interest in an office property located in Palo Alto, California (the “2600 El Camino Real Property”). The 2600 El Camino Real Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $46,350,000, representing approximately 3.8% of the Initial Pool Balance.

The 2600 El Camino Real Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 19, 2021. The 2600 El Camino Real Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.73400% per annum. The 2600 El Camino Real Loan proceeds were used to fund the refinance of the 2600 El Camino Real Property, fund upfront reserves, return equity to the borrower sponsor and pay origination costs.

The 2600 El Camino Real Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 2600 El Camino Real Loan is April 6, 2031. Voluntary prepayment of the 2600 El Camino Real Loan in whole (but not in part) is permitted on or after January 6, 2031 without payment of any prepayment premium. Defeasance of the 2600 El Camino Real Loan in whole (but not in part) is permitted at any time after the date that is up to but excluding the first payment date following the second anniversary of the securitization closing date.

■	The Mortgaged Property. The 2600 El Camino Real Property is comprised of a four-story Class A office building totaling 66,454 SF located in Palo Alto, California. The 2600 El Camino Real Property was built in 2020. Situated on approximately 1.66 acres, the 2600 El Camino Real Property has access to 258 parking spaces resulting in a parking ratio of approximately 3.88 per 1,000 SF of net rentable area. As of March 17, 2021, the 2600 El Camino Real Property was 87.5% occupied by two different tenants.

The largest tenant by underwritten base rent at the 2600 El Camino Real Property, WilmerHale (70.6% of NRA; 80.7% of underwritten base rent), occupies 46,910 SF. WilmerHale has been a tenant of the 2600 El Camino Real Property since the building opened in 2020 and has a lease expiration date of January 4, 2031. WilmerHale has two, five-year renewal options and one, two-year renewal option. WilmerHale is a leading, full-service international law firm with 1,000 lawyers located throughout 13 offices in the United States, Europe and Asia. WilmerHale’s lawyers work at the intersection of government, technology and business.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

The second largest tenant by underwritten base rent at the 2600 El Camino Real Property, Sand Hill Property Co. (16.9% of NRA; 19.3% of underwritten base rent), occupies 11,229 SF of office space. Sand Hill Property Co. has also been a tenant at the 2600 El Camino Real Property since the building opened in 2020 and has a lease expiration date of April 6, 2034. Sand Hill Property Co. has one, five-year renewal option. Sand Hill Property Co. was founded in 1988 by Peter Pau and Susanna Pau. Sand Hill Property Co. is recognized as one of the reputable and successful real estate investment and development companies in the Silicon Valley. Over the past three decades, Sand Hill Property Co. has developed more than 40 projects encompassing more than 14 million square feet of space. Sand Hill Property Co.’s development projects include shopping centers, office complexes, hotels, and mixed-used communities.

COVID-19 Update. As of March 19, 2021 the 2600 El Camino Real Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 19, 2021, the El Camino Real Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 2600 El Camino Real Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
WilmerHale	NR / NR / NR	46,910	70.6%	$5,073,317	80.7%	$108.15	1/4/2031	2, 5-year options, 1, 2-year option
Sand Hill Property Co.	NR / NR / NR	11,229	16.9	1,214,079	19.3	$108.12	4/6/2034	1, 5-year option
Largest Owned Tenants		58,139	87.5%	$6,287,396	100.0%	$108.14
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		8,315	12.5	0	0.0	$0.00
Total / Wtd. Avg.		66,454	100.0%	$6,287,396	100.0%	$108.14

(1)	Based on the underwritten rent roll dated March 17, 2021. The tenant roster excludes the lease recently signed by Bank of The West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps for various tenants through April 30, 2022.

The following table presents certain information relating to the lease rollover schedule at the 2600 El Camino Real Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	46,910	70.6	70.6%	5,073,317	80.7	$108.15	1
2032 & Thereafter	11,229	16.9	87.5%	1,214,079	19.3	$108.12	1
Vacant	8,315	12.5	100.0%	0	0.0	$0.00	0
Total	66,454	100.0%		$6,287,396	100.0%	$108.14	2

(1)	Based on the underwritten rent roll dated March 17, 2021. The tenant roster excludes the lease recently signed by Bank of The West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps for various tenants through April 30, 2022.

The following table presents certain information relating to historical occupancy at the 2600 El Camino Real Property:

Historical Leased %(1)(2)

2020	As of 3/17/2021(3)
NAV	87.5%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Construction on the 2600 El Camino Real Property was completed in 2020, therefore Historical Leased information is not available.

(3)	Based on the underwritten rent roll dated March 17, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2600 El Camino Real Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$6,287,396	$94.61
Potential Income from Vacant Space	682,615	10.27
Reimbursements	1,165,423	17.54
Vacancy & Credit Loss	(682,615)	(10.27)
Effective Gross Income	$7,452,819	$112.15

Real Estate Taxes	$551,562	$8.30
Insurance	14,608	0.22
Management Fee	223,585	3.36
Other Operating Expenses	1,970,796	29.66
Total Operating Expenses	$2,760,551	$41.54

Net Operating Income	$4,692,269	$70.61
TI/LC	91,317	1.37
Capital Expenditures	16,198	0.24
Net Cash Flow	$4,584,754	$68.99

(1)	Based on the underwritten rent roll dated March 17, 2021.Underwritten Cash Flow excludes the recently signed lease for Bank of the West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	Construction on the 2600 El Camino Real Property was completed in 2020, therefore no historical financial information was available.

(3)	Underwritten Base Rent includes contractual rent steps for various tenants through April 30, 2022.

■	Appraisal. According to the appraisal, the 2600 El Camino Real Property had an “as-is” appraised value of $82,900,000 as of January 28, 2021.

■	Environmental Matters. According to the Phase I environmental report dated February 16, 2021, there is a recognized environmental condition at the 2600 El Camino Real Property in connection with the location of the 2600 El Camino Real Property in an area impacted by a regional groundwater plume from the prior operations of certain entities, including Varian Medical Systems and Hewlett Packard, at nearby properties. Groundwater and soil gas impacts at the Mortgaged Property include, among other things, tetrachloroethene (PCE), trichloroethene (TCE) and 1,1,1- trichloroethene (1,1,1-TCA). See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The 2600 El Camino Real Property is located in Palo Alto, Santa Clara County, California. It is located along the border of the Stanford Research Park, the birthplace of Silicon Valley, along a major commercial/retail corridor that extends northward through the San Francisco Peninsula and southward to San Jose. Stanford University has designated a portion of Stanford Research Park as the “Life Science District,” and intends to transform this District over time into a preeminent community of scientific entrepreneurs and top talent focused on bioengineering, precision medicine, medical devices, and digital health. The 2600 El Camino Real Property is about two miles southeast of downtown Palo Alto. The local area boundaries are generally defined as Sand Hill Road to the north, Hanover Street to the south, El Camino Real to the east and Foothill Expressway to the west. Interstate 280, the Junipero Serra Freeway, is located about one mile west of the 2600 El Camino Real Property. It courses northward to San Francisco and southward to San Jose. This freeway serves most of the San Mateo and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

Santa Clara County cities. Page Mill Road, located ½ block south of the 2600 El Camino Real Property, provides access from the local area to this freeway. El Camino Real abuts the El Camino Real Property. It is heavily traveled arterial and is congested during commute hours. This street is built-out with suburban office developments, retail facilities, hotels, apartment buildings and automobile dealerships.

According to the appraisal, the 2600 El Camino Real Property is located in the Stanford Research Park office submarket of the South Peninsula Regional Office Market. At the end of 2020, this submarket contained approximately 3.15 million SF of office inventory, or approximately 9% of the entire South Peninsula office inventory of approximately 35.5 million SF. Overall office vacancy in the Stanford Research Park submarket at the end of 2020 was approximately 11.6%, down somewhat from approximately 12.4% at the end of the third quarter of 2019.

Comparable Office Buildings(1)

Property Name	NRA	Year Built	Distance from Subject	% Occupied	Average Asking Rent
2600 El Camino Real	66,454(2)	2020	N/A	87.5%(2)	N/A
2555 Park Boulevard	29,989	2019	0.5 miles	N/A	$8.25
499 Hamilton Avenue	15,724	1987	2.3 miles	N/A	$8.95
3150 Porter Drive	36,897	1998	1.7 miles	N/A	$7.00
Page Mill Office Center	43,215	1971	1.1 miles	N/A	$7.40
Innovation Cove Technology Park	154,812	2020	0.6 miles	N/A	$7.20

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of March 17, 2021.

■	The Borrower. The borrower is SHPDM, LLC, a single purpose entity and Delaware limited liability company, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2600 El Camino Real Loan. SHP Master II, LLC is the borrower sponsor and non-recourse carveout guarantor.

■	Escrows. At loan origination, the borrower deposited (i) $2,800,126.87 into a reserve for certain unfunded obligations, including $1,979,201.87 for outstanding tenant improvements and $820,925.00 for prepaid rent, in each instance in connection with the WilmerHale lease, (ii) $61,199.98 into a tax reserve, and (iii) $118,649.40 into a ground rent reserve.

Tax Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period, which is currently $61,199.98.

Insurance Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 2600 El Camino Real Loan documents.

Ground Rent Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the ground rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period, which is currently $118,649.40.

Capital Expenditures Reserve - On each due date, if the amount contained in the capital expenditure reserve is less than $49,840.50, the borrower is required to fund $1,384.46 for capital expenditures.

Unfunded Obligations Reserve – The borrower is required to deposit into an unfunded obligations reserve an amount equivalent to any free or abated rent to which a tenant is entitled under a lease which is for a minimum of 5,000 rentable SF of office space, prior to the ability to include such amounts in the calculation of net operating income (as calculated under the 2600 El Camino Real loan documents) or to consider such new lease to be an approved substitute lease. In addition, if the WilmerHale tenant makes a demand upon the borrower for the payment of the additional TI allowance, the borrower is required to deposit the requested amount into the unfunded obligations reserve within 10 business days. If the borrower fails to timely deposit the requested amount, a 2600 El Camino Real Trigger Period will commence and excess cash flow is required to be deposited in the unfunded obligations reserve in accordance with the 2600 El Camino Real loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

Lease Termination Payment Reserve - Upon the termination of a lease in whole or in part in connection with which the borrower receives termination proceeds, the borrower is required to fund a lease termination payment reserve.

Critical Tenant Reserve – Within 10 business days of receipt of written notice from the lender of the occurrence of a Critical Tenant Trigger Event, the borrower has the option to deposit with the lender a cash deposit or a letter of credit equal to the Critical Tenant Deposit Amount. To the extent the borrower fails to timely make such deposits, a 2600 El Camino Real Trigger Period will commence and all excess cash flow is required to be deposited into the Critical Tenant reserve in accordance with the 2600 El Camino Real loan documents.

A “Major Lease” means a lease that (i) when aggregated with all other leases with the same or affiliated tenant is expected to demise more than 16,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the 2600 El Camino Real Property, (iii) is with an affiliate of the borrower as tenant, or (iv) is entered into during the continuance of an event of default.

A “Critical Tenant” means (i) WilmerHale, (ii) Sand Hill Property Co. and (iii) any successor or future tenant which takes occupancy of all of a Critical Tenant Space pursuant to a Critical Tenant Lease.

A “Critical Tenant Deposit Amount” means (i) with respect to WilmerHale, $4,700,000; and (ii) with respect to any other Critical Tenant, an amount equal to one year of total base rent payable under the terms of its Critical Tenant Lease immediately prior to the occurrence of a Critical Tenant Trigger Event related to any such Critical Tenant.

A “Critical Tenant Lease” means: (i) the WilmerHale lease, (ii) the Sand Hill Property Co. lease and (iii) any future Lease which qualifies as a Major Lease under item (i) of the related definition.

A “Critical Tenant Space” means: (i) the approximate 46,910 square feet leased to WilmerHale, (ii) the approximate 11,229 square feet leased to Sand Hill Property Co. and (ii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant Lease.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease (a “Critical Tenant Bankruptcy Trigger Event”), and (b) ending on the earlier of (1) such case is dismissed 120 days after commencement without any material negative impact on the applicable Critical Tenant Lease (2) such Critical Tenant assumes its Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its Critical Tenant Lease or (3) the applicable Critical Tenant Lease is terminated and the entirety of the applicable Critical Tenant Space is leased to one or more approved substitute leases; (ii)(a) commencing when WilmerHale or any future Critical Tenant of a portion of the space currently occupied by WilmerHale whose lease is set to expire within 6 months of the maturity date of the 2600 El Camino Real Loan has not given notice to renew its Critical Tenant Lease as of the earlier of (1) the date required under its Critical Tenant Lease and (2) 12 months prior to the expiration of its Critical Tenant Lease (a “Critical Tenant Non-Renewal Trigger Event”) , and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its Critical Tenant Lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space, paying full monthly rent and being open for business or (2) the entirety of the Critical Tenant Space is leased to one or more approved substitute leases or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its Critical Tenant Lease or vacate a portion of its Critical Tenant Space, (2) goes dark, discontinues its operations or business in a portion of its Critical Tenant Space (excluding any temporary discontinuance of its business) (a “Critical Tenant Vacating Trigger Event”), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its Critical Tenant Space and is paying full monthly rent or (2) the entirety of the applicable Critical Tenant Space is leased to one or more approved substitute leases.

■	Lockbox and Cash Management. The 2600 El Camino Real Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 2600 El Camino Real Property to directly deposit all rents into a lender-controlled lockbox account. In addition, following the commencement of an initial cash management period, the borrower is required to cause all cash revenues relating to the 2600 El Camino Real Property and all other money received by the borrower or the property manager with respect to the 2600 El Camino Real Property (other than tenant security deposits) to be deposited into such lockbox account or during a continuing cash management period, a lender-controlled cash management account

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

within two business days of receipt thereof. On each business day that no 2600 El Camino Real Trigger Period or event of default under the 2600 El Camino Real Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 2600 El Camino Real Trigger Period or event of default under the 2600 El Camino Real Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 2600 El Camino Real Trigger Period caused solely by a Critical Tenant Trigger Event, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the Critical Tenant reserve until the earlier of (i) the balance in the Critical Tenant reserve as a result of an individual Critical Tenant Trigger Event is equal to the appropriate Critical Tenant Deposit Amount or (ii) the applicable Critical Tenant disbursement conditions are satisfied as described in the 2600 El Camino Real Loan documents.

During the continuance of a 2600 El Camino Real Trigger Period caused solely by an additional TI allowance Trigger Event, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operated expenses are required to be deposited into to the unfunded obligations reserve until the amount reserved therein as a result of the additional TI allowance Trigger Event is, together with any separate deposit made by the borrower, equal to the additional TI allowance requested by WilmerHale.

A “2600 El Camino Real Trigger Period” means each period commencing (a) when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x (a “DSCR Trigger Event”), and ending when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.25x, provided if, at the time of the occurrence of a DSCR Trigger Event, the borrower has timely made a deposit of cash or a letter of credit with the lender in an amount equal to the applicable Critical Tenant Deposit Amount as a result of the occurrence of a Critical Tenant Trigger Event, a 2600 El Camino Real Trigger Period under this subsection (a) will not commence until the applicable Critical Tenant disbursement conditions have been satisfied and the debt service coverage ratio as of such date is determined to be less than 1.25x, (b) if the financial reports required under the loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 2600 El Camino Real Trigger Period is ongoing, (c) upon the occurrence of a Critical Tenant Trigger Event and the failure of the borrower to timely deposit cash or a letter of credit with the lender in an amount equal to the appropriate Critical Tenant Deposit Amount in accordance with the loan documents and ending upon the earlier to occur of (y) the satisfaction of the applicable Critical Tenant disbursement conditions or (z) the balance of funds deposited in the Critical Tenant reserve as a result of an individual Critical Tenant Trigger Event is equal to the appropriate Critical Tenant Deposit Amount, and (d) upon any period from (i) the making of a demand by WilmerHale upon the borrower for the payment of any additional TI allowance in accordance with the WilmerHale lease and the borrower fails to deposit in the unfunded obligations account, within 10 business days, the entire amount of the additional TI allowance requested by WilmerHale (the “Additional TI Allowance Trigger Event”) and ending when in addition to any other deposits held in the unfunded obligations account, the amount of the requested additional TI allowance is on deposit in the unfunded obligations reserve.

■	Property Management. The 2600 El Camino Real Property is currently managed by Sand Hill Property Management LLC. Under the 2600 El Camino Real Loan documents, the 2600 El Camino Real Property is required to be managed by Sand Hill Property Management LLC or another property management company approved by the lender, which approval may not be unreasonably withheld, delayed or conditioned, with respect to which, if required by the lender, a rating agency confirmation has been received. The lender has the right to replace, or require the Borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 2600 El Camino Real Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the 2600 El Camino Real Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2600 El Camino Real

manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Ground Lease. The 2600 El Camino Real Property is subject to a ground lease with The Board of Trustees of the Leland Stanford Junior University dated November 1, 2016. The ground lease had an original term of 34.9 years. As of the Cut-off Date the basic annual rent was approximately $1,423,793, which is subject to adjustment on the tenth anniversary of the date of the commencement date and every ten years thereafter.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 2600 El Camino Real Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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175 PROGRESS PLACE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

175 Progress Place
175 Progress Place
Cincinnati, OH 45246
Cincinnati
West Chester
Forest Park
Springdale
Sharonville
Green Hills
Woodlawn
Hamilton
OH
KY
Fairfield
Northgate
Sharonville
Loveland
Blue Ash
Kenwood
Bridgetown North
Cincinnati
Newport
Covington
Florence
Mercy Health - Fairfield Hospital
Cincinnati Mills
Kemper Meadow Soccer Complex
Tri-county Mall
Princeton Plaza
Tri County Commons
Cassinelli Square
Hidden Creek Golf Course
Chamberlain Park
Beckett Ridge Golf Club
Beckett Park
Streets Of West Chester
Union Centre Blvd
Crescentville Rd
E Sharon Rd
Glendale Milford Rd
Princeton Glendale Rd
Springfield Pike
Reading Rd
Glenview Golf Course
Glenwood Gardens
Winton Woods Park
Winton Woods Golf Course
Village Of Glendale City Park
Woodlawn Municipal Park
Beech Grove Cemetery

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Cincinnati, Ohio		Cut-off Date Balance	$46,000,000
Property Type	Industrial		Cut-off Date Balance per SF	$49.36
Size (SF)	931,982		Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 3/1/2021	84.5%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2021	84.5%		Type of Security	Fee
Year Built / Latest Renovation	1964, 1972 / 2013		Mortgage Rate	3.82000%
Appraised Value	$75,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	12

Underwritten Revenues	$6,616,325
Underwritten Expenses	$1,925,080		Escrows(1)
Underwritten Net Operating Income (NOI)	$4,691,245			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,325,969		Taxes	$372,470	$62,078
Cut-off Date LTV Ratio	61.3%		Insurance	$0	Springing
Maturity Date LTV Ratio	49.9%		Replacement Reserve	$0	$10,873
DSCR Based on Underwritten NOI / NCF	1.82x / 1.68x		TI/LC(2)	$1,700,000	$19,416
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.4%		Other(3)	$866,848	$0

Estimated Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,000,000	100.0%	Loan Payoff	$37,000,533	80.4%
			Principal Equity Distribution	5,272,438	11.5
			Reserves	2,939,318	6.4
			Closing Costs	787,711	1.7
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Monthly TI/LC deposits are required until such time as the total amount on deposit in the TI/LC reserve account equals $2,700,000.
(3)	Other Upfront reserves consist of unfunded obligations (approximately $770,442) and immediate repairs ($96,406).

■	The Mortgage Loan. The mortgage loan (the “175 Progress Place Loan”) is evidenced by a note in the original principal amount of $46,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an industrial flex building located in Cincinnati, Ohio (the “175 Progress Place Property”). The 175 Progress Place Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on March 19, 2021. The 175 Progress Place Loan has an interest rate of 3.82000% per annum. The proceeds of the 175 Progress Place Loan were used to refinance the 175 Progress Place Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The 175 Progress Place Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 175 Progress Place Loan is April 6, 2031.

The 175 Progress Place Loan may be voluntarily prepaid in whole on or after the monthly payment date in January 2031 without payment of any prepayment premium or yield maintenance premium. Provided that no event of default under the 175 Progress Place Loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the second anniversary of the securitization closing date without payment of a prepayment premium.

■	The Mortgaged Property. The 175 Progress Place Property consists of 931,982 SF of industrial space located on approximately 61.62-acres in Cincinnati, Ohio. The 175 Progress Place Property was constructed in 1964 and 1972 and was renovated in 2013. Based on the underwritten rent roll dated March 1, 2021, the 175 Progress Place Property is currently 84.5% leased.

Procter & Gamble (284,209 SF; 30.5% of NRA; 21.4% of UW Base Rent) is the largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2017. Procter & Gamble is the world’s largest maker of consumer packaged goods and divides its business into five global segments that comprise its vast portfolio of hair, skin and personal, oral, family, feminine, fabric care, grooming, and baby care product lines. Its nearly 50 brands include Bounce, Crest, Gillette, Pampers, Pepto Bismol, Puffs, Old Spice, Swiffer, and Tide. Fabric and home care is P&G’s leading product category, accounting for about a third of sales. The company sells products in 180-plus countries, although the US is its largest market.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

Product Fulfillment Solutions (167,103 SF; 17.9% of NRA; 12.5% of UW Base Rent) is the second largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2019. Product Fulfillment Solutions offers a full line of order fulfillment services and solutions. The company utilizes a consultative approach in working with customers and customize order fulfillment services and procedures to address the varying and unique requirements of products.

Macy’s Inc. (166,600 SF; 17.9% of NRA; 38.4% of UW Base Rent) is the third largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2016. Macy’s Inc. is one of the nation’s premier omni-channel fashion retailers. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s Inc. is headquartered in New York, New York.

COVID-19 Update. As of March 24, 2021, the 175 Progress Place Property is open and operating. Additionally, there have been no rent relief requests or lease modifications. The 175 Progress Place Loan is not subject to any modification or forbearance requests. The first payment date of the 175 Progress Place Loan is May 2021.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 175 Progress Place Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Macy’s Inc.	NR/B1/B+	166,600	17.9%	$1,880,246	38.4%	$11.29	4/30/2028	2, 5-year options
General Electric Aviation(4)	BBB/Baa1/BBB+	126,389	13.6	1,197,937	24.4	$9.48	11/30/2031	3, 5-year options
Procter & Gamble	NR/Aa3/AA-	284,209	30.5	1,051,122	21.4	$3.70	6/30/2027	2, 5-year options
Product Fulfillment Solutions	NR/NR/NR	167,103	17.9	613,268	12.5	$3.67	10/31/2024	None
Pacific Manufacturing Ohio	NR/NR/NR	43,266	4.6	158,354	3.2	$3.66	11/30/2022	None
Largest Owned Tenants		787,567	84.5%	$4,900,927	100.0%	$6.22
Remaining Owned Tenants		0	0.0	0	0.0	$0.00
Vacant Spaces (Owned Space)		144,415	15.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		931,982	100.0%	$4,900,927	100.0%	$6.22

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.
(4)	General Electric Aviation has not taken occupancy of approximately 66,389 square feet, representing approximately 52.5% of its space. If the borrower does not complete certain tenant improvements with respect to this space by the outside delivery date set forth in the lease, General Electric Aviation has the option to terminate its lease upon no later than 30 days’ notice following such outside delivery date. The relevant outside delivery date is not defined under the related lease documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

The following table presents certain information relating to the lease rollover schedule at the 175 Progress Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	43,266	4.6	4.6%	158,354	3.2	$3.66	1
2023	0	0.0	4.6%	0	0.0	$0.00	0
2024	167,103	17.9	22.6%	613,268	12.5	$3.67	1
2025	0	0.0	22.6%	0	0.0	$0.00	0
2026	0	0.0	22.6%	0	0.0	$0.00	0
2027	284,209	30.5	53.1%	1,051,122	21.4	$3.70	1
2028	166,600	17.9	70.9%	1,880,246	38.4	$11.29	1
2029	0	0.0	70.9%	0	0.0	$0.00	0
2030	0	0.0	70.9%	0	0.0	$0.00	0
2031	126,389	13.6	84.5%	1,197,937	24.4	$9.48	1
2032 & Thereafter	0	0.0	84.5%	0	0.0	$0.00	0
Vacant	144,415	15.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	931,982	100.0%		$4,900,927	100.0%	$6.22	5

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.

The following table presents certain information relating to historical occupancy at the 175 Progress Place Property:

Historical Leased %(1)(2)

2018	2019	2020	As of 3/1/2021
NAV	70.9%	84.5%	84.5%

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	As provided by the borrower and reflects physical occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 175 Progress Place Property:

Cash Flow Analysis(1)(2)

	2019	2020	TTM 1/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$2,881,823	$3,446,950	$3,481,745	$4,550,504	$4.88
Contractual Rent Steps(3)	0	0	0	350,424	0.38
Expense Reimbursements	1,131,751	1,110,400	1,121,780	1,263,520	1.36
Gross Up Vacancy	0	0	0	1,603,605	1.72
Other Income	551,770	392,903	477,355	451,878	0.48
Gross Revenue	$4,565,344	$4,950,253	$5,080,880	$8,219,930	$8.82
Vacancy & Credit Loss	0	0	0	(1,603,605)	(1.72)
Effective Gross Income	$4,565,344	$4,950,253	$5,080,880	$6,616,325	$7.10
Total Operating Expenses	1,946,494	1,876,378	1,856,657	1,925,080	2.07
Net Operating Income	$2,618,849	$3,073,875	$3,224,223	$4,691,245	$5.03
TI/LC	0	0	0	234,799	0.25
Capital Expenditures	0	0	0	130,477	0.14
Net Cash Flow	$2,618,849	$3,073,875	$3,224,223	$4,325,969	$4.64

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Contractual Rent Steps include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

■	Appraisal. According to the appraisal, the 175 Progress Place Property had an “as-is” appraised value of $75,000,000 as of March 1, 2021.

■	Environmental Matters. According to a Phase I environmental report dated March 15, 2021, there was no evidence of any recognized environmental conditions at the 175 Progress Place Property.

■	Market Overview and Competition. The 175 Progress Place Property is located in Cincinnati, Ohio, within the Tri-County submarket. Transportation is available via Interstate 275 and Interstate 75, which both run north-south and U.S. Route 42, which runs east-west.

As of 2020, the Tri-County industrial submarket consists of 80,830,152 SF of industrial space with 1,593,562 SF of industrial space under construction. The vacancy rate in the Tri-County industrial submarket is 6.8% and has average asking rents of $4.58 per square foot. Since 2011, the submarket has added 10.0% of inventory, vacancy has dropped 3.3% and asking rents have grown 32.0%.

According to the appraisal, the average 2020 population within one, three, and five miles of the subject property are 3,015, 46,544, and 138,069, respectively, the average 2020 household income within one, three, and five miles of the subject property are $64,159, $76,405, and $94,954, respectively.

The following table presents comparable office sales to the 175 Progress Place Property:

Competitive Set – Comparable Properties(1)

Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price per SF
175 Progress Place(2) Cincinnati, OH	931,982	84.5%	N/A	N/A	N/A
5300 Kings Island Drive Mason, OH	143,330	100.0%	Jul-20	$9,344,388	$65
Governor’s Hill Portfolio Cincinnati, OH	267,354	50.0%	Apr-18	$17,075,000	$64
Liberty Mutual Fairfield, OH	270,506	100.0%	Dec-19	$17,250,000	$64
3100 Easton Square Columbus, OH	199,266	52.0%	Dec-20	$18,600,018	$93
Towers of Kenwood Cincinnati, OH	404,425	97.1%	May-19	$80,600,000	$199

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 1, 2021.

■	The Borrower. The borrower is Progress Place Subsidiary, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 175 Progress Place Loan. The borrower sponsors and non-recourse carveout guarantors under the 175 Progress Place Loan are Peter Murphy, Matthew O’Connor, Kevin Smith and Jonathan Stott.

■	Escrows. At origination of the 175 Progress Place Loan, the borrower deposited approximately (i) $372,470 into a real estate tax reserve account, (ii) $1,700,000 into a TI/LC reserve account, (iii) $770,442 into an unfunded obligations reserve account, and (iv) $96,406 into an immediate repairs reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,078).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 175 Progress Place Loan documents.

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $19,416 for tenant improvements and leasing commissions (subject to a cap of $2,700,000).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $10,873 for replacement reserves.

■	Lockbox and Cash Management. The 175 Progress Place Loan is structured with a hard lockbox and springing cash management. At origination of the 175 Progress Place Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 175 Progress Place Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 175 Progress Place Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 175 Progress Place Loan; provided, however, at any time there are insufficient leasing reserve funds on deposit in the leasing reserve account to satisfy a disbursement request of the borrower pursuant to the terms and conditions of the 175 Progress Place Loan documents, so long as no event of default has occurred and is continuing, the lender will disburse excess cash flow funds to the borrower for such accretive tenant improvements and/or leasing commissions upon the satisfaction of the conditions set forth in the 175 Progress Place Loan documents as if such excess cash flow funds were leasing reserve funds. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 175 Progress Place Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Procter & Gamble, (ii) Macy’s Inc., (iii) any tenant which, individually or when aggregated with all other leases at the 175 Progress Place Property with the same tenant or its affiliate, either (A) accounts for 25% or more of the total rental income for the 175 Progress Place Property, or (B) demises 25% or more of the square footage of the 175 Progress Place Property’s gross leasable area, (iv) any other tenants of the Specified Tenant space (or any portion thereof) occupied by the Specified Tenants referenced in clauses (i) or (ii) above, and (v) any parent company of such Specified tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) the Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (excluding closure due to health and safety purposes related to COVID) (unless the Specified Tenant Trigger Cure Conditions (as defined below) have been satisfied), (iii) Specified Tenant giving notice that it is terminating its lease for all or a portion equal to 25% or more of either (A) the total aggregate rental income, or (B) the aggregate square footage leased by the Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect (unless the Specified Tenant Trigger Cure Conditions have been satisfied), (v) any bankruptcy or similar insolvency of the Specified Tenant, and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the 175 Progress Place Loan documents for a minimum term of five years, and (B) expire upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which shall include, without limitation, a duly executed estoppel certificate in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

Conditions, or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 175 Progress Place Loan documents for a minimum renewal term of five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (b) in the event the Specified Tenant Trigger Period is due to clause (A)(ii) of the definition of Specified Tenant Trigger Period, (x) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) or (y) satisfaction of the Specified Tenant Trigger Cure Condition (as defined below), (c) in the event the Specified Tenant Trigger Period is due to clause (A)(iii) of the definition of Specified Tenant Trigger Period, (x) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect or (y) satisfaction of the Specified Tenant Trigger Cure Condition, (d) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (A)(vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms and conditions of the 175 Progress Place Loan documents for a minimum renewal term of five years, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (f) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Trigger Cure Condition” shall mean that (i) a Trigger Period exists due solely to the occurrence of clause (A)(ii) or (A)(iii) of the definition of Specified Tenant Trigger Period (and not due to both or due to any other occurrence), and (ii) there is and remains an amount equal to at least the most recent contractual full and unabated annual base rent due under such Specified Tenant lease on deposit in the excess cash flow account.

■	Property Management. The 175 Progress Place Property is currently managed by First Highland Management and Development Corp. The lender has the right to terminate the management agreement and replace the property manager, or require the borrower to terminate the management agreement and replace the property manager if, among other things, (i) the property manager becomes insolvent or a debtor in (a) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (b) any voluntary bankruptcy or insolvency proceeding, (b) there exists a Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. At any time, the borrower may obtain the release of certain out lot parcel from the lien of the related mortgage without payment of a release price upon the satisfaction of the following conditions, among other conditions more fully set forth in the 175 Progress Place Loan documents, (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with such opinions as lender requests, (iii) if required by lender, the borrower delivers a rating agency confirmation, (iv) if at the time of the release, the 175 Progress Place Loan is included in a REMIC trust and the loan-to-value ratio of the remaining property would exceed 125% after such release, the borrower pays down the principal balance of the 175 Progress Place Loan by a “qualified amount” in accordance with the 175 Progress Place Loan documents, unless the lender receives an opinion of counsel in form and substance acceptable to the lender that, if the foregoing prepayment requirement is not followed, the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release, (v) upon completion of the release, the debt service coverage ratio of the remaining property is not lesser than the greater of (A) the debt service coverage ratio of the entire 175 Progress Place Property as of the origination date of the 175

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

175 PROGRESS PLACE

Progress Place Loan, and (B) the debt service coverage ratio of the entire 175 Progress Place Property immediately prior to the release.

■	Terrorism Insurance. The borrower is required to maintain the “all risk” insurance policy that provides terrorism insurance in an amount equal to the full replacement cost of the 175 Progress Place Property, as well as business interruption coverage in an amount equal to 100% of the projected gross income for the 175 Progress Place Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BOSTON SCIENTIFIC

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

Chicago
South Bend
Toledo
Fort Wayne
Bloomington
INDIANA
OHIO
Indianapolis
Champaign
ILLINOIS
Effingham
Cincinnati
Mt Vernon
Louisville
Evansville
Lexington
KENTUCKY
Carmel
Lawrence
Brownsburg
CSX RAIL TERMINAL
Indianapolis
INDIANAPOLIS INT'L AIRPORT
FEDEX AIRHUB
Greencastle
Monrovia
Cloverdale
Franklin
Boston Scientific
780 Brookside Drive
Spencer, IN 47460
Martinsville
Spencer
Columbus
Bloomington
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Spencer, Indiana	Cut-off Date Balance		$39,725,850
Property Type	Industrial	Cut-off Date Balance per SF		$153.75
Size (SF)	258,375	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 4/6/2021	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/6/2021	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1986 / 2020	Mortgage Rate		3.29200%
Appraised Value(1)	$63,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$3,927,968
Underwritten Expenses	$117,839	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,810,129		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,776,540	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	62.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	62.4%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.87x / 2.85x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,725,850	100.0%	Return of Equity(3)	$39,446,144	99.3%
			Closing Costs	279,706	0.7

Total Sources	$39,725,850	100.0%	Total Uses	$39,725,850	100.0%

(1)	In addition to the “As Is” appraised value set forth above, the appraisal concluded to a “Hypothetical Market Value “As Dark”” appraised value of $41.2 million as of March 5, 2021. Based on the “Hypothetical Market Value “As Dark”” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 96.4%.
(2)	See “—Escrows” below.
(3)	The borrower closed on the acquisition of the Boston Scientific Property (as defined below) for approximately $61.12 million on February 5, 2021, and when combined with origination costs of $279,706, the borrower’s sponsor’s remaining cash equity is approximately $21,390,829.

■	The Mortgage Loan. The Boston Scientific mortgage loan (the “Boston Scientific Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in an industrial property comprised of two separate buildings located in Spencer, Indiana (the “Boston Scientific Property”). The Boston Scientific Loan is evidenced by a promissory note with an original principal balance and an outstanding principal balance as of the Cut-off Date of $39,725,850, representing approximately 3.3% of the Initial Pool Balance.

The Boston Scientific Loan was originated by DBR Investments Co. Limited on March 18, 2021. The Boston Scientific Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Boston Scientific Loan requires interest only payments on each due date through the scheduled maturity date in April 2031. The Boston Scientific Loan accrues interest at a fixed rate of 3.29200% per annum.

The Boston Scientific Loan proceeds were used to return equity to the borrower sponsor following its February 2021 acquisition of the Boston Scientific Property and pay origination costs. The Boston Scientific Loan may be voluntarily prepaid in whole beginning on April 6, 2023 with the payment of a prepayment fee equal to the greater of (i) 1.00% of the unpaid principal balance and (ii) a yield maintenance premium, and on and after December 6, 2030 may be voluntarily prepaid in whole without the payment of any prepayment fee. Provided no event of default under the Boston Scientific Loan documents is continuing, defeasance of the Boston Scientific Loan with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the loan documents is permitted at any time after the earlier of (a) the second anniversary of the securitization closing date and (b) March 18, 2024. In addition, if the Defaulted Property Conditions (as defined below) exist, the Boston Scientific Loan may be prepaid at any time following origination, together with the prepayment fee (if prior to the open period), and may be defeased at any time following the expiration of the defeasance lockout period, notwithstanding the existence of an event of default. “Defaulted Property Conditions” are deemed to exist to the extent that: (i) an event of default is continuing; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default in accordance with the Boston Scientific Loan documents; and (iv) the borrower has been unable to effect a cure of such event of default.

■	The Mortgaged Property. The Boston Scientific Property is a recently renovated, Class A industrial / flex complex situated on an approximately 23.88-acre site in Spencer, Indiana. The Boston Scientific Property was originally built in 1986 as a 175,100 SF manufacturing facility and recently underwent a $26 million, 83,275 SF expansion to transform

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

the facility into a 258,375 SF research and development campus that added office area, collaboration areas, a new and larger entrance, new fitness center and locker rooms, new cafeteria, Boston Scientific credit union, and break room area. The building improvements consist of two buildings that are fully sprinklered and feature eight to 27’ clear ceiling heights. There is a total of 139,041 SF (53.8% of total SF) of office space that consists of two-stories and features open office area, private offices, meeting rooms/collaborating areas, a cafeteria, fitness center, locker rooms, gown room and common areas. The site also features outdoor eating/seating areas and a gazebo area for the employees. Additionally, the facility features 101,067 SF (39.1% of total SF) of controlled environment manufacturing and storage space. As of April 6, 2021, the Boston Scientific Property is 100% occupied by Boston Scientific, a manufacturer and innovator of medical devices, on a 15-year absolute net lease that expires November 30, 2035. The Boston Scientific Property has 795 parking spaces.

Boston Scientific (“Boston Scientific”) (NYSE: BSX) (258,375 SF; 100.0% of NRA; 100.0% of UW Base Rent) was founded in 1979, and is a Fortune 500 (2020 rank: 296) manufacturer of medical devices. Boston Scientific carries an investment grade credit rating (Fitch: BBB / Moody’s: Baa2 / S&P: BBB-), and operates in six core business segments: Endoscopy, Interventional Cardiology, Neuromodulation, Peripheral Interventions, Rhythm Management, and Urology & Pelvic Health. As of December 2019, Boston Scientific employs approximately 36,000 people, 17,000 of whom work in the United States. Approximately 1,400 employees work at the Boston Scientific Property in Spencer, Indiana. The Boston Scientific Property is Boston Scientific’s main manufacturing facility for its Endoscopy and Urology and Pelvic Health divisions. As of December 31, 2020, Boston Scientific reported 18% of 2020 consolidated net sales attributed to Endoscopy and 13% of 2020 consolidated net sales attributed to Urology and Pelvic Health.

According to the borrower sponsor, Boston Scientific has occupied the Boston Scientific Property for over 35 years and has expanded its footprint five times since 1985, most recently in 2020 (83,275 SF). Boston Scientific recently signed a 15-year triple net lease that will expire on November 30, 2035, with an initial annual base rent of $13.90 per SF and 2.00% annual escalations. The entity on the lease is the investment grade rated Boston Scientific (Fitch: BBB / Moody’s: Baa2 / S&P: BBB-). According to the borrower sponsor, in connection with the 2020 expansion, Boston Scientific invested approximately $11.0 million of its own capital to build out the space. Boston Scientific has two, five-year renewal options, which represent a fully extended lease term of November 2045 and no termination options. Boston Scientific benefits from a 10-year tax abatement on a new office building, and other improvements at the Boston Scientific Property (including a new warehouse that was constructed in 2020, and certain personal property), which is subject to clawback provisions in certain circumstances.

COVID-19 Update. As of the April 6, 2021 underwritten rent roll, the Boston Scientific Property is 100.0% leased. The sole tenant is open and operational, and has not requested any lease modifications. The first payment date of the Boston Scientific Loan is May 6, 2021. As of April 6, 2021, the Boston Scientific Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the sole tenant at the Boston Scientific Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Boston Scientific	BBB / Baa2 / BBB-	258,375	100.0%	$3,590,605	100.0%	$13.90	11/30/2035	2, 5-year options
All Tenants		258,375	100.0%	$3,590,605	100.0%	$13.90
Vacant		0	0.0%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		258,375	100.0%	$3,590,605	100.0%	$13.90

(1)	Based on the underwritten rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

The following table presents certain information relating to the lease rollover schedule at the Boston Scientific Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032 & Thereafter	258,375	100.0%	100.0%	$3,590,605	100.0%	$13.90	1
Vacant	0	0.0%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	258,375	100.0%		$3,590,605	100.0%	$13.90	1

(1)	Based on the underwritten rent roll.

The following table presents certain information relating to historical leasing at the Boston Scientific Property:

Historical Leased %(1)

2019	2020	As of 4/6/2021(2)
NAV	NAV	100.0%

(1)	Historical information is not available because the Boston Scientific Property was recently renovated in 2020 with the sole tenant taking occupancy of the renovated space in November 2020.
(2)	Based on the underwritten rent roll.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Boston Scientific Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$3,590,605	$13.90
Rent Steps(2)	341,007	1.32
Reimbursements	117,839	0.46
Vacancy & Credit Loss(3)	(121,484)	(0.47)
Effective Gross Income	$3,927,968	$15.20

Management Fee	117,839	$0.46
Total Operating Expenses(4)	$117,839	$0.46

Net Operating Income	$3,810,129	$14.75
TI/LC	0	0.00
Capital Expenditures	33,589	0.13
Net Cash Flow	$3,776,540	$14.62

(1)	Historical financial information is not available because the Boston Scientific Property was recently renovated in 2020 with the sole tenant taking occupancy of the renovated space in November 2020. Boston Scientific’s lease was executed in 2018, and was modified to include the new space and extended for 15 years. The previous rent was $1,094,375; however, this historically did not include the expansion space, which is a Class A industrial / flex complex.
(2)	Represents rent steps through November 1, 2021.
(3)	Represents an underwritten economic vacancy of 3.0%.
(4)	Expenses are not underwritten because the sole tenant pays expenses directly under a NNN lease.

■	Appraisal. According to the appraisal, the Boston Scientific Property has an “as is” appraised value of $63,700,000 as of March 5, 2021. The “Hypothetical Market Value “As Dark”” is $41,200,000 as of March 5, 2021, which assumes that the existing lease has been terminated and the current tenant has vacated.

Appraisal Approach	“As Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$62,800,000	N/A	5.75%
Discounted Cash Flow Approach	$63,700,000	7.00%	6.00%(1)

(1)	Represents the terminal capitalization rate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

■	Environmental Matters. The Phase I environmental report dated January 27, 2021 identified a recognized environmental condition at the Boston Scientific Property related to a superfund site in the vicinity of the Boston Scientific Property and the identification by the United States Environmental Protection Agency of the Boston Scientific Property as a potential contributor to the superfund site. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for more information. In addition, an environmental indemnity agreement was entered into between the borrower, lender and related guarantors upon loan origination. See “—The Borrower” below.

■	Market Overview and Competition. The Boston Scientific Property is located within the Owen County submarket, which is an approximately one hour drive to the Indianapolis International Airport and Indianapolis central business district, and about a 25-minute drive to the Bloomington central business district.

According to the appraisal, the Bloomington metropolitan statistical area is home to a high concentration of research and development/life science companies, and has been the #1 small metropolitan statistical area in the medical devices and equipment category for specialized employment concentration for the last six years. For small metropolitan area drugs and pharmaceuticals employment, Bloomington ranks fifth highest in the United States and eighth highest for bioscience-related distribution. Major employers from the Bloomington area include Indiana University, Indiana University Health Bloomington, Cook Medical Group, Boston Scientific, Catalent Pharma, Kroger, and Baxter International Inc. The corporate headquarters for Cook Medical is located on the west side of Bloomington approximately 15 miles from the Boston Scientific Property and has a daytime employment total of over 4,200. The area is home to Indiana University, the largest university in Indiana with over 40,000 students. Interstate 69, which can be accessed via State Road 46 just south of the Boston Scientific Property, is the nearest thoroughfare, running from northeast to southwest through the State of Indiana, and running from Evansville to Fort Wayne into Michigan. Additionally, an interstate is in the process of being completed from Bloomington to Indianapolis. This is expected to elevate overall accessibility in the southwestern Indiana area. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius of the Boston Scientific Property was 2,134, 4,437, and 8,198, respectively. The 2020 average household income within a one-, three-, and five-mile radius was $49,058, $53,054, and $57,989. According to the appraisal, as of the fourth quarter of 2020, the Owen County submarket consisted of approximately 135,997 SF of industrial space with an overall market vacancy of 0.0%

The following chart displays six lease comparables for the Boston Scientific Property. Comparable buildings were built between 1950 and 2019 and comparable industrial leases range in size from 107,500 to 447,000 SF. Base rents at the comparable properties ranged between $9.70 and $15.34 per SF (net leases) with a weighted average of approximately $11.85 per SF (excluding the Boston Scientific Property). The appraisal concluded a market rent at the Boston Scientific Property of $13.75 per SF. The Boston Scientific Property has an in-place rent of $13.90 per SF.

Summary of Comparable Industrial Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Boston Scientific, Spencer, IN	Boston Scientific	258,375	Nov 2020(2)	180(2)	$13.90(2)
Snelling Office Plaza, Saint Paul, MN	Minnetronix Medical, Inc.	134,827	Aug 2020	84	$13.50
Elbit Systems of America, Roanoke, VA	Elbit Systems of America	162,946	Jun 2020	204	$15.34
PCI Pharma Services, Philadelphia, PA	Packaging Coordinators, Inc.	447,000	Nov 2019	240	$10.59
ComDoc Warehouse, North Canton, OH	ComDoc, Inc.	107,500	Jun 2019	120	$11.09
BorgWarner Technical Center, Noblesville, IN	BorgWamer	107,849	Aug 2018	180	$12.96
2100 Oaks Parkway, Belmont, NC	Valley Distribution	125,213	Jun 2018	120	$9.70

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

■	The Borrower. The borrowing entity for the Boston Scientific Loan is NM BSC, L.L.C., a newly formed special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boston Scientific Loan. NM BSC, L.L.C. is 100.0% owned by NM NL Holdings, L.P., which is owned (i) 49.75% by New Mountain Net Lease Corporation, (ii) 49.75% by New Mountain Net Lease Partners Corporation and (iii) 0.5% by NM GP Holdco, L.L.C. New Mountain Net Lease Corporation is managed by Peter Kaplan, Jr. and Robert Hamwee and New Mountain Net Lease Partners Corporation is managed by Peter Kaplan, Jr. and Adam Weinstein. The borrower sponsor and non-recourse guarantors of the Boston Scientific Loan are New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation (collectively, the “Sponsor”), affiliates of New Mountain Finance Corporation, which together with their affiliates, manage private equity, public equity and credit capital. New Mountain Finance Corporation (NASDAQ: NMFC) was founded in 1999 and has

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

over $30 billion in assets under management and approximately 180 staff members. As of December 31, 2020, New Mountain Finance Corporation reported investment income of approximately $278.0 million. If either guarantor alone satisfies certain net worth and liquidity requirements, and also continues to control and own at least a 20% interest in the borrower, then at the request of the other guarantor, the other guarantor may be released from its liabilities under the non-recourse carveout guaranty.

■	Escrows. On each due date, solely to the extent the Reserve Waiver Conditions (as defined below) or, in the case of insurance deposits, the Tenant Insurance Conditions (as defined) below, are not satisfied on such due date, the borrower is required to deposit (i) 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, (iii) approximately $2,779 into a replacement reserve account for capital expenditures (capped at $50,383) and (iv) approximately $12,874 into a rollover account (capped at approximately $231,745) for tenant improvements and leasing commissions that may be incurred.

“Reserve Waiver Conditions” mean (i) the Boston Scientific lease or a replacement triple net lease entered into in accordance with the loan documents is in full force and effect for the entirety of the Boston Scientific Property, (ii) no Boston Scientific Trigger Period (as described below) has occurred and is then continuing, (iii) the tenant under the applicable triple net lease is obligated to (a) pay all taxes and other charges, and any other assessments directly to the applicable governmental authority, (b) maintain insurance on the Boston Scientific Property which is an acceptable tenant policy (as described below in the definition of “Tenant Insurance Conditions”), (c) perform and pay for all capital expenditures at the Boston Scientific Property and (d) perform and pay for all other ongoing recurring operating expenses, (iv) such tenant performs such obligations in a timely manner, and (v) borrower has provided evidence of such timely performance if requested by the lender.

“Tenant Insurance Conditions” mean (i) no event of default has occurred and is then continuing, (ii) an acceptable tenant policy (that meets requirements set forth in the loan agreement and is approved by the lender in the lender’s reasonable discretion) is in full force and effect and (iii) the Reserve Waiver Conditions applicable to insurance are satisfied. The Boston Scientific Loan documents permit the borrower to rely on the tenant’s third party insurance (which otherwise meets the requirements of the loan documents) or, so long as the tenant, or any guarantor under the Boston Scientific lease maintains a rating of “BBB-“ or better by S&P, on a tenant program of self-insurance, with respect to all insurance coverages (or in the case of self-insurance, with respect to the commercial general liability, products / completed operations liability, business interruption and umbrella/excess liability insurance) required under the loan documents.

■	Lockbox and Cash Management. The Boston Scientific Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Boston Scientific Property into the Clearing Account within one business day of receipt. Provided no Boston Scientific Trigger Period exists, funds deposited into the Clearing Account are required to be swept on a daily basis into the borrower’s operating account. Once a Boston Scientific Trigger Period occurs, the lender is required to open a lender-controlled deposit account, and so long as a Boston Scientific Trigger Period exists, all funds in the Clearing Account are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Boston Scientific Trigger Period” will commence upon the occurrence of (i) an event of default under the Boston Scientific Loan, (ii) the debt service coverage ratio is less than 1.20x on the last day of any calendar quarter (provided, however, that no Boston Scientific Trigger Period will be deemed to exist with respect to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), or (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default under the Boston Scientific Loan has been cured in accordance with the express terms of the loan documents or borrower has otherwise tendered cure and such cure has been accepted by the lender or (B) with respect to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof.

The “Collateral Cure Conditions” means a period in which the borrower deposits cash into an account with the lender (or delivers a letter of credit) in an amount sufficient, that, if the same were to be deducted from the principal balance of the Boston Scientific Loan (and assuming there were to be a corresponding reduction in debt service), the debt service coverage ratio is equal to or greater than 1.25x, to serve as additional collateral for the Boston Scientific Loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

(the “DSCR Condition”) and thereafter, if the lender determines (in its reasonable discretion) that the collateral account or, as applicable, the amount of the letter of credit, is no longer sufficient to satisfy the DSCR Condition (as of the applicable date of determination), then in order to continue to satisfy the Collateral Cure Conditions, the borrower is required to deposit additional cash collateral or increase the amount of the letter of credit (as applicable) by an amount necessary such that the amount on deposit in the collateral account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the DSCR Condition. The collateral referenced in this definition is required to be returned to the borrower, provided no Boston Scientific Trigger Period is ongoing, at such time as the debt service coverage ratio (without any imputed deduction to debt service for the aforementioned collateral) is equal to or greater than 1.25x for two consecutive calendar quarters).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the date required under the Boston Scientific lease (or a replacement lease that covers 25,000 or more SF of the Boston Scientific premises) (a “Lease Sweep Lease”) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the date on which any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) (other than a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the Boston Scientific Property or any temporary discontinuance relating to an ongoing restoration at the Boston Scientific Property) at all or any portion of the space representing all or a material portion of the aggregate square footage demised pursuant to the applicable Lease Sweep Lease or gives notice that it intends to discontinue its business at all or any portion of such space; provided, however, if a tenant pursuant to a Lease Sweep Lease sub-leases any portion of the premises to a sub-tenant, then so long as the Sublease Conditions (defined below) remain satisfied, such tenant will not be deemed to have “gone dark”; (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or its direct or indirect parent company and/or any guarantor of its obligations under its Lease Sweep Lease ; or (f) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date of the Boston Scientific Loan, a Lease Sweep Period will commence on the date that is twelve months prior to the stated maturity date of the Boston Scientific Loan.

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Boston Scientific Property to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (B) in the case of clause (b) above, the tenant irrevocably rescinds such notice to surrender, cancel or terminate the Lease Sweep Lease; (C) in the case of clauses (b), (d), and (e) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Boston Scientific Property to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (D) in the case of clause (c) above, Boston Scientific (or a replacement tenant that occupies all or any portion of the Boston Scientific premises to avoid the trigger thresholds set forth in such clause (c) above) resumes operation of its business in the entirety of the applicable premises and continuously operates for at least 30 days and, if a notice to go dark was delivered (and the tenant did not discontinue its business as contemplated by said notice), the tenant irrevocably rescinds such notice to discontinue its business; (E) in the case of clause (c) above, the date on which the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, or the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BOSTON SCIENTIFIC

expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (C) above); (F) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of thirty days following such cure; (G) in the case of clause (e) above, either (a) the applicable insolvency proceeding has terminated or been dismissed and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

“Sublease Conditions” mean the following conditions are satisfied: (i) the Boston Scientific lease (or a replacement Lease Sweep Lease) is in full force and effect, the entirety of the Boston Scientific Property is demised pursuant to said Lease Sweep Lease, and the applicable Lease Sweep Lease is a “triple net” lease, (ii) the tenant pursuant to the applicable Lease Sweep Lease has sublet a portion of its Lease Sweep Space which represents no more than 25% of the leasable square footage of the Boston Scientific Property demised pursuant to the applicable Lease Sweep Lease (provided, however, a sublease to an Affiliate of Boston Scientific may demise more than the aforementioned 25% for so long as Boston Scientific remains the prime tenant pursuant to the Lease Sweep Lease) pursuant to one or more sub-leases which are in full force and effect and each subtenant thereunder is open for business in the entirety of the applicable subleased premises, and (iii) no subtenant pursuant to the aforementioned sublease(s) is in monetary or material non-monetary default (beyond notice and cure periods) pursuant to its sublease or is the subject of any insolvency proceeding.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $10.50.

■	Property Management. The Boston Scientific Property is self-managed by the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Boston Scientific Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Boston Scientific Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the Boston Scientific Property until the completion of restoration or the expiration of 12 months, with a 90-day extended period of indemnity. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. The borrower may rely on the tenant’s third party insurance (which otherwise meets the requirements of the loan documents) with respect to terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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 1985 MARCUS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

1985 Marcus
1985 Marcus Avenue
New Hyde Park, NY 11042
Roslyn Estates
Thomaston
North Hills
Lake Success
Williston Park
New Hyde Park
Mineola
Bellerose
Garden City
Floral Park
Hempstead
South Floral Park
Little Neck
Queens Village
North Shore University Hospital
Long Island Jewish Medical Center
Zucker Hillside Hospital
New Hyde Park Shopping Mall
Lake Success Shopping Center
Belmont Park Race Track
Adelphi University
NYU Winthrop Hospital
New York
Newark
Brooklyn
Queens
Hempstead
Valley Stream
Freeport
Long Beach
Glen Cove

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	New Hyde Park, New York		Cut-off Date Balance(2)	$37,000,000
Property Type	Office		Cut-off Date Balance per SF(1)	$177.76
Size (SF)	312,210		Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 3/9/2021	92.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/9/2021	92.4%		Type of Security	Fee
Year Built / Latest Renovation	1983 / 2019		Mortgage Rate	3.85600%
Appraised Value	$75,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP

Underwritten Revenues	$10,056,678
Underwritten Expenses	$4,756,558		Escrows(3)
Underwritten Net Operating Income (NOI)	$5,300,121			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,225,190		Taxes	$374,559	$187,280
Cut-off Date LTV Ratio(1)	74.0%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	58.5%		Replacement Reserve	$0	$6,504
DSCR Based on Underwritten NOI / NCF(1)	1.70x / 1.67x		TI/LC	$3,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.5% / 9.4%		Other(4)	$3,427,492	$0

Estimated Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$55,500,000	67.1%	Purchase Price	$75,000,000	90.7%
Principal’s New Cash Contribution	27,190,492	32.9	Reserves	6,802,051	8.2
			Closing Costs	888,441	1.1

Total Sources	$82,690,492	100.0%	Total Uses	$82,690,492	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 1985 Marcus Whole Loan (as defined below).
(2)	The Cut-off Date Principal Balance of $37,000,000 represents the controlling Note A-1 of the $55,500,000 1985 Marcus Whole Loan, which is evidenced by two pari passu notes. See “—The Mortgage Loan” below.
(3)	See “—Escrows” below.
(4)	Other Upfront reserves consist of unfunded obligations (approximately $3,422,872) and immediate repairs ($4,620).

■	The Mortgage Loan. The mortgage loan (the “1985 Marcus Loan”) is part of a whole loan (the “1985 Marcus Whole Loan”) consisting of two pari passu notes with an outstanding aggregate principal balance of $55,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office building located in New Hyde Park, New York (the “1985 Marcus Property”). The 1985 Marcus Loan, evidenced by the controlling note A-1, has an outstanding principal balance as of the cut-off Date of $37,000,000 and represents approximately 3.1% of the Initial Pool Balance. The 1985 Marcus Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 12, 2021. The 1985 Marcus Whole Loan has an interest rate of 3.85600% per annum. The proceeds of the 1985 Marcus Whole Loan and a principal new cash contribution were used to acquire the 1985 Marcus Property, pay origination costs and fund upfront reserves.

The 1985 Marcus Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 1985 Marcus Whole Loan requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the 1985 Marcus Whole Loan is April 6, 2031.

The 1985 Marcus Whole Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in January 2031 without payment of any prepayment premium. Provided that no event of default under the 1985 Marcus Whole Loan is continuing, defeasance of the entire 1985 Marcus Whole Loan is permitted at any time on or after the first payment date following the earlier to occur of (a) the third anniversary of the origination date of the 1985 Marcus Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the 1985 Marcus Whole Loan is deposited.

The table below summarizes the promissory notes that comprise the 1985 Marcus Whole Loan. The relationship between the holders of the 1985 Marcus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,000,000	$37,000,000	Benchmark 2021-B25	Yes
A-2	18,500,000	18,500,000	GSBI(1)	No
Total	$55,500,000	$55,500,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

■	The Mortgaged Property. The 1985 Marcus Property consists of 312,210 SF of Class A office space located on approximately 8.7-acres in New Hyde Park, New York. The 1985 Marcus Property was constructed in 1983 and renovated in 2019. Based on the underwritten rent roll dated March 9, 2021, the 1985 Marcus Property is currently 92.4% leased.

JPMorgan Chase (76,126 SF; 24.4% of NRA; 25.6% of UW Base Rent) is the largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2007. JPMorgan Chase is an American multinational investment bank and financial services holding company headquartered in New York City.

Integra MLTC, Inc. (38,474 SF; 12.3% of NRA; 14.4% of UW Base Rent) is the second largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2021. Integra MLTC, Inc. is located in Lake Success, New York, and is part of the nursing homes and long-term care facilities industry.

Garden City Group (28,533 SF; 9.1% of NRA; 11.3% of UW Base Rent) is the third largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2010. Garden City Group (“GCG”) is a provider of class action settlement administrations, restructuring and bankruptcy matters, mass tort settlement programs, regulatory settlements, and data breach response programs in the United States and internationally. GCG has a staff including 700 employees including attorneys, paralegals, finance and banking experts, software engineers, in-house legal advertising specialists, graphic artists, and U.S.-based Contact Center professionals with a nationwide presence.

COVID-19 Update. As of March 31, 2021 the 1985 Marcus Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 30, 2021, the 1985 Marcus Whole Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 1985 Marcus Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
JPMorgan Chase(4)	AA-/A2/A-	76,126	24.4%	$2,219,073	25.6%	$29.15	Various(5)	None
Integra MLTC, Inc.(6)	NR/NR/NR	38,474	12.3	1,246,471	14.4	32.40	8/31/2031	None
Garden City Group	NR/NR/NR	28,533	9.1	978,203	11.3	34.28	5/31/2022	None
Hull & Company	NR/NR/NR	23,831	7.6	823,981	9.5	34.58	7/31/2028	None
PharMerica Corporation(7)	NR/NR/NR	22,500	7.2	718,425	8.3	31.93	1/31/2031	None
Entourage	NR/NR/NR	19,808	6.3	663,073	7.6	33.48	1/31/2031	None
Personal Touch(8)	NR/NR/NR	21,251	6.8	606,446	7.0	28.54	Various(9)	None
Landmark Health	NR/NR/NR	16,901	5.4	557,057	6.4	32.96	11/30/2030	None
NSLIJ	NR/NR/NR	14,157	4.5	381,091	4.4	26.92	1/31/2022	None
Edgeworks	NR/NR/NR	10,000	3.2	339,900	3.9	33.99	6/30/2026	None
Ten Largest Owned Tenants		271,581	87.0	$8,533,720	98.3%	$31.42
Remaining Owned Tenants(10)		16,821	5.4	148,216	1.7	$8.81
Vacant Spaces (Owned Space)		23,808	7.6	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		312,210	100.0%	$8,681,936	100.0%	$30.10

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated March 9, 2021 and rent steps through April 30, 2022.
(4)	JPMorgan Chase has a termination option effective May 1, 2027 with 12 months’ prior notice and payment of a termination fee.
(5)	JPMorgan Chase has a portion of space (55,445 SF) that expires on October 31, 2030 and a portion of space (20,681 SF) that expires on July 31, 2025.
(6)	Integra MLTC, Inc. has a termination option effective at any time after August 31, 2028 with 12 months’ notice.
(7)	PharMerica Corporation invested $400,000 in addition to TI allowance. Further, PharMerica Corporation has a termination option effective on the last day of the 94th month following the related lease commencement date (which was on June 1, 2020) with 12 months’ notice.
(8)	Personal Touch has one termination option for its leased space at Suite 202 effective March 31, 2025 with 12 months’ prior notice.
(9)	Personal Touch’s leases at Suite 202 and Suite LL 105 expire on February 29, 2028 and August 31, 2022, respectively.
(10)	Remaining Owned Tenants includes 5,115 SF of gym / conference room space and 4,390 SF of café space, neither of which pay any base rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

The following table presents certain information relating to the lease rollover schedule at the 1985 Marcus Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	9,505	3.0%	3.0%	$0	0.0%	$0.00	0
2021	0	0.0	3.0%	0	0.0	$0.00	0
2022	47,687	15.3	18.3%	1,451,938	16.7	$30.45	3
2023	0	0.0	18.3%	0	0.0	$0.00	0
2024	0	0.0	18.3%	0	0.0	$0.00	0
2025	20,681	6.6	24.9%	602,851	6.9	$29.15	1
2026	10,000	3.2	28.1%	339,900	3.9	$33.99	1
2027	7,316	2.3	30.5%	148,216	1.7	$20.26	1
2028	40,085	12.8	43.3%	1,337,783	15.4	$33.37	2
2029	0	0.0	43.3%	0	0.0	$0.00	0
2030	72,346	23.2	66.5%	2,173,279	25.0	$30.04	2
2031	80,782	25.9	92.4%	2,627,969	30.3	$32.53	3
2032 & Thereafter	0	0.0	92.4%	0	0.0	$0.00	0
Vacant	23,808	7.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	312,210	100.0%		$8,681,936	100.0%	$30.10	13

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated March 9, 2021 and rent steps through April 30, 2022.
(4)	MTM includes 5,115 SF of gym / conference room space and 4,390 SF of café space, neither of which pay any base rent.

The following table presents certain information relating to historical occupancy at the 1985 Marcus Property:

Historical Leased %(1)

2018	2019	2020	As of 3/9/2021
99.1%	86.4%	89.2%	92.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1985 Marcus Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$8,591,724	$8,529,019	$7,228,033	$5,443,128	$8,681,936	$27.81
Contractual Credit Rent Steps(3)	0	0	0	0	307,388	0.98
Expense Reimbursements	1,713,552	1,550,656	1,172,650	974,365	1,070,700	3.43
Gross Up Vacancy	0	0	0	0	473,236	1.52
Other Income	0	0	0	0	0	0.00
Gross Revenue	$10,305,276	$10,079,675	$8,400,683	$6,417,493	$10,533,259	$33.74
Vacancy & Credit Loss	(280,352)	(235,507)	(8,474)	(649,439)	(476,580)	(1.53)
Effective Gross Income	$10,024,924	$9,844,168	$8,392,209	$5,768,054	$10,056,678	$32.21
Total Operating Expenses	$5,221,543	5,529,551	5,207,605	4,818,470	4,756,558	15.24
Net Operating Income	$4,803,381	$4,314,617	$3,184,604	$949,584	$5,300,121	$16.98
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	74,930	0.24
Net Cash Flow	$4,803,381	$4,314,617	$3,184,604	$949,584	$5,225,190	$16.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent based on contractual rents as of March 9, 2021 and rent steps through April 30, 2022.
(3)	Underwritten Contractual Credit Rent Steps is the present value of credit tenant contractual rent steps over lease term. Credit tenants include JPMorgan Chase and Northwell Health.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

■	Appraisal. According to the appraisal, the 1985 Marcus Property had an “as-is” appraised value of $75,000,000 as of February 12, 2021.

■	Environmental Matters. According to a Phase I environmental report dated July 1, 2020, there is a recognized environmental condition at the 1985 Marcus Property in connection with potential groundwater impacts including, among other things, volatile organic compounds (VOCs), from prior manufacturing operations at the 1985 Marcus Property and certain nearby properties. According to the Phase I environmental report, Lockheed Martin has been identified as the responsible party and the borrower has no obligations with respect to the recognized environmental condition other than to provide Lockheed Martin with access to the 1985 Marcus Property to perform any necessary monitoring and remediation. See “Description of the Mortgage Pool—Environmental Conditions” in the Preliminary Prospectus.

■	Market Overview and Competition. The 1985 Marcus Property is located in New Hyde Park, New York, within Nassau County. New Hyde Park lies within both the Town of Hempstead and the Town of North Hempstead. The village is in the western portion of the county, approximately three miles southwest of Mineola and 21 miles east of New York City.

According to the United States Department of Commerce’s Bureau of Economic Analysis, the New York metropolitan area had a $1.66 trillion gross metropolitan product, as of 2017. The regional area benefits from many industries, including finance, real estate, education, biotechnology, and manufacturing.

According to the appraisal, the average 2020 population within one, three, and five miles of the 1985 Marcus Property is 15,893, 211,494, and 598,331, respectively, and the average 2020 household income within one, three, and five miles of the subject property is $169,569, $148,036, and $136,430, respectively.

As of the first quarter of 2021 the Western Nassau submarket has a total office inventory of 13,483,561 SF with 1,072,775 SF vacant indicating a current vacancy rate of 8.0%. Based on the appraiser’s analysis of supply/demand trends and considering the 1985 Marcus Property’s actual performance, a general vacancy rate of 7.0% is concluded.

■	The Borrower. The borrower is 1985 Marcus RE LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1985 Marcus Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the 1985 Marcus Whole Loan is Abraham Grunhut.

■	Escrows. At loan origination, the borrower deposited (i) $3,422,871.80 into a reserve for certain unfunded obligations, such as unpaid tenant improvements, prepaid operating expenses, and free rent, (ii) $4,620 into a deferred maintenance reserve relating to, among other things, implementation of an asbestos operations and maintenance plan and the addition of certain van-accessible parking spaces, (iii) $374,559.10 into a tax reserve, and (iv) $3,000,000 into a tenant improvements and leasing commissions reserve.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $187,279.55).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 1985 Marcus Whole Loan documents.

Capital Expenditures Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $6,504.38.

TI/LC Reserve - On each due date, if and to the extent the amount contained therein is less than $1,170,787.50 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $32,521.88.

Critical Tenant Reserve – To the extent a 1985 Marcus Trigger Period occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the 1985 Marcus Whole Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant (as defined below) or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and the entirety of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing or substantially similar terms and is in occupancy of and operating in all or substantially all of its applicable space and paying full monthly rent and has provided an updated estoppel or (2) substantially all of the applicable leased premises are leased to one or more approved substitute leases; (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark or discontinues its operations in a material portion of its leased premises (excluding any temporary discontinuance of its operations), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its operations in its applicable space and is paying full monthly rent and has provided an updated estoppel or (2) substantially all of the applicable leased premises are leased to one or more approved substitute leases, or (iv) (a) commencing on the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under its lease beyond any applicable notice and cure period and (b) ending on the earlier of (1) the applicable event of default has been cured, in the reasonable discretion of the lender, and no events of default exist under the applicable Critical Tenant lease for a consecutive period of no less than three consecutive months or (2) the applicable Critical Tenant lease is terminated and substantially all of the applicable leased premises are leased to one or more approved substitute leases.

A “Critical Tenant” means (i) Integra MLTC, Inc., (ii) JPMorgan Chase, and (iii) any successor tenant under a lease that is expected to demise more than 30,000 SF.

■	Lockbox and Cash Management. The 1985 Marcus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 1985 Marcus Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 1985 Marcus Property and all other money received by the borrower or the property manager with respect to the 1985 Marcus Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no 1985 Marcus Trigger Period or event of default under the 1985 Marcus Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 1985 Marcus Trigger Period or event of default under the 1985 Marcus Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 1985 Marcus Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 1985 Marcus Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 1985 Marcus Whole Loan.

A “1985 Marcus Trigger Period” means each period commencing (a) when the debt yield (as calculated under the 1985 Marcus Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 6.75%, and ending when the debt yield (as calculated under the 1985 Marcus Whole Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 6.75%, (b) if the financial reports required under the 1985 Marcus Whole Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 1985 Marcus Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The 1985 Marcus Property is currently managed by CBRE, Inc. Under the related 1985 Marcus Whole Loan documents, the 1985 Marcus Property is required to be managed by CBRE, Inc. or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 1985 Marcus Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1985 Marcus Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1985 MARCUS

agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1985 Marcus Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2501 SEAPORT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Chester, Pennsylvania		Cut-off Date Balance	$34,000,000
Property Type	Office		Cut-off Date Balance per SF	$84.81
Size (SF)	400,890		Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 2/2/2021	79.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 2/2/2021	79.6%		Type of Security	Fee
Year Built / Latest Renovation	1919 / 2018		Mortgage Rate	3.81000%
Appraised Value	$61,800,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
			Borrower Sponsor	Jay Sugarman

Underwritten Revenues	$7,210,840
Underwritten Expenses	$3,427,854		Escrows
Underwritten Net Operating Income (NOI)	$3,782,986			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,047,159		Taxes	$300,378	$42,911
Cut-off Date LTV Ratio	55.0%		Insurance	$0	Springing
Maturity Date LTV Ratio	43.4%		Replacement Reserve	$0	$13,134
DSCR Based on Underwritten NOI / NCF	1.99x / 1.60x		TI/LC	$0	$41,759
Debt Yield Based on Underwritten NOI / NCF	11.1% / 9.0%		Other(1)	$1,146,420	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$12,952,461	38.1%
			Principal Equity Distribution	16,329,485	48.0
			Closing Costs	3,271,255	9.6
			Reserves	1,446,798	4.3
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Other Upfront reserves represent an unfunded obligations reserve (approximately $978,024), a deferred maintenance reserve ($104,813), and a Talen Energy reserve (approximately $63,583).

COVID-19 Update. As of March 22, 2021, the 2501 Seaport property is open and operational. During the coronavirus pandemic, the borrower sponsor executed rent deferment agreements with two tenants that represent 3.8% of net rentable area and 2.5% of underwritten base rent. February and March 2021 rent collections totaled 97.5%. As of March 22 2021, the 2501 Seaport mortgage loan is not subject to any modifications or forbearance requests. The 2501 Seaport mortgage loan has a first payment date of May 6, 2021.

The following table presents certain information relating to the major tenants at the 2501 Seaport property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Power Home Remodeling Group LLC	NR/NR/NR	180,720	45.1%	$3,849,867	58.5%	$21.30	12/31/2030	2, 5-year options
Keystone Sports & Entertainment LLC(4)	NR/NR/NR	36,418	9.1	583,753	8.9	16.03	8/31/2033	2, 5-year options(5)
Schenker, Inc.(6)	NR/NR/NR	20,240	5.0	445,280	6.8	22.00	10/31/2027	1, 5-year option
County of Delaware	NR/NR/NR	16,140	4.0	324,253	4.9	20.09	1/31/2026	1, 5-year option
SIG Combibloc, Inc.	NR/NR/NR	14,437	3.6	281,507	4.3	19.50	8/31/2022	1, 3-year option
DSV Air & Sea Inc.(7)	NR/NR/NR	9,735	2.4	243,375	3.7	25.00	2/29/2028	1, 5-year option
Covanta Energy LLC(8)	NR/NR/NR	7,760	1.9	184,300	2.8	23.75	10/31/2026	1, 5-year option
Agility Logistics Corp.	NR/NR/NR	5,850	1.5	140,400	2.1	24.00	8/31/2023	None
The Vertex Companies, Inc.	NR/NR/NR	5,530	1.4	129,955	2.0	23.50	5/15/2028	1, 5-year option
Mita Automotive Group, Inc.(9)	NR/NR/NR	8,698	2.2	121,460	1.8	13.96	6/30/2022	None
Ten Largest Owned Tenants		305,528	76.2%	$6,304,149	95.9%	$20.63
Remaining Owned Tenants		13,574	3.4	272,521	4.1	20.08
Vacant Spaces (Owned Space)		81,788	20.4	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		400,890	100.0%	$6,576,670	100.0%	$20.61

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Based on the underwritten rent roll dated February 2, 2021.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through March 1, 2022.
(4)	Keystone Sports & Entertainment LLC has 23,060 SF expiring on August 31, 2033 and 13,358 SF expiring on March 31, 2041.
(5)	Keystone Sports & Entertainment LLC has 2, 5-year options that are applicable to the 13,358 SF space.
(6)	Schenker, Inc. has the option to terminate its lease on October 31, 2025, provided that the tenant provides written notice to the landlord on or before November 1, 2024 and payment of a termination fee of $190,000.
(7)	DSV Air & Sea Inc. has a one-time option to terminate its lease on March 1, 2026 with nine months’ notice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2501 SEAPORT

(8)	Covanta Energy LLC has the option to terminate its lease on November 1, 2024, provided that the tenant provides notice by November 1, 2023 and payment of a termination fee equal to the landlord’s unamortized leasing costs.
(9)	Mita Automotive Group, Inc. has 2,493 SF expiring on August 31, 2021 and 6,205 SF expiring on June 30, 2022.

The following table presents certain information relating to the lease rollover schedule at the 2501 Seaport property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	484	0.1%	0.1%	$4,800	0.1%	$9.92	1
2021	2,493	0.6	0.7%	0	0.0	$0.00	1
2022	20,642	5.1	5.9%	402,967	6.1	$19.52	2
2023	9,163	2.3	8.2%	218,752	3.3	$23.87	2
2024	8,546	2.1	10.3%	160,440	2.4	$18.77	2
2025	0	0.0	10.3%	0	0.0	$0.00	0
2026	25,131	6.3	16.6%	537,481	8.2	$21.39	3
2027	20,240	5.0	21.6%	445,280	6.8	$22.00	1
2028	15,265	3.8	25.4%	373,330	5.7	$24.46	2
2029	0	0.0	25.4%	0	0.0	$0.00	0
2030	180,720	45.1	70.5%	3,849,867	58.5	$21.30	1
2031	0	0.0	70.5%	0	0.0	$0.00	0
2032 & Thereafter	36,418	9.1	79.6%	583,753	8.9	$16.03	2
Vacant	81,788	20.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	400,890	100.0%		$6,576,670	100.00%	$20.61	17

(1)	Based on the underwritten rent roll dated February 2, 2021.
(2)	Calculated based on the approximate square footage occupied by each owned tenant.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 1, 2022.

The following table presents certain information relating to historical occupancy at the 2501 Seaport property:

Historical Leased %(1)(2)

2018	2019	2020	As of 2/2/2021
65.1%	74.7%	75.7%	79.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated February 2, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2501 Seaport property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent	$5,133,662	$5,983,161	$4,982,815	$6,418,687	$16.01
Contractual Rent Steps(3)	0	0	0	157,983	0.39
Vacant Income	0	0	0	1,607,568	4.01
Reimbursements	179,304	266,315	208,741	97,818	0.24
Vacancy & Credit Loss	(447,770)	(513,764)	(261,875)	(1,607,568)	(4.01)
Other Income	596,146	658,535	1,195,932	536,352	1.34
Effective Gross Income	$5,461,342	$6,394,247	$6,125,613	$7,210,840	$17.99
Total Operating Expenses	3,087,542	3,374,945	2,838,929	3,427,854	8.55
Net Operating Income	$2,373,800	$3,019,302	$3,286,684	$3,782,986	$9.44
TI/LC	0	0	0	578,215	1.44
Capital Expenditures	0	0	0	157,612	0.39
Net Cash Flow	$2,373,800	$3,019,302	$3,286,684	$3,047,159	$7.60

(1)	Based on underwritten rent roll dated February 2, 2021.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Contractual Rent Steps include $157,983 underwritten for various tenants through March 1, 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

100 BRADLEY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Blauvelt, New York	Cut-off Date Balance	$32,500,000
Property Type	Self Storage	Cut-off Date Balance per SF	$243.36
Size (SF)(1)	133,545	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 1/19/2021(2)	83.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/19/2021(2)	83.7%	Type of Security	Fee
Year Built / Latest Renovation	1983, 2003 / 2017-2018	Mortgage Rate	3.69000%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24
Borrower Sponsor	Steven J. Guttman

Underwritten Revenues	$4,355,636
Underwritten Expenses	$1,251,342	Escrows
Underwritten Net Operating Income (NOI)	$3,104,295	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,089,330	Taxes	$240,642	$35,862
Cut-off Date LTV Ratio	63.7%	Insurance	$0	Springing
Maturity Date LTV Ratio	53.2%	Replacement Reserve	$0	$1,042
DSCR Based on Underwritten NOI / NCF	1.73x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.5%	Other(3)	$902,646	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$32,500,000	100.0%	Loan Payoff	$7,017,496	21.6%
Principal Equity Distribution	23,462,871	72.2
Upfront Reserves	1,143,288	3.5
Closing Costs	876,345	2.7
Total Sources	$32,500,000	100.0%	Total Uses	$32,500,000	100.0%

(1)	The Size (SF) represents the total SF of net rentable area. The 100 Bradley property consists of private art storage space measured on a SF basis (59,860) and managed art storage space measured on a cubic feet basis (474,352).
(2)	Occupancy represents the occupancy percentage for the private art storage space (measured in SF). The managed storage space is measured in cubic feet and as of the January 19, 2021 underwritten rent roll is 43.1% leased.
(3)	The Upfront Other Escrows consists of (i) $599,635 for a debt service reserve, (ii) $213,011 for a reserve for payments to reimburse a borrower affiliate for payments made by such affiliate under a profit sharing arrangement related to the transfer to the 100 Bradley property of art storage tenants from a Fortress art storage facility, and (iii) $90,000 for a reserve for repair of a transformer located on the property.
(4)	The borrower sponsor acquired a ground leasehold interest in the 100 Bradley property in 2016 pursuant to an approximately 99-year ground lease. Between 2017 and 2018, the borrower sponsor redeveloped the 100 Bradley property from industrial use to art storage use for a total cost of approximately $11.7 million. On December 23, 2020, the borrower sponsor purchased the fee interest in the 100 Bradley property for approximately $15.875 million. The 100 Bradley loan was used to refinance existing debt, fund upfront reserves, pay closing costs and recapitalize the sponsor.

COVID-19 Update. As of March 29, 2021, the 100 Bradley property is open and operational. One tenant (34,001 cubic feet.; 7.2% of managed storage NRA; 14.8% of managed storage UW Base Rent) requested and was granted rent relief from May through July 2020, but no discounts were given, and repayment was made in full from September to December 2020. According to the borrower sponsor, collections were 87.0% and 88.0% for February and March of 2021, respectively. Due to the unique nature of the managed art storage space, it takes two to three months for the statement to accurately reflect the accounts receivable balance. In December 2020 and January 2021, the collections rate averaged 95.0% once the account receivables were fully compiled. As of March 29, 2021, the 100 Bradley mortgage loan is not subject to any modification or forbearance requests.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

100 BRADLEY

The following table presents certain information relating to the unit mix at the 100 Bradley property:

Private Art Storage(1)
Total Sq. Ft.	Units	U/W Base Rent	% of Total U/W Base Rent	Leased SF	Leased Percentage	Avg. Rent PSF
59,860	74	$2,512,546	57.4%	50,090	83.7%	$50.16

Managed Art Storage(1)(2)(3)
Total Cubic Feet	Units	U/W Base Rent	% of Total U/W Base Rent	Leased Cubic Feet	Leased Percentage	Avg. Rent Per Cubic Foot
474,352	NAP	$1,862,641	42.6%	204,532	43.1%	$9.11

(1)	Based on the underwritten rent roll dated January 19, 2021.
(2)	Managed art storage units are measured and rented upon a per cubic foot basis.
(3)	The 100 Bradley property was designed to permit use by individual owners, artists, galleries and museums that can both store and showcase artwork. Museum clients use the facility to store and ship pieces back and forth. Galleries can set up private viewings and conduct business in New York, while artists can manage and show their own artwork to individual collectors and galleries. The property’s tenant composition is diversified and, in addition to galleries and museums, includes financial firms, fashion galleries and individuals.

The following table presents certain information relating to historical occupancy at the 100 Bradley property:

Historical Leased%(1)(2)

2017	2018	2019	As of 1/19/2021(3)
45.4%	68.2%	71.1%	83.7%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Occupancy represents the occupancy percentage for the private art storage space (measured in SF). The managed art storage space is measured in cubic feet and as of the January 19, 2021 underwritten rent roll is 43.1% leased.
(3)	Based on the underwritten rent roll dated January 19, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

100 BRADLEY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 Bradley property:

Cash Flow Analysis

	2017 (1)	2018 (1)	2019 (1)	TTM 11/30/2020(2)	Underwritten(2)	Underwritten $ per SF(3)
Base Rent - Private Storage	$318,158	$1,294,394	$1,833,904	$2,408,935	$2,512,546	$18.81
Base Rent - Managed Storage	174,214	777,847	1,270,323	1,707,645	1,862,641	13.95
Value of Vacant Space - Private Storage	1,678,070	1,052,879	993,493	852,086	490,063	3.67
Value of Vacant Space - Managed Storage	2,425,828	2,787,602	2,784,268	2,523,986	2,428,378	18.18
Gross Potential Rent	$4,596,270	$5,912,722	$6,881,988	$7,492,652	$7,293,627	$54.62

Viewing Room Income	$0	$10,600	$23,700	$17,600	$17,600	$0.13
Miscellaneous Income	2,506	0	0	0	0	0.00
Net Rental Income	$4,598,776	$5,923,322	$6,905,688	$7,510,252	$7,311,227	$54.75
Vacancy - Private Storage	(1,678,070)	(1,052,879)	(993,493)	(852,086)	(490,063)	(3.67)
Vacancy - Managed Storage	(2,425,828)	(2,787,602)	(2,784,268)	(2,523,986)	(2,428,378)	(18.18)
Abatements	(61,415)	(51,539)	(32,782)	(37,150)	(37,150)	(0.28)
Effective Gross Income	$433,463	$2,031,301	$3,095,145	$4,097,029	$4,355,636	$32.62

Real Estate Taxes	$355,068	$372,737	$383,322	$399,568	$410,277	$3.07
Insurance	63,298	66,226	62,300	65,360	65,360	0.49
Management Fee	144,900	165,250	187,792	234,799	261,338	1.96
Other Operating Expenses	728,332	1,021,811	1,347,948	1,276,642	514,366	3.85
Total Expenses	$1,291,598	$1,626,024	$1,981,361	$1,976,370	$1,251,342	$9.37

Net Operating Income	($858,135)	$405,278	$1,113,784	$2,120,660	$3,104,295	$23.25
Capital Expenditures	0	0	0	0	14,965	0.11
Net Cash Flow	($858,135)	$405,278	$1,113,784	$2,120,660	$3,089,330	$23.13

(1)	The 100 Bradley property was redeveloped between 2017 and 2018 and in a period of lease up stabilization.
(2)	Underwritten Net Operating Income is higher than the TTM 11/30/2020 Net Operating Income due to additional lease up and stabilization of the 100 Bradley property. Since November 2019, approximately 28 leases totaling 11,395 SF (approximately 19.0% of private NRA) have been signed for rents between $36.58 PSF and $90.49 PSF, compared to when the 100 Bradley property first began lease up at $39.05 PSF in March 2017. In addition, the borrower initially had a ground leasehold interest in the 100 Bradley property, but purchased the fee interest as part of a 1031 exchange in December 2020. As of the trailing 12-month period ending on November 30, 2020, the ground lease expense was $762,275.
(3)	Underwritten $ per SF calculations are based on 133,545 SF of net rentable area.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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618 BUSHWICK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JPMCB
Location (City/State)	Brooklyn, New York		Cut-off Date Balance		$30,000,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$303,030.30
Size (Units)	99		Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 3/9/2021	93.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 3/9/2021	93.9%		Type of Security		Fee
Year Built / Latest Renovation	1968 / 2017		Mortgage Rate		4.00400%
Appraised Value	$51,400,000		Original Term to Maturity (Months)		84
Appraisal Date	12/9/2020		Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)	84
			Borrower Sponsors	Cayuga Capital Management LLC
				and Wildenstein & Co
Underwritten Revenues	$2,844,830
Underwritten Expenses	$608,803		Escrows
Underwritten Net Operating Income (NOI)	$2,236,027			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,211,277		Taxes	$27,390	$6,847
Cut-off Date LTV Ratio	58.4%		Insurance	$6,784	$6,784
Maturity Date LTV Ratio	58.4%		Replacement Reserve	$2,063	$2,063
DSCR Based on Underwritten NOI / NCF	1.84x / 1.82x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.5% / 7.4%		Other(1)	$15,000	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$25,551,553(2)	85.2%
			Closing Costs	2,695,998	9.0
			Upfront Reserves	51,237	0.2
			Principal Equity Distribution	1,701,212	5.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	Other Upfront escrows represents a $15,000 Municipal Violations Reserve deposited by the borrower at loan origination in connection with certain municipal code violations as noted by New York City Department of Building, Housing Preservation and Development, and Environmental Control Board for which the aggregate estimated cost of curing already assessed penalties for certain violations is $15,000. This reserve only covers the penalties already assessed at closing, but not any additional costs. The borrower is required to cure the open municipal violations within one year following the loan origination date.

(2)	The existing debt is with J.P. Morgan Commercial Bank.

COVID-19 Update. As of April 1, 2021, the 618 Bushwick property is open and operational. According to the loan sponsor, collections were 100.0% and 97.0% for February and March of 2021, respectively. As of April 1, 2021, the 618 Bushwick mortgage loan is not subject to any modification or forbearance requests.

The following tables presents certain information relating to the units and rent at the 618 Bushwick property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
1 Bedroom/1 Bath	47	47.5%	42	89.4%	575	$2,379
2 Bedroom/1 Bath	37	37.4%	37	100.0%	651	$2,903
1 Bedroom/1.5 Bath	6	6.1%	5	83.3%	731	$2,645
2 Bedroom/1.5 Bath	2	2.0%	2	100.0%	887	$3,022
Studio	7	7.1%	7	100.0%	501	$2,189
Total / Wtd. Avg.	99	100.0%	93	93.9%	614	$2,601

(1)	Based on the underwritten rent roll dated March 9, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

618 BUSHWICK

Multifamily Unit Mix Breakdown(1)

Market Rate					Affordable
Unit Type	Units	Monthly Avg.	Annual	Average SF	Units	Monthly Avg.	Annual	Average SF
1 Bedroom/1 Bath	31	$2,574	$957,396	574	16	$2,141	$411,048	575
2 Bedroom/1 Bath	25	$3,143	$943,020	667	12	$2,596	$373,824	617
1 Bedroom/1.5 Bath	6	$2,737	$197,088	731	0	$0	$0	0
2 Bedroom/1.5 Bath	2	$3,022	$72,528	887	0	$0	$0	0
Studio	5	$2,228	$133,692	507	2	$2,092	$50,196	486
Total / Wtd. Avg.	69	$2,782	$2,303,724	626	30	$2,320	$835,068	586

(1)	Based on the borrower rent roll dated March 9, 2021.

The following table presents certain information relating to historical leasing at the 618 Bushwick property:

Historical Leased %(1)(2)

2019	2020	As of 3/9/2021(2)
71.7%	94.4%	93.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated March 9, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the 618 Bushwick property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	Underwritten	Underwritten $ per Unit
Residential Income	$2,466,725	$2,868,352	$2,889,983	$2,902,752	$29,320.73
Vacant Income	0	0	0	198,000	2,000.00
Gross Potential Rent	$2,466,725	$2,868,352	$2,889,983	$3,100,752	$31,320.73

Total Reimbursements	0	0	0	0	0
Net Rental Income	$2,466,725	$2,868,352	$2,889,983	$3,100,752	$31,320.73
Vacancy	0	0	0	(198,000)	(2,000.00)
Credit Loss	0	(3,299)	(3,299)	0	0
Concessions	(192,633)	(144,579)	(140,877)	(121,209)	(1,224.34)
Other Income	75,669	70,563	63,287	63,287	639.26
Effective Gross Income	$2,349,761	$2,791,037	$2,809,094	$2,844,830	$28,735.65

Total Expenses	627,145	600,206	612,250	608,803	6,149.53
Net Operating Income	$1,722,616	$2,190,831	$2,196,843	$2,236,027	$22,586.13
Replacement Reserves	10,692	6,298	5,983	24,750	250.00
Net Cash Flow	$1,711,924	$2,184,533	$2,190,860	$2,211,277	$22,336.13

(1)	Based on the underwritten rent roll dated March 9, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

618 BUSHWICK

The following table presents certain information relating to the primary competition for the 618 Bushwick property:

Directly Competitive Buildings(1)(2)

	618 Bushwick(3)	16 Charles Place	557 Hart Street	150 Union Avenue	The Stanwix	Denizen Y & Denizen X
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built / Latest Renovation	1968/2017	2017	2017	2015	2019	2019
Number of units	99	39	18	96	95	909
Occupancy	93.9%	87%	78%	96%	97%	95%
Unit size (SF):
Studio	501	500	475	485	535	400
Bedroom/1 Bath	575	NAP	NAP	538	505	NAP
1 Bedroom/1.5 Bath	731	NAP	NAP	538	NAP	NAP
2 Bedroom/1 Bath	651	NAP	NAP	754	575	NAP
2 Bedroom/1.5 Bath	887	NAP	NAP	754	NAP	NAP
Rent per month:
Studio	$2,189	$2,350	$2,200	$2,510	$2,300	$2,450
1 Bedroom/1 Bath	$2,379	NAP	NAP	$2,945	$2,400	NAP
1 Bedroom/1.5 Bath	$2,645	NAP	NAP	$2,945	NAP	NAP
2 Bedroom/1 Bath	$2,903	NAP	NAP	$3,480	$3,125	NAP
2 Bedroom/1.5 Bath	$3,022	NAP	NAP	$3,480	NAP	NAP

	Castle Braid Apartments	169 Graham Avenue	The Milo	1329 Myrtle Avenue	338 Melrose Street	889 Bushwick Avenue
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built / Latest Renovation	2006	2017	2019	1910/2017	1931/2013	2018
Number of units	144	27	37	15	6	55
Occupancy	99%	100%	95%	87%	67%	87%
Unit size (SF):
Studio	NAP	NAP	NAP	NAP	NAP	NAP
1 Bedroom/1 Bath	800	582	650	NAP	NAP	NAP
1 Bedroom/1.5 Bath	900	582	NAP	615	NAP	625
2 Bedroom/1 Bath	1,000	733	820	NAP	NAP	NAP
2 Bedroom/1.5 Bath	1,000	733	NAP	725	875	NAP
Rent per month:
Studio	NAP	NAP	NAP	NAP	NAP	NAP
1 Bedroom/1 Bath	$2,400	$2,950	$2,750	NAP	NAP	NAP
1 Bedroom/1.5 Bath	$2,600	$2,950	NAP	$2,540	NAP	$2,650
2 Bedroom/1 Bath	$2,500	$3,400	$3,495	NAP	NAP	NAP
2 Bedroom/1.5 Bath	$3,000	$3,400	NAP	$3,000	$3,200	NAP

(1)	Source: Appraisal.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The Number of units, Occupancy, Unit Size (SF) and Rent per month figures for the subject property are based off of the underwritten rent roll dated March 9, 2021.

Unit Rent Conclusions(1)

Unit Type	Appraisal Conclusion
Studio – Market Rate	$2,400

1 Bedroom/1 Bath – Market Rate	$2,700

1 Bedroom/1.5 Bath – Market Rate	$3,000

2 Bedroom/1 Bath – Market Rate	$3,200

2 Bedroom/1.5 Bath – Market Rate	$3,500

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON CAMPBELLSVILLE FULFILLMENT CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Campbellsville, Kentucky		Cut-off Date Balance		$29,250,000
Property Type	Industrial		Cut-off Date Balance per SF		$40.23
Size (SF)	727,000		Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 4/6/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/6/2021	100.0%		Type of Security		Fee
Year Built / Latest Renovation	1994 / 1999, 2015		Mortgage Rate		3.78000%
Appraised Value	$48,700,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsor	Edmund C. Wideman III, Matthew M. Wideman and Christopher D. Wideman
Underwritten Revenues	$3,161,168
Underwritten Expenses	$658,226		Escrows
Underwritten Net Operating Income (NOI)	$2,502,942			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,381,718		Taxes	$0	Springing
Cut-off Date LTV Ratio	60.1%		Insurance	$0	Springing
Maturity Date LTV Ratio	60.1%		Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.23x / 2.12x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.1%		Other(1)	$928,610	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$29,250,000	62.1%	Purchase Price	$45,000,000	95.5%
Principal’s New Cash Contribution	16,136,381	34.3	Origination Costs	1,166,376	2.5
Other Sources	1,708,605	3.6	Reserves	928,610	2.0

Total Sources	$47,094,986	100.0%	Total Uses	$47,094,986	100.0%

(1)	Other Upfront Reserves consist of (i) a $565,110 debt service reserve and (ii) $363,500 for an unfunded obligations reserves.

COVID-19 Update. As of April 6, 2021, the Amazon Campbellsville Fulfillment Center property is open and operational. The tenant is current on rent through March 2021 and has not requested any rent deferments or lease modifications. As of April 6, 2021, Amazon Campbellsville Fulfillment Center mortgage loan is not subject to any modification or forbearance requests. The first payment date of the Amazon Campbellsville Fulfillment Center mortgage loan is May 6, 2021.

The following table presents certain information relating to the sole tenant at the Amazon Campbellsville Fulfillment Center property:

Largest Tenant Based on Underwritten Base Rent

Office Tenant Names	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Amazon.com Services LLC	A+ / A2 / AA-	727,000	100.0%	$2,613,785	100.0%	$3.60	1/31/2032	2, 5-year options
Total / Wtd. Avg. All Office Tenants		727,000	100.0%	$2,613,785	100.0%	$3.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent per SF is based on the rent roll with average annual rent escalations for the remaining lease term.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON CAMPBELLSVILLE FULFILLMENT CENTER

The following table presents certain information relating to the lease rollover schedule at Amazon Campbellsville Fulfillment Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	727,000	100.0	100.0%	2,613,785	100.0	$3.60	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	727,000	100.0%		$2,613,785	100.0%	$3.60	1

(1)	Calculated based on the approximate square footage occupied by the collateral tenant.

(2)	UW Base Rent, % of Total Base Rent and UW Base Rent $ per SF is based on the rent roll with average annual rent escalations for the remaining lease term.

The following table presents certain information relating to historical leasing at Amazon Campbellsville Fulfillment Center property:

Historical Leased %(1)

2018	2019	2020	As of 4/6/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated April 6, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Amazon Campbellsville Fulfillment Center property:

Cash Flow Analysis(1)

	2018	2019	2020	Underwritten	Underwritten $ per SF
In-Place Base Rent	$2,391,952	$2,451,750	$2,513,044	$2,362,750	$3.25
Contractual Rent Steps	0	0	0	251,035	0.35
Vacant Income	0	0	0	0	0.00
Reimbursements	350,385	363,229	354,576	620,147	0.85
Vacancy & Credit Loss	0	0	0	(72,763)	(0.10)
Other Income	0	0	0	0	0.00
Effective Gross Income	$2,742,336	$2,814,979	$2,867,620	$3,161,168	$4.35

Real Estate Taxes	$267,288	$266,183	$262,753	$472,955	$0.65
Insurance	23,097	27,161	31,823	81,710	0.11
Utilities	0	0	0	0	0.00
Management Fee	0	0	0	94,835	0.13
Other Operating Expenses	37,956	1,711	8,727	8,727	0.01
Total Operating Expenses	$328,341	$295,054	$303,303	$658,226	$0.91

Net Operating Income	$2,413,995	$2,519,925	$2,564,317	$2,502,942	$3.44
Replacement Reserves	0	0	0	72,700	0.10
TI/LC	0	0	0	48,524	0.07
Net Cash Flow	$2,413,995	$2,519,925	$2,564,317	$2,381,718	$3.28

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30 HUDSON YARDS 67

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JPMCB
Location (City/State)	New York, New York		Cut-off Date Balance(3)		$26,000,000
Property Type	Office		Cut-off Date Balance per SF(2)		$1,579.39
Size (SF)	44,954		Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 4/7/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/7/2021	100.0%		Type of Security(4)		Fee
Year Built / Latest Renovation	2019 / NAP		Mortgage Rate		3.37100%
Appraised Value(1)	$110,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsor	Massa Nova GmbH
Underwritten Revenues	$6,405,945
Underwritten Expenses	$1,700,425		Escrows
Underwritten Net Operating Income (NOI)	$4,705,520			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,651,575		Taxes	$143,650	$47,883
Cut-off Date LTV Ratio(1)	64.5%		Insurance	$97,653	$7,512
Maturity Date LTV Ratio(1)	64.5%		Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.92x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.6% / 6.6%		Other(5)	$4,868,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$71,000,000	99.8%	Loan Payoff	$64,753,928	91.0%
Principal’s New Cash Contribution	131,104	0.2	Reserves	5,109,895	7.2
			Origination Costs	1,267,282	1.8
Total Sources	$71,131,104	100.0%	Total Uses	$71,131,104	100.0%

(1)	Based on the “Hypothetical Value: Escrow Tenant Improvements” as of February 1, 2021, which assumes that the outstanding tenant improvement costs of $4,799,293 associated with the existing lease will be placed into an escrow account. The appraiser also concluded an “As-Is” appraised value of $105,000,000 as of February 1, 2021, which results in a Cut-off Date LTV and Maturity Date LTV of 67.6% based on the 30 Hudson Yards 67 Whole Loan (as defined below).

(2)	Calculated based on the aggregate outstanding balance of the 30 Hudson Yards 67 Whole Loan.

(3)	The Cut-off Date Balance of $26,000,000 represents the non-controlling note A-2, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $71,000,000 (the “30 Hudson Yards 67 Whole Loan”). The 30 Hudson Yards 67 Whole Loan also consists of controlling Note A-1 with an original principal balance of $45,000,000 which was contributed to the Benchmark 2021-B24 securitization transaction.

(4)	The 30 Hudson Yards 67 property is comprised of the fee interest in a condominium unit consisting of the 67th floor of the 30 Hudson Yards office tower. To obtain the New York City real estate tax exemption and the payment-in-lieu of taxes (“PILOT”) benefits, the borrower has leased the 30 Hudson Yards 67 property to the NYC Industrial Development Agency, which then subleased the 30 Hudson Yards 67 property back to the borrower pursuant to an agency lease (the “Agency Lease”). The borrower has additionally pledged its leasehold interest under the Agency Lease in connection with the 30 Hudson Yards 67 Whole Loan.

(5)	Other Upfront Escrows consist of $4,799,293 for outstanding tenant improvements and leasing commissions and $69,299 for a condominium reserve.

■	COVID-19 Update. As of April 1, 2021, the 30 Hudson Yards 67 property is open and operational. However, Facebook (the subtenant) is currently completing build-out of its space. Related Companies, L.P. (“Related”) (the prime tenant) commenced paying rent in January 2021 and has not requested any lease modifications. As of April 1, 2021, the 30 Hudson Yards 67 Whole Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the 30 Hudson Yards 67 Whole Loan. The relationship between the holders of the 30 Hudson Yards 67 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2021-B24	Yes
A-2	26,000,000	26,000,000	Benchmark 2021-B25	No
Total	$71,000,000	$71,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30 HUDSON YARDS 67

The following table presents certain information relating to the largest tenant based on Underwritten Base Rent at the 30 Hudson Yards 67 property:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Related(2)	NR / NR / NR	44,954	100.0%	$6,743,100	100.0%	$150.00	2/28/2039	(3)
Total / Wtd. Avg.		44,954	100.0%	$6,743,100	100.0%	$150.00

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	Related is the parent entity of the tenant, 50 HY Master Tenant LLC, and also the guarantor under the lease. The tenant subleases the entirety of its space to Facebook through June 2024 at an in-place rent of $150.00 per square foot. The Facebook sublease is structured with up to 20 years in renewal options. Facebook’s in place rent under the sublease agreement mirrors that of the Related prime lease; however, in the event that a sublease renewal should result in a higher rent than that provided for under the Related lease (except with respect to the Facebook sublease), the loan sponsor would share in one-third of the excess rent. Facebook has taken possession of its space at the 30 Hudson Yards 67 property and is currently building out its space. Within the larger 30 Hudson Yards office tower, the Facebook leased space on floors 66 through 71 will be interconnected by an existing internal staircase. Any permitted alterations to the staircase and any required removal of such alterations will be at the sole cost of the tenant.

(3)	Related has the option to renew the lease for consecutive periods of five or ten years provided, among other conditions, the aggregate of all renewal terms in any combination of such five or ten year renewal terms does not exceed a total of 20 years from the expiration of the initial term.

The following table presents certain information relating to the lease rollover schedule at 30 Hudson Yards 67 property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending, December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024(2)	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	44,954	100.0	100.0%	6,743,100	100.0	$150.00	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	44,954	100.0%		$6,743,100	100.0%	$150.00	1

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	The Facebook sublease expires in June 2024.

The following table presents certain information relating to historical leasing at the 30 Hudson Yards 67 property:

Historical Leased %(1)

2018	2019	2020	As of 4/7/2021(2)
NAV	100.0%	100.0%	100.0%

(1)	2018 occupancy is not available, as the 30 Hudson Yards development (including the 30 Hudson Yards 67 property) was recently completed in 2019.

(2)	Based on the underwritten rent roll dated April 7, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30 HUDSON YARDS 67

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at 30 Hudson Yards 67 property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
In-Place Base Rent	$6,743,100	$150.00
Vacant Income	0	0.00
Vacancy & Credit Loss	(337,155)	(7.50)
Effective Gross Income	$6,405,945	$142.50

Real Estate Taxes	$543,656	12.09
Insurance	125,000	2.78
Management Fee	192,178	4.28
Other Operating Expenses	839,591	18.68
Total Operating Expenses	$1,700,425	$37.83

Net Operating Income	$4,705,520	$104.67
Replacement Reserves	8,991	0.20
TI/LC	44,954	1.00
Net Cash Flow	$4,651,575	$103.47

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	Historical cash flow information is not available because the Mortgaged Property was recently constructed and is leased to a single tenant under a triple net lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.